                                  EXHIBIT 99.3

                              AMENDED AND RESTATED
                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                              ADUROMED CORPORATION,

                             GENERAL DEVICES, INC.,

                                       AND

                       THE PURCHASERS NAMED IN EXHIBIT A-I

                          DATED AS OF JANUARY 23, 2006

               AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

          This Amended and Restated Securities Purchase Agreement (the "Amended
and Restated Purchase Agreement"), dated as of January 23, 2006, is entered into by and among Aduromed Corporation, a Delaware corporation ("Aduromed"), General
Devices, Inc., Delaware corporation ("GDI"), and the persons listed on Exhibit
A-I hereto (the "Purchasers").

                                    RECITALS

          WHEREAS, Aduromed and the Purchasers have heretofore entered into that certain Securities Purchase Agreement, dated as of September 30, 2005 (the
"Original Purchase Agreement"), pursuant to which Aduromed (a) at the First
Closing, issued to the Purchasers (i) certain shares of its Series A Preferred
Stock, $.01 par value per share (the "Aduromed Series A Preferred"), and (ii)
certain warrants (the "First Closing Aduromed Warrants") to purchase shares of
Aduromed's Common Stock, $.01 par value per share (the "Aduromed Common Stock"), and (ii) agreed to issue to the Purchasers, at the Second Closing (as contemplated by the Original Purchase Agreement), certain shares of its Series B
Preferred Stock, $.01 par value per share (the "Aduromed Series B Preferred")
and certain warrants (the "Second Closing Aduromed Warrants") to purchase shares of Aduromed's Common Stock, in each case, upon the satisfaction of certain conditions to such issuance described therein;

          WHEREAS, subsequent to the consummation of the First Closing but prior to the consummation of the Second Closing (as contemplated by the Original
Purchase Agreement), Aduromed entered into that certain Amended and Restated
Agreement and Plan of Merger, dated as of January 23, 2006 (the "Merger
Agreement"), by and among Aduromed, GDI, GD MergerSub, Inc., a Delaware corporation, and GD MergerSub II, Inc. ("MergerSub"), a Delaware corporation, pursuant to MergerSub shall merge with and into Aduromed (the "Merger"), with
Aduromed as the surviving entity of the Merger (the "Surviving Entity", and together with Aduromed, GDI and MergerSub, each a "Company" and collectively, the "Companies");

          WHEREAS, pursuant to the terms of the Merger Agreement, upon the consummation of the Merger (i) each outstanding share of Aduromed's Common
Stock, $.01 par value per share (the "Aduromed Common Stock"), will be converted into 1.795 shares of GDI's Common Stock, $.0001 par value per share (the "GDI
Common Stock"), (ii) each outstanding share of Aduromed Series A Preferred will be converted into 1.795 shares of GDI's Series A Preferred Stock, $.0001 par value per share (the "GDI Series A Preferred"), which shares of GDI Series A
Preferred shall have the designations and powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, as set forth in the Certificate of
Designation attached hereto as Exhibit K (the "GDI Series A Certificate of
Designations"), (iii) each outstanding First Closing Aduromed Warrant will be converted in warrants (the "First Closing GDI Warrants") to purchase such number of shares of GDI Common Stock equal to (A) 1.795, times, (B) the number of shares of Aduromed Common Stock issuable upon exercise of the First Closing
Aduromed Warrants, and (iv) all outstanding shares of MergerSub's Common Stock,
$.01 par value per share (the "MergerSub Common Stock"), will be converted into
100 shares of Aduromed Common Stock such that the Surviving Entity will become a wholly-owned subsidiary of GDI;

          WHEREAS, as a result of the structure of the Merger, the parties hereto have agreed to amend and restate the terms of the Original Purchase
Agreement to provide that (a) in lieu of the issuance by Aduromed to the
Purchasers of Aduromed Series B Preferred at the Second Closing (as contemplated by the Original Purchase Agreement), GDI shall issue to the Purchasers at the
Second Closing (as contemplated herein), upon the terms and conditions set forth herein, certain shares of GDI's Series B Preferred Stock, $.0001 par value per share (the "GDI Series B Preferred"), which shares of GDI Series B Preferred shall have the designations and powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, as set forth in the Certificate of Designation attached hereto as Exhibit L (the "GDI Series B Certificate of Designations"), and (b) in
lieu of the issuance by Aduromed to the Purchasers of Second Closing Aduromed
Warrants at the Second Closing (as contemplated by the Original Purchase
Agreement), GDI shall issue to the Purchasers at the Second Closing (as contemplated herein), warrants (the "Second Closing GDI Warrants") to purchase certain shares of GDI Common Stock, in each case, upon the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and other good and valuable consideration, the receipt of which is acknowledged, the parties hereto hereby agree that the Original Purchase
Agreement be, and hereby is, amended and restated in its entirety as herein set forth:

     1. Authorization, Sale and Exchange.

          1.1 Authorization.

               (a) Authorization of Aduromed Series A Preferred. As of the date of the Original Purchase Agreement, Aduromed has duly authorized the sale and issuance, pursuant to the terms of the Original Purchase
          Agreement, of 3,489,527 shares of Aduromed Series A Preferred, having the designations and powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, as set forth in the Certificate of
          Designation attached hereto as Exhibit B (the "Aduromed Series A
          Certificate of Designations").

               (b) Authorization of First Closing Aduromed Warrants. As of the
          date of the Original Purchase Agreement, Aduromed has duly authorized the sale and delivery, pursuant to the terms of the Original Purchase
          Agreement, of First Closing Aduromed Warrants to purchase 3,489,527 shares (the "First Closing Aduromed Warrant Shares") of Aduromed
          Common Stock, each substantially in the form attached hereto as
          Exhibit C.

               (c) Authorization of GDI Series A Preferred. As of the date of this Amended and Restated Purchase Agreement, GDI has duly authorized the issuance to the Purchasers, pursuant to the terms of the Merger
          Agreement, of 6,263,702 shares of GDI Series A Preferred, having the designations and powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, as set forth in the GDI Series A Certificate of Designations.

                                        2

               (d) Authorization of First Closing GDI Warrants. As of the date of this Amended and Restated Purchase Agreement, GDI has duly authorized the issuance and delivery to the Purchasers, pursuant to the terms of the Merger Agreement, of First Closing GDI Warrants to
          purchase 6,263,700.97 shares of GDI Common Stock (the "First Closing
          GDI Warrant Shares"), each substantially in the form attached hereto as Exhibit M.

               (e) Authorization of GDI Series B Preferred. GDI will take all action necessary to authorize, prior to the occurrence of the Second
          Closing, the sale and issuance, pursuant to the terms of this Amended and Restated Purchase Agreement, of 15,780,160 shares of GDI Series B
          Preferred Stock, having the designations and powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, as set forth in the GDI Series B Certificate of Designation.

               (f) Authorization of Second Closing GDI Warrants. GDI will take all action necessary to authorize, prior to the occurrence of the
          Second Closing, the sale and delivery, pursuant to the terms of this
          Amended and Restated Purchase Agreement, of warrants to purchase
          15,780,160 shares (the "Second Closing GDI Warrant Shares" and together with the First Closing GDI Warrant Shares, the "GDI Warrant
          Shares") of GDI Common Stock, each substantially in the form attached hereto as Exhibit E (the "Second Closing GDI Warrants" and together with the First Closing GDI Warrants, the "GDI Warrants").

          1.2 Sale of Preferred Stock and Warrants.

               (a) First Closing. Subject to the terms and conditions of the
          Original Purchase Agreement, at the First Closing (as defined in
          Section 2) Aduromed will sell and deliver to each of the Purchasers, and each Purchaser will severally (and not jointly) purchase:

                    (i) such number of shares of Aduromed Series A Preferred set forth opposite such Purchaser's name under the heading "Aduromed
               Series A Preferred Shares" on Exhibit A-I, and

                    (ii) a First Closing Aduromed Warrant to initially purchase such number of First Closing Aduromed Warrant Shares set forth opposite such Purchaser's name under the heading "First Closing
               Aduromed Warrants" on Exhibit A-I, which shall be equal to the number of shares of Aduromed Series A Preferred being purchased by such Purchaser at the First Closing,

          for an aggregate purchase price set forth opposite such Purchaser's name under the heading "First Closing Purchase Price" on Exhibit A-I
          (such Purchaser's "First Closing Purchase Price"), which aggregate
          First Closing Purchase Price for such Purchaser shall equal the product of (x) $0.57, times (y) the number of shares of Aduromed
          Series A Preferred being purchased by such Purchaser at the First
          Closing.

                                        3

               (b) Merger Closing. Subject to the terms and conditions of the
          Merger Agreement, at the closing of the Merger, GDI will issue and deliver to each of the Purchasers, in accordance with the Merger
          Agreement:

                    (i) such number of shares of GDI Series A Preferred set
               forth opposite such Purchaser's name under the heading "GDI
               Series A Preferred Shares" on Exhibit A-I, and

                    (ii) a First Closing GDI Warrant to initially purchase such number of First Closing GDI Warrant Shares set forth opposite such Purchaser's name under the heading "First Closing GDI
               Warrants" on Exhibit A-I, which shall be equal to the number of shares of GDI Series A Preferred being issued to such Purchaser in connection with the Merger.

               (c) Second Closing. Subject to the terms and conditions of this
          Amended and Restated Purchase Agreement, at the Second Closing (as
          defined in Section 2), if such Second Closing shall occur in accordance with this Amended and Restated Purchase Agreement, GDI will sell and deliver to each of the Purchasers, and each Purchaser will severally (and not jointly) purchase:

                    (i) such number of shares of GDI Series B Preferred set
               forth opposite such Purchaser's name under the heading "GDI
               Series B Preferred Shares" on Exhibit A-II, and

                    (ii) a Second Closing GDI Warrant to initially purchase such number of Second Closing GDI Warrant Shares set forth opposite such Purchaser's name under the heading "Second Closing GDI
               Warrants" on Exhibit A-II, which shall be equal to the number of shares of GDI Series B Preferred being purchased by such
               Purchaser at the Second Closing,

          for an aggregate purchase price set forth opposite such Purchaser's name under the heading "Second Closing Purchase Price" on Exhibit A-II
          (such Purchaser's "Second Closing Purchase Price").

          1.3 Use of Proceeds. Aduromed, GDI and the Surviving Entity will use the proceeds from the sale of the Aduromed Series A Preferred, the First Closing
Aduromed Warrants, the GDI Series B Preferred and the Second Closing GDI
Warrants sold under the Original Purchaser Agreement and this Amended and
Restated Purchase Agreement for the purposes set forth on Schedule 1.3 attached hereto.

          1.4 Separate Agreements. Aduromed's and GDI's agreement with each of the Purchasers is a separate agreement, and the sale of the Aduromed Series A
Preferred, the First Closing Aduromed Warrants, the GDI Series B Preferred and
the Second Closing GDI Warrants to each of the Purchasers is a separate sale.

     2. The Closings.

                                        4

          2.1 The First Closing. The first closing (the "First Closing") of the sale and purchase of Aduromed Series A Preferred and First Closing Aduromed
Warrants under the Original Purchase Agreement shall take place at the offices of Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, New York 10019, or at
such other place as is mutually agreeable to Aduromed and the Purchasers. At the
First Closing, Aduromed shall deliver to each Purchaser (a) certificates representing shares of Aduromed Series A Preferred in an amount calculated in accordance with Section 1.2(a) and (b) First Closing Aduromed Warrants to
purchase First Closing Aduromed Warrant Shares in an amount calculated in accordance with Section 1.2(a), in each case, registered in the name of each such Purchaser, against payment to Aduromed of the First Closing Purchase Price therefor, by wire transfer, Federal Reserve Bank Check, or other method acceptable to Aduromed. The First Closing occurred on September 1, 2005 (the
"First Closing Date").

          2.2 The Merger Closing. At the closing of the Merger in accordance with the Merger Agreement, GDI shall deliver to each Purchaser (a) certificates representing shares of GDI Series A Preferred to be issued to the Purchasers pursuant to the Merger Agreement, which shall be in an amount calculated in accordance with Section 5 of the Merger Agreement and Section 1.2(b) hereof and
(b) First Closing GDI Warrants to purchase First Closing GDI Warrant Shares in an amount calculated in accordance with Section 8 of the Merger Agreement and
Section 1.2(b) hereof, in each case, registered in the name of each such
Purchaser.

          2.3 The Second Closing. The second closing (the "Second Closing" and together with the First Closing, the "Closings"), if any, of the sale and purchase of GDI Series B Preferred and Second Closing GDI Warrants under Amended and Restated Purchase Agreement shall take place at the offices of Mayer, Brown,
Rowe & Maw LLP, 1675 Broadway, New York, New York 10019, or at such other place as is mutually agreeable to GDI, Aduromed and the Purchasers. At the Second
Closing, GDI shall deliver to the Purchasers (a) certificates representing shares of GDI Series B Preferred in an amount calculated in accordance with
Section 1.2(c) and (b) Second Closing GDI Warrants to purchase Second Closing
GDI Warrant Shares in an amount calculated in accordance with Section 1.2(c), in each case, registered in the name of such Purchasers, against payment to GDI of the Second Closing Purchase Price therefor, by wire transfer, Federal Reserve
Bank Check, or other method acceptable to GDI. Subject to the satisfaction or waiver of each of the conditions set forth in Section 6.2, the Second Closing shall occur immediately following the closing of the Merger in accordance with the Merger Agreement or on such other date as is mutually agreeable to GDI,
Aduromed and the Purchasers (the "Second Closing Date" and together with the
First Closing Date, the "Closing Dates").

     3. First Closing Representations of Aduromed. For the purposes of this
Amended and Restated Purchase Agreement, the phrase "to Aduromed's knowledge"
shall include facts, events or circumstances that are actually known by, or should have reasonably been known (after reasonable investigation) by, the Chief
Executive Officer or Chief Financial Officer of Aduromed. Except as disclosed by
Aduromed in the First Closing Disclosure Schedule attached as Exhibit F hereto
(the "First Closing Disclosure Schedule"), which First Closing Disclosure
Schedule makes explicit reference to the particular representation or warranty as to which exception is taken (provided, that matters disclosed in any particular part of the First Disclosure Schedule shall be deemed to have been disclosed in the other parts of the First Disclosure Schedule regardless of whether a specific cross reference is made provided the relevance of the

                                        5

disclosed information with respect to such other parts would be reasonably apparent, to a person experienced in corporate dealings of the nature encompassed by the Original Purchase Agreement and the First Closing Related
Agreements, from the information disclosed), which exceptions shall be deemed to be part of the representations and warranties made hereunder, Aduromed hereby represents and warrants, as of the date of the Original Purchase Agreement and as of the First Closing Date to the Purchasers as follows:

          3.1 Organization and Corporate Power. Aduromed and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has full power and authority to own its properties and to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform the Original Purchase Agreement and the First Closing Related Agreements (as
defined in Section 3.6 below), to carry out the transactions contemplated by the
Original Purchase Agreement and the First Closing Related Agreements and to (a)
issue, sell and deliver the shares of Aduromed Series A Preferred to be sold and delivered to the Purchasers at the First Closing, (b) sell and deliver the First
Closing Aduromed Warrants to be sold and delivered to the Purchasers at the
First Closing, (c) issue, sell and deliver the First Closing Aduromed Warrant
Shares upon exercise of the First Closing Aduromed Warrants and (d) issue, sell and deliver the shares of Aduromed Common Stock issuable upon conversion of the shares of Aduromed Series A Preferred (the "Aduromed Conversion Shares").
Aduromed and each of its subsidiaries is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would reasonably be expected to have a First Closing Material Adverse Effect.
For purposes of this Amended and Restated Purchase Agreement, the term "First
Closing Material Adverse Effect" shall mean (i) a material adverse effect on the results of operations, business, assets, liabilities or condition (financial or otherwise) of Aduromed and its subsidiaries, taken as a whole, or (ii) any material limitation on the ability of Aduromed to perform its obligations under, or the legality, validity or enforceability of, the Original Purchase Agreement or the First Closing Related Agreements. Aduromed has furnished to the
Purchasers true and complete copies of its certificate of incorporation and by-laws, each as amended to date and presently in effect.

          3.2 Capitalization.

               (a) The authorized capital stock of Aduromed (immediately prior to the First Closing) consists of (i) 50,000,000 shares of Aduromed
          Common Stock, of which 10,585,600 shares are issued and outstanding, and (ii) 20,000,000 shares of Preferred Stock, of which 3,489,527 shares have been designated as Series A Preferred Stock, of which no shares are issued and outstanding.

               (b) All of the issued and outstanding shares of Aduromed's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in the First Closing
          Disclosure Schedule or as provided in the Original Purchase Agreement or in the First Closing Related Agreements, as of the date of the
          Original Purchase Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of Aduromed is authorized or outstanding, (ii) Aduromed has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such

                                        6

          right or to issue or distribute to holders of any shares of its capital stock, any evidences of indebtedness or assets of Aduromed, and (iii) Aduromed has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of Aduromed have been offered, issued and sold by Aduromed in compliance with applicable federal and state securities laws.

          3.3 Subsidiaries, Etc. Except as set forth in the First Closing
Disclosure Schedule, Aduromed has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or limited liability company or any interest in any partnership, joint venture or other non-corporate business enterprise.

          3.4 Agreements. Set forth on Exhibit F-1 hereof is a true and complete list of the stockholders of Aduromed, showing the number of shares of Aduromed or other securities of Aduromed held by each stockholder as of the date of the
Original Purchase Agreement. Except as contemplated under the Original Purchase
Agreement or under the First Closing Related Agreements, there are no agreements, written or oral, between Aduromed and any holder of its capital stock, or, to Aduromed's knowledge, among any holders of its capital stock, relating to the acquisition (including without limitation rights of first refusal or preemptive rights), disposition, registration under the Securities
Act of 1933, as amended (the "Securities Act"), or voting of the capital stock of Aduromed.

          3.5 Sale, Issuance and Delivery of Aduromed Series A Preferred and
First Closing Aduromed Warrants.

               (a) The issuance, sale and delivery of the Aduromed Series A
          Preferred at the First Closing, and the issuance and delivery of the
          Aduromed Conversion Shares issuable upon conversion of the Aduromed
          Series A Preferred, has been duly authorized by all necessary corporate action on the part of Aduromed, and all such shares have been duly reserved for issuance. The Aduromed Series A Preferred when so issued and delivered at the First Closing against delivery by the
          Purchasers to Aduromed of the First Closing Purchase Price, and the
          Aduromed Conversion Shares issuable upon conversion of the Aduromed
          Series A Preferred, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable.

               (b) The sale and delivery of the First Closing Aduromed Warrants at the First Closing have been duly authorized by all necessary corporate action on the part of Aduromed. The First Closing Aduromed
          Warrants, when so sold and delivered against payment therefor in accordance with the provisions of the Original Purchase Agreement, will constitute valid and binding obligations of Aduromed enforceable in accordance with their terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

                                        7

               (c) The sale and delivery of the First Closing Aduromed Warrant
          Shares issuable upon exercise of the First Closing Aduromed Warrants have been duly authorized by all necessary corporate action on the part of Aduromed, and all such shares have been duly reserved for issuance. The First Closing Aduromed Warrant Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of the First Closing Aduromed Warrants, will be duly and validly issued, fully paid and non-assessable.

          3.6 Authority for Agreement; Effect of Transactions. The execution, delivery and performance by Aduromed of the Original Purchase Agreement, the
Aduromed Series A Certificate of Designations, the First Closing Aduromed
Warrants, the Registration Rights Agreement (as defined in Section 6.1(f)
hereof) and the Stockholder Agreements (as defined in Section 6.1(g) hereof)
(the Aduromed Series A Certificate of Designations, the First Closing Aduromed
Warrants, the Registration Rights Agreement and the Stockholders Agreement are
sometimes hereinafter referred to collectively as the "First Closing Related
Agreements") and the consummation by Aduromed of the transactions contemplated by the Original Purchase Agreement and the First Closing Related Agreements,
have been duly authorized by all necessary corporate action. The Original
Purchase Agreement and the First Closing Related Agreements have been duly executed and delivered by Aduromed and constitute valid and binding obligations of Aduromed enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution of and performance of the transactions contemplated by the Original Purchase
Agreement and the First Closing Related Agreements and compliance with their provisions by Aduromed will not (a) violate any provision of law or regulation applicable to Aduromed and its subsidiaries or any of their respective assets,
(b) result in the creation of any lien upon any of the property of Aduromed or any of its subsidiaries, or (c) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, Aduromed's certificate of incorporation or by-laws (each as amended to date) or any indenture, lease, agreement or other instrument to which Aduromed or any of its subsidiaries is a party or by which it or any of their respective properties are bound, or any decree, judgment, license, permit, order, statute, rule or regulation applicable to Aduromed or any of its subsidiaries.

          3.7 Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to Aduromed's knowledge, any reasonable basis therefor or threat thereof, against Aduromed or any of its subsidiaries which questions the validity of the Original Purchase Agreement or the First Closing Related Agreements or the right of Aduromed to enter into any of them, or which would reasonably be expected to result, either individually or in the aggregate, in a First Closing Material Adverse Effect.

          3.8 Property and Assets. Except as set forth in the First Closing
Disclosure Schedule, Aduromed and each of its subsidiaries has good and marketable title to all of its material properties and assets, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance.

                                        8

          3.9 Leasehold Interests. Each lease or agreement to which Aduromed or any of its subsidiaries is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement, duly authorized and entered into, without any default of Aduromed or any of its subsidiaries thereunder and, to Aduromed's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by Aduromed or any of its subsidiaries under such lease or agreement or, to
Aduromed's knowledge, by any other party thereto. Aduromed's and its subsidiaries' possession of such property has not been disturbed and, to
Aduromed's knowledge after due inquiry, no claim has been asserted against
Aduromed or any of its subsidiaries adverse to its rights in such leasehold interests.

          3.10 Financial Statements. Aduromed has furnished to the Purchasers
(i) the audited balance sheet of Aduromed as of December 31, 2003, and the related statements of operations, stockholders' equity and cash flows for the twelve month period then ended, and (ii) the audited balance sheet of Aduromed as of December 31, 2004, and the related statements of operations, stockholders'
equity and cash flows for the twelve month period then ended (collectively, the
"Aduromed Financial Statements"). The Aduromed Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied during the period covered thereby, and fairly presents the financial position of Aduromed and its consolidated subsidiaries on the date of such statement, except that the Aduromed Financial Statements may not contain all footnotes required by generally accepted accounting principles.

          3.11 Absence of Undisclosed Liabilities. Except as and to the extent expressly disclosed in the balance sheet contained in the Aduromed Financial
Statements or in the First Closing Disclosure Schedule, or for liabilities that may have arisen in the ordinary course of business consistent with past practices and that individually or in the aggregate do not have and would not reasonably be expected to have a First Closing Material Adverse Effect, neither
Aduromed nor any of its subsidiaries has any liabilities of a type required under generally accepted accounting principles to be disclosed therein.

          3.12 Absence of Certain Developments. Since December 31, 2004, there has been (a) to Aduromed's knowledge, no event which would constitute or reasonably be expected to have a First Closing Material Adverse Effect, (b) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock or other equity interest of Aduromed, (c) no waiver of any material right of Aduromed or any of its subsidiaries or cancellation of any material debt or claim held by Aduromed or any of its subsidiaries, (d) no loan by Aduromed or any of its subsidiaries to any officer, director, employee or stockholder of Aduromed or any of its subsidiaries, or any agreement or commitment therefor, (e) no increase, direct or indirect, in the compensation paid or payable to any officer, director, employee, consultant or agent of
Aduromed or any of its subsidiaries, other than reasonable and customary increases in compensation consistent with Aduromed's past practices, (f) no material loss, destruction, forfeiture of or damage to any property of Aduromed or any of its subsidiaries whether or not insured, (g) no labor disputes involving Aduromed or any of its subsidiaries, and (h) no acquisition, disposition or lease of any material assets (or any contract or arrangement therefor).

                                        9

          3.13 Tax Matters. Aduromed and each of its subsidiaries have timely filed all foreign, federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and has paid all taxes owed by it, except taxes which have not yet accrued or otherwise become due, or for which adequate provision has, to the extent required by generally accepted accounting principles, been made in the Aduromed Financial Statements. The provision for taxes in the Aduromed Financial Statements is sufficient as of its date for the payment of all accrued and unpaid federal, state, county and local taxes of any nature of Aduromed and each of its subsidiaries, and any applicable taxes owing to any foreign jurisdiction, whether or not assessed or disputed.
All taxes and other assessments and levies which Aduromed or any of its subsidiaries is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. With regard to the income tax returns of Aduromed and its subsidiaries, neither Aduromed nor any of its subsidiaries has received notice of any audit or of any proposed deficiencies from any taxing authority, and no controversy with respect to taxes of Aduromed or any of its subsidiaries of any type is pending or, to Aduromed's knowledge, threatened. There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by Aduromed or any of its subsidiaries for any year.

          3.14 Contracts and Commitments. The First Closing Disclosure Schedule
contains a complete and accurate list, and Aduromed has delivered to the
Purchasers true and complete copies, of all written or oral agreements, instruments, undertakings, commitments or restrictions (collectively, "Aduromed
Contracts") (a) under which Aduromed or any of its subsidiaries has any rights or any obligation or liability, or (b) by which Aduromed or any of its subsidiaries, or any of their respective assets, are bound. Aduromed and each of its subsidiaries and, to Aduromed's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date under the Aduromed Contracts (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in default
(with due notice or lapse of time or both) under any Aduromed Contract.

          3.15 Loans and Advances. Neither Aduromed nor any of its subsidiaries has any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of
Aduromed in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for Aduromed.

          3.16 Assumptions, Guaranties, Etc. of Indebtedness of Other Persons.
Neither Aduromed nor any of its subsidiaries has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

          3.17 Transactions With Affiliates. Except as set forth in the First
Closing Disclosure Schedule, no director, officer, employee or stockholder of
Aduromed or any of its subsidiaries, or member of the family of any such person, or any corporation, partnership, trust or other entity

                                       10

in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with Aduromed or any of its subsidiaries, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm, other than employment-at-will arrangements in the ordinary course of business.

          3.18 Proprietary Rights; Employee Restrictions. Set forth in the First
Closing Disclosure Schedule is a list and brief description of all patents, copyrights, trademarks, trade names, service marks, and all applications for any of the foregoing, logos, and other proprietary rights necessary for the conduct of Aduromed's and its subsidiaries' business as presently conducted or contemplated (collectively, "Aduromed Intellectual Property Rights"). Aduromed
owns or has the legal right to use all such Intellectual Property Rights and, to
Aduromed's knowledge, neither the present nor proposed business activities or products of Aduromed or any of its subsidiaries infringe or misappropriate any patents, copyrights, trademarks, trade names, service marks, logos or other intellectual or tangible proprietary rights of others. Neither Aduromed nor any of its subsidiaries has received any notice or other claim from any person asserting that any of Aduromed's or any of its subsidiaries' present or proposed activities infringe or misappropriate, or may infringe or misappropriate, any intellectual property rights of any person. To Aduromed's knowledge, Aduromed and its subsidiaries has the right to use, free and clear of claims or rights of others, all trade secrets and know-how, including without limitation: customer lists, manufacturing processes, hardware designs, programming processes, software and other trade secrets or know-how required for or incident to its products or its business as presently conducted or contemplated. Aduromed and its subsidiaries have taken all steps reasonably required to establish and preserve its ownership of all of the Aduromed Intellectual Property Rights,
including but not limited to requiring all employees and consultants to execute a confidentiality and assignment of inventions agreement in favor of Aduromed and its subsidiaries. Aduromed is not aware of any infringement or misappropriation by others of any Aduromed Intellectual Property Rights of
Aduromed or any of its subsidiaries, or any violation of the confidentiality of any of their respective proprietary information. Neither Aduromed nor any of its subsidiaries is making unlawful use of any confidential information or trade secrets of any past or present employees of Aduromed or any of its subsidiaries.
Neither Aduromed nor any of its subsidiaries has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of Aduromed or any of its subsidiaries.

          3.19 Proprietary Information of Third Parties. No third party has claimed or, to Aduromed's knowledge, has reason to claim that any person employed or engaged by Aduromed or any of its subsidiaries has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. To Aduromed's knowledge, no person employed by or affiliated with Aduromed or any of its subsidiaries has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to Aduromed's knowledge, no person

                                       11

employed by or affiliated with Aduromed or any of its subsidiaries has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of Aduromed or any of its subsidiaries. To Aduromed's knowledge, neither the execution or delivery of the Original Purchase Agreement or the First Closing
Related Agreements, the carrying on of the business of Aduromed and its subsidiaries as officers, employees or agents by any officer, director or key employee of Aduromed or any of its subsidiaries, nor the conduct or proposed conduct of the business of Aduromed or any of its subsidiaries, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any Aduromed Contract.

          3.20 Business; Compliance with Laws. Except for those which would not reasonably be expected to have a First Closing Material Adverse Effect, Aduromed and each of its subsidiaries has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as is presently conducted. Neither Aduromed nor any of its subsidiaries is in violation of any law, regulation, authorization or order material to the ownership of its properties or the carrying on of its business as presently conducted.

          3.21 Books and Records. The copies of records of Aduromed, as furnished to the Purchasers, contain complete and accurate copies of Aduromed's certificate of incorporation and by-laws and complete and accurate records, in all material respects, of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of Aduromed is complete in all material respects and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of Aduromed.

          3.22 Environmental Compliance. Neither Aduromed nor any of its
subsidiaries (a) has ever violated, or is presently in noncompliance with, all federal, state, and local environmental and health and safety laws, rules, regulations, ordinances, guidelines, codes, orders, approvals and similar items
("Environmental Laws") applicable to its business and properties; (b) has generated, manufactured, used, refined, transported, treated, stored, handled, disposed of, transferred, produced, or processed any pollutant, toxic substance, hazardous waste, hazardous substance, hazardous material, oil, or petroleum product other than ordinary household cleaning and other similar products
("Hazardous Materials") as defined under any Environmental Law, or any solid waste, and has any knowledge of the release or threat of release of any
Hazardous Materials from its products, properties or facilities except in compliance with law; (c) has (i) entered into or been subject to any consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities, (ii) received notice under the citizen suit provision of any Environmental Law in connection with its business or any of its properties or facilities, (iii) received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities, or (iv) been subject to or threatened with any governmental or citizen enforcement action with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities, and has any reason to believe that any matters described in clauses (i) through (iv) above will be forthcoming. No lien has been imposed on any of the properties or facilities of Aduromed or any of its subsidiaries by any governmental

                                       12

agency at the federal, state, or local level in connection with the presence of any Hazardous Materials.

          3.23 Brokerage. Except as set forth in the First Closing Disclosure
Schedule, there are no, and will be no, claims for and no person is entitled to any brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by the Original Purchase Agreement from
Aduromed or any of its subsidiaries or based on any arrangement or agreement made by or on behalf of Aduromed or any of its subsidiaries.

          3.24 Employee Benefit Plans.

               (a) Except as set forth in the First Closing Disclosure Schedule, neither Aduromed nor any of its subsidiaries maintains or contributes to any employee benefit plans. Aduromed and each of its subsidiaries is and has been in material compliance with the provisions of all laws or rules or regulations applicable to any employee benefit plan maintained or contributed to by Aduromed or any of its subsidiaries for the benefit of its employees and, to Aduromed's knowledge, there are no claims (other than routine claims for benefits) pending or threatened with respect to any of such employee benefit plans. Neither
          Aduromed nor any of its subsidiaries maintains or contributes to, or has ever maintained or contributed to, any qualified retirement plan that is subject to the minimum funding requirements of Section 412 of the United States Internal Revenue Code of 1986, as amended. There are no unfunded obligations of Aduromed or any of its subsidiaries under any retirement, pension, profit-sharing or deferred compensation plan or program. Neither Aduromed nor any of its subsidiaries is required to make any payments or contributions to any employee benefit plan pursuant to any collective bargaining agreement. Neither Aduromed nor any of its subsidiaries has ever maintained or contributed to any employee benefit plan providing or promising any health or other non-pension benefits to terminated employees. For purposes of this
          Section 3.24, the "Aduromed" includes all entities that have controlled, have been under the control of, or have been under common control with, Aduromed.

               (b) Aduromed has made available to the Purchasers a description of the compensation Aduromed and each of its subsidiaries is currently paying, and has agreed to pay in the future, to each of its employees and consultants, including without limitation, salaries, fees, bonuses and benefits.

          3.25 Employee Agreements. Each of the officers of Aduromed and each of its subsidiaries, each key employee and each other employee now employed by
Aduromed or any of its subsidiaries who has access to confidential information of Aduromed or of any of its subsidiaries has executed a Confidentiality,
Assignment of Inventions and Non-Competition Agreement in a form previously disclosed to the Purchasers, and such agreements are in full force and effect.
No officer or key employee of Aduromed or any of its subsidiaries has advised
Aduromed or any of its subsidiaries (orally or in writing) that he or she intends to terminate employment with Aduromed or any of its subsidiaries.

          3.26 Employees. Aduromed and each of its subsidiaries has complied in all material respects with all applicable laws relating to the employment of labor, including provisions

                                       13

relating to wages, laws, equal opportunity, collective bargaining and the payment of social security and other taxes. None of the employees of Aduromed or any of its subsidiaries is represented by any labor union or covered by any collective bargaining agreements; Aduromed is not aware of any effort to establish a labor union or bargaining unit or similar organizational effort with respect to its employees or the employees of any of its subsidiaries; and, to
Aduromed's knowledge, there is no labor strike or other labor trouble pending or threatened and with respect to Aduromed or any of its subsidiaries. There are no pending, or, to Aduromed's knowledge, threatened or anticipated (i) employment discrimination charges or complaints against or involving Aduromed or any of its subsidiaries before any federal, state or local commission or agency or (ii)
unfair labor practice charges or complaints, disputes or grievances involving
Aduromed or any of its subsidiaries.

          3.27 No Solicitation or Advertisement. Neither Aduromed nor any person acting on its behalf has engaged, in connection with the offering of the
Aduromed Series A Preferred, First Closing Aduromed Warrants, First Closing
Aduromed Warrant Shares or Aduromed Conversion Shares, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the
Securities Act.

          3.28 Securities Act Registration. Assuming that the representations and warranties of each of the Purchasers contained herein are true, it is not necessary in connection with the offer, sale and delivery of the Aduromed Series
A Preferred, First Closing Aduromed Warrants, First Closing Aduromed Warrant
Shares and Aduromed Conversion Shares in the manner contemplated by the Original
Purchase Agreement to register any of the Aduromed Series A Preferred, First
Closing Aduromed Warrants, First Closing Aduromed Warrant Shares or Aduromed
Conversion Shares under the Securities Act or under applicable state securities or Blue Sky laws regulating the issuance or sale of securities.

          3.29 Investment Company Act. Aduromed is not an "investment company,"
or a company "controlled" by an "investment company," within the meaning of the
Investment Company Act of 1940, as amended.

          3.30 U.S. Real Property Holding Corporation. Aduromed is not now and
has never been a "United States real property holding corporation," as defined in the Internal Revenue Code of 1986, as amended.

          3.31 Information Supplied to Purchasers. Neither the Original Purchase
Agreement nor any First Closing Related Agreement nor any written agreement, certificate or document furnished by management of Aduromed in connection with the transactions contemplated herein, contain any untrue statement by Aduromed of a material fact, or when taken as a whole omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     4. Second Closing Representations of Aduromed, GDI and the Surviving
Entity. For the purposes of this Amended and Restated Purchase Agreement, the phrase "to the Company's knowledge" shall include facts, events or circumstances that are actually known by, or should have reasonably been known (after reasonable investigation) by, the Chief Executive Officer or Chief Financial
Officer of the any of the Companies. Except as disclosed in the First Cosing

                                       14

Disclosure Schedule or the Second Closing Disclosure Schedule attached as
Exhibit N hereto (the "Second Closing Disclosure Schedule"), which Second
Closing Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken (provided, that matters disclosed in any particular part of the First Closing Disclosure
Schedule or Second Closing Disclosure Schedule shall be deemed to have been disclosed in the other parts of the Second Closing Disclosure Schedule regardless of whether a specific cross reference is made provided the relevance of the disclosed information with respect to such other parts would be reasonably apparent, to a person experienced in corporate dealings of the nature encompassed by this Amended and Restated Purchase Agreement and the Second
Closing Related Agreements, from the information disclosed), which exceptions shall be deemed to be part of the representations and warranties made hereunder, each of Aduromed, GDI and the Surviving Entity, jointly and severally, hereby represents and warrants, as of the date of this Amended and Restated Purchase
Agreement and as of the Second Closing Date, to the Purchasers as follows:

          4.1 Organization and Corporate Power. Each of the Companies and each of their respective subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has full power and authority to own its properties and to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Amended and Restated Purchase Agreement and the Second Closing
Related Agreements (as defined in Section 4.6 below), to carry out the transactions contemplated by this Amended and Restated Purchase Agreement and the Second Closing Related Agreements and to (a) issue and deliver the shares of
GDI Series A Preferred and First Closing GDI Warrants to be issued and delivered to the Purchasers at the closing of the Merger in accordance with the terms of the Merger Agreement, (b) issue, sell and deliver the shares of GDI Series B
Preferred to be sold and delivered to the Purchasers at the Second Closing, (c)
sell and deliver the Second Closing GDI Warrants to be sold and delivered to the
Purchasers at the Second Closing, (d) issue, sell and deliver the GDI Warrant
Shares upon exercise of the GDI Warrants and (e) issue, sell and deliver the shares of GDI Common Stock issuable upon conversion of the shares of GDI Series
A Preferred and GDI Series B Preferred (the "GDI Conversion Shares"). Each of
the Companies and each of their respective subsidiaries is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would reasonably be expected to have a Second Closing Material
Adverse Effect. For purposes of this Amended and Restated Purchase Agreement, the term "Second Closing Material Adverse Effect" shall mean (i) a material adverse effect on the results of operations, business, assets, liabilities or condition (financial or otherwise) of the Companies and their respective subsidiaries, taken as a whole, or (ii) any material limitation on the ability of any Company to perform its obligations under, or the legality, validity or enforceability of, this Amended and Restated Purchase Agreement or the Second
Closing Related Agreements. Each of the Companies has furnished to the
Purchasers true and complete copies of its certificate of incorporation and by-laws, each as amended to date and presently in effect.

          4.2 Capitalization.

               (a) The authorized capital stock of Aduromed (as of the date of this Amended and Restated Purchase Agreement and as of immediately prior to the consummation of the Merger) consists of (i) 50,000,000 shares of Aduromed Common Stock, of which 10,585,600 shares are issued and outstanding, and (ii) 20,000,000 shares of Preferred

                                       15

          Stock, of which 3,489,527 shares have been designated as Series A
          Preferred Stock, of which 3,489,527 shares are issued and outstanding.

               (b) The authorized capital stock of the Surviving Entity
          (immediately following the consummation of the Merger) will consist of
          1,000 shares of Common Stock, par value $0.01 per share, of which
          1,000 shares will be issued and outstanding and held by GDI.

               (c) The authorized capital stock of GDI (as of the date of this
          Amended and Restated Purchase Agreement and as of immediately prior to the consummation of the Merger) consists of (i) 100,000,000 shares of
          GDI Common Stock, of which 1,259,585 shares are issued and outstanding, and (ii) 40,000,000 shares of Preferred Stock, of which
          (A) 6,263,702 shares have been designated as Series A Preferred Stock, of which none are issued and outstanding and (B) 15,780,160 shares have been designated as Series B Preferred Stock, of which none are issued and outstanding.

               (d) The authorized capital stock of GDI (as of immediately following the consummation of the Merger and the issuance of the GDI
          Series B Preferred at the Second Closing) will consist of (i)
          100,000,000 shares of GDI Common Stock, of which 20,260,737 shares will be issued and outstanding, and (ii) 40,000,000 shares of
          Preferred Stock, of which (i) 6,263,702 shares will have been designated as Series A Preferred Stock, of which 6,263,702 shares will be issued and outstanding and (ii) 15,780,160 shares have been designated as Series B Preferred Stock, of which 15,780,160 shares will be issued and outstanding.

               (e) Set forth on Exhibit N-1 hereof is a true and complete list of the stockholders of each of the Companies as of immediately following the consummation of the Merger and the transactions contemplated to occur at the Second Closing pursuant to the terms of this Amended and Restated Purchase Agreement, showing the number of shares of each class and series of capital stock or other securities of each Company to be held by each stockholder as of immediately following the consummation of the Merger and the transactions contemplated to occur at the Second Closing pursuant to the terms of this Amended and Restated Purchase Agreement.

               (f) All of the issued and outstanding shares of each of the
          Companies' capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in the
          Second Closing Disclosure Schedule or as provided in this Amended and
          Restated Purchase Agreement or in the Second Closing Related
          Agreements, as of the date of this Amended and Restated Purchase
          Agreement and as of the Second Closing, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise)
          to purchase or acquire any shares of capital stock of any Company is authorized or outstanding, (ii) no Company has any obligation
          (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock, any evidences of indebtedness or assets of any Company, and (iii) no Company has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution

                                       16

          in respect thereof. All of the issued and outstanding shares of capital stock of each of the Companies have been offered, issued and sold by the Companies in compliance with applicable federal and state securities laws.

          4.3 Subsidiaries, Etc. Except as set forth in the Second Closing
Disclosure Schedule, each Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or limited liability company or any interest in any partnership, joint venture or other non-corporate business enterprise.

          4.4 Agreements. Except as contemplated by this Amended and Restated
Purchase Agreement or under the Second Closing Related Agreements, there are no agreements, written or oral, between any Company or any holder of any Company's capital stock, or, to the Company's knowledge, among any holders of the capital stock of any Company, relating to the acquisition (including without limitation rights of first refusal or preemptive rights), disposition, registration under the Securities Act or voting of the capital stock of any Company.

          4.5 Sale, Issuance and Delivery of GDI Series A Preferred, GDI Series
B Preferred and GDI Warrants.

               (a) The issuance and delivery of the GDI Series A Preferred to the Purchasers at closing of the Merger in accordance with the Merger
          Agreement, and the issuance and delivery of the GDI Conversion Shares issuable upon conversion of the GDI Series A Preferred, has been duly authorized by all necessary corporate action on the part of GDI, and all such shares have been duly reserved for issuance. The GDI Series A
          Preferred when so issued and delivered to the Purchasers at closing of the Merger in accordance with the Merger Agreement, and the GDI
          Conversion Shares issuable upon conversion of the GDI Series A
          Preferred, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable.

               (b) The issuance and delivery of the First Closing GDI Warrants to the Purchasers at closing of the Merger in accordance with the
          Merger Agreement have been duly authorized by all necessary corporate action on the part of GDI. The First Closing GDI Warrants, so when so issued and delivered to the Purchasers at closing of the Merger in accordance with the Merger Agreement, will constitute valid and binding obligations of GDI enforceable in accordance with their terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's
          discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

               (c) The issuance, sale and delivery of the GDI Series B Preferred at the Second Closing, and the issuance and delivery of the GDI
          Conversion Shares issuable upon conversion of the GDI Series B
          Preferred, will, as of the Second Closing, have been duly authorized by all necessary corporate action on the part of GDI, and all such shares will, as of the Second Closing, have been duly reserved for issuance. The GDI Series B Preferred when so issued and delivered at the Second Closing against delivery by the Purchasers to GDI of the
          Second Closing Purchase Price, and the GDI Conversion Shares

                                       17

          issuable upon conversion of the GDI Series B Preferred, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable.

               (d) The sale and delivery of the Second Closing GDI Warrants at the Second Closing have been duly authorized by all necessary corporate action on the part of GDI. The Second Closing GDI Warrants, when so sold and delivered against payment therefor in accordance with the provisions of this Amended and Restated Purchase Agreement, will constitute valid and binding obligations of GDI enforceable in accordance with their terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

               (e) The sale and delivery of the GDI Warrant Shares issuable upon exercise of the GDI Warrants have been duly authorized by all necessary corporate action on the part of GDI, and all such shares have been duly reserved for issuance. The GDI Warrant Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of the GDI Warrants, will be duly and validly issued, fully paid and non-assessable.

          4.6 Authority for Agreement; Effect of Transactions. The execution, delivery and performance by each of the Companies of this Amended and Restated
Purchase Agreement, the GDI Series A Certificate of Designations, the GDI Series
B Certificate of Designations, the GDI Warrants, the Amended and Restated
Registration Rights Agreement (as defined in Section 6.2(j) hereof), the Amended and Restated Stockholder Agreement (as defined in Section 6.2(k) hereof) and the
Merger Agreement (the GDI Series A Certificate of Designations, the GDI Series B
Certificate of Designations, the GDI Warrants, the Amended and Restated
Registration Rights Agreement, the Amended and Restated Stockholders Agreement
and the Merger Agreement are sometimes hereinafter referred to collectively as the "Second Closing Related Agreements") and the consummation by the Companies of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on behalf of each of the Companies. This
Amended and Restated Purchase Agreement and the Second Closing Related
Agreements have been duly executed and delivered by each of the Companies party thereto and constitute valid and binding obligations of each of the Companies party thereto enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution of and performance of the transactions contemplated by this Amended and Restated
Purchase Agreement and the Second Closing Related Agreements and compliance with their provisions by each of the Companies party thereto will not (a) violate any provision of law or regulation applicable to any Company or any of their respective subsidiaries or any of their respective assets, (b) result in the creation of any lien upon any of the property of any Company or any of their respective subsidiaries, or (c) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, any Company's certificate of incorporation or by-laws (each as amended to date) or any indenture, lease, agreement or other instrument to which any Company or any of their respective subsidiaries is a party or by which it or any of

                                       18

their respective properties are bound, or any decree, judgment, license, permit, order, statute, rule or regulation applicable to any Company or any of their respective subsidiaries.

          4.7 Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the Company's knowledge, any reasonable basis therefor or threat thereof, against any Company or any of their respective subsidiaries which questions the validity of this Amended and
Restated Purchase Agreement or the Second Closing Related Agreements or the
right of any Company to enter into any of them, or which would reasonably be expected to result, either individually or in the aggregate, in a Second Closing
Material Adverse Effect.

          4.8 Property and Assets. Except as set forth in the Second Closing
Disclosure Schedule, each Company and each of their respective subsidiaries has good and marketable title to all of its material properties and assets, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance.

          4.9 Leasehold Interests. Each lease or agreement to which any Company or any of their respective subsidiaries is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement, duly authorized and entered into, without any default of any Company or any of their respective subsidiaries thereunder and, to the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by any Company or any of their respective subsidiaries under such lease or agreement or, to the Company's knowledge, by any other party thereto. Each Company's and each of their respective subsidiaries' possession of such property has not been disturbed and, to the
Company's knowledge after due inquiry, no claim has been asserted against any
Company or any of their respective subsidiaries adverse to its rights in such leasehold interests.

          4.10 Financial Statements; SEC Reports.

               (a) Aduromed has furnished to the Purchasers the Aduromed
          Financial Statements. The Aduromed Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied during the period covered thereby, and fairly presents the financial position of Aduromed and its consolidated subsidiaries on the date of such statement, except that the Aduromed
          Financial Statements may not contain all footnotes required by generally accepted accounting principles.

               (b) GDI has filed all reports, schedules, forms, statements and other documents required to be filed by GDI with the United States
          Securities and Exchange Commission (the "SEC") since January 1, 2003 pursuant to the Securities Exchange Act of 1934, as amended (the
          "Exchange Act") and the rules and regulations of the SEC (the "SEC
          Documents").

               (c) As of its respective filing date, each SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to

                                       19

          be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of GDI included in the SEC Documents (the "GDI Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC)
          applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of GDI and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments)

          4.11 Absence of Undisclosed Liabilities. Except as and to the extent expressly disclosed in the balance sheet contained in the Aduromed Financial
Statements, in the most recent audited GDI Financial Statement or in the Second
Closing Disclosure Schedule, or for liabilities that may have arisen in the ordinary course of business consistent with past practices and that individually or in the aggregate do not have and would not reasonably be expected to have a
Second Closing Material Adverse Effect, none of the Companies nor any of their respective subsidiaries has any liabilities of a type required under generally accepted accounting principles to be disclosed therein.

          4.12 Absence of Certain Developments. Since December 31, 2004, there has been (a) to the Company's knowledge, no event which would constitute or reasonably be expected to have a Second Closing Material Adverse Effect, (b) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock or other equity interest of any Company, (c) no waiver of any material right of any Company or any of their respective subsidiaries or cancellation of any material debt or claim held by any Company or any of their respective subsidiaries, (d) no loan by any Company or any of their respective subsidiaries to any officer, director, employee or stockholder of any Company or any of their respective subsidiaries, or any agreement or commitment therefor,
(e) no increase, direct or indirect, in the compensation paid or payable to any officer, director, employee, consultant or agent of any Company or any of their respective subsidiaries, other than reasonable and customary increases in compensation consistent with the Companies' past practices, (f) no material loss, destruction, forfeiture of or damage to any property of any Company or any of their respective subsidiaries whether or not insured, (g) no labor disputes involving any Company or any of their respective subsidiaries, and (h) no acquisition, disposition or lease of any material assets (or any contract or arrangement therefor).

          4.13 Tax Matters. Each Company and each of their respective subsidiaries have timely filed all foreign, federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and has paid all taxes owed by it, except taxes which have not yet accrued or otherwise become due, or for which adequate provision has, to the extent required by generally accepted

                                       20

accounting principles, been made in the Aduromed Financial Statements or the most recent audited GDI Financial Statement, as applicable. The provision for taxes in the Aduromed Financial Statements and the most recent audited GDI
Financial Statement are sufficient as of their date for the payment of all accrued and unpaid federal, state, county and local taxes of any nature of any
Company and each of their respective subsidiaries, and any applicable taxes owing to any foreign jurisdiction, whether or not assessed or disputed. All taxes and other assessments and levies which any Company or any of their respective subsidiaries is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities.
With regard to the income tax returns of each Company and each of their respective subsidiaries, none of the Companies nor any of their respective subsidiaries has received notice of any audit or of any proposed deficiencies from any taxing authority, and no controversy with respect to taxes of any
Company or any of their respective subsidiaries of any type is pending or, to the Company's knowledge, threatened. There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by any Company or any of their respective subsidiaries for any year.

          4.14 Contracts and Commitments. The Second Closing Disclosure Schedule
contains a complete and accurate list, and the Companies have delivered to the
Purchasers true and complete copies, of all written or oral agreements, instruments, undertakings, commitments or restrictions (collectively, "Company
Contracts") (a) under which any Company or any of their respective subsidiaries has any rights or any obligation or liability, or (b) by which any Company or any of their respective subsidiaries, or any of their respective assets, are bound. Each Company and each of their respective subsidiaries and, to the
Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date under the
Company Contracts (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in default (with due notice or lapse of time or both) under any Company Contract.

          4.15 Loans and Advances. No Company nor any of their respective subsidiaries has any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of a Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for such Company.

          4.16 Assumptions, Guaranties, Etc. of Indebtedness of Other Persons.
No Company nor any of their respective subsidiaries has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

          4.17 Transactions With Affiliates. Except as set forth in the Second
Closing Disclosure Schedule, no director, officer, employee or stockholder of any Company or any of their respective subsidiaries, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any

                                       21

such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with any Company or any of their respective subsidiaries, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm, other than employment-at-will arrangements in the ordinary course of business.

          4.18 Proprietary Rights; Employee Restrictions. Set forth in the
Second Closing Disclosure Schedule is a list and brief description of all patents, copyrights, trademarks, trade names, service marks, and all applications for any of the foregoing, logos, and other proprietary rights necessary for the conduct of each Company's and each of their respective subsidiaries' business as presently conducted or contemplated (collectively,
"Company Intellectual Property Rights"). Each Company owns or has the legal right to use all such Company Intellectual Property Rights and, to the Company's
knowledge, neither the present nor proposed business activities or products of any Company or any of their respective subsidiaries infringe or misappropriate any patents, copyrights, trademarks, trade names, service marks, logos or other intellectual or tangible proprietary rights of others. No Company nor any of their respective subsidiaries has received any notice or other claim from any person asserting that any of the Companies' or any of their respective subsidiaries' present or proposed activities infringe or misappropriate, or may infringe or misappropriate, any intellectual property rights of any person. To the Company's knowledge, each Company and each of their respective subsidiaries has the right to use, free and clear of claims or rights of others, all trade secrets and know-how, including without limitation: customer lists, manufacturing processes, hardware designs, programming processes, software and other trade secrets or know-how required for or incident to its products or its business as presently conducted or contemplated. Each Company and each of their respective subsidiaries have taken all steps reasonably required to establish and preserve its ownership of all of the Company Intellectual Property Rights,
including but not limited to requiring all employees and consultants to execute a confidentiality and assignment of inventions agreement in favor of the applicable Company and its subsidiaries. No Company is aware of any infringement or misappropriation by others of any Company Intellectual Property Rights of such Company or any of its subsidiaries, or any violation of the confidentiality of any of their respective proprietary information. No Company nor any of their respective subsidiaries is making unlawful use of any confidential information or trade secrets of any past or present employees of such Company or any of its subsidiaries. No Company nor any of their respective subsidiaries has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of such Company or any of its subsidiaries.

          4.19 Proprietary Information of Third Parties. No third party has claimed or, to the Company's knowledge, has reason to claim that any person employed or engaged by any Company or any of their respective subsidiaries has
(a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party,
(b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c)
interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. To the Company's knowledge, no person employed by or affiliated with any Company or any of their respective subsidiaries has employed or proposes to employ any trade

                                       22

secret or any information or documentation proprietary to any former employer, and to the Company's knowledge, no person employed by or affiliated with any
Company or any of their respective subsidiaries has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of any Company or any of their respective subsidiaries. To the Company's knowledge, neither the execution or delivery of this Amended and Restated Purchase Agreement or the
Second Closing Related Agreements, the carrying on of the business of each
Company and each of their respective subsidiaries as officers, employees or agents by any officer, director or key employee of such Company or any of its subsidiaries, nor the conduct or proposed conduct of the business of any Company or any of their respective subsidiaries, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any Company Contract.

          4.20 Business; Compliance with Laws. Except for those which would not reasonably be expected to have a Second Closing Material Adverse Effect, each
Company and each of their respective subsidiaries has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as is presently conducted. No Company nor any of their respective subsidiaries is in violation of any law, regulation, authorization or order material to the ownership of its properties or the carrying on of its business as presently conducted.

          4.21 Books and Records. The copies of records of each Company, as furnished to the Purchasers, contain complete and accurate copies of such
Company's certificate of incorporation and by-laws and complete and accurate records, in all material respects, of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of each Company is complete in all material respects and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of such Company.

          4.22 Environmental Compliance. No Company nor any of their respective subsidiaries (a) has ever violated, or is presently in noncompliance with, all
Environmental Laws applicable to its business and properties; (b) has generated, manufactured, used, refined, transported, treated, stored, handled, disposed of, transferred, produced, or processed any Hazardous Materials, or any solid waste, and has any knowledge of the release or threat of release of any Hazardous
Materials from its products, properties or facilities except in compliance with law; (c) has (i) entered into or been subject to any consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities,
(ii) received notice under the citizen suit provision of any Environmental Law in connection with its business or any of its properties or facilities, (iii)
received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities, or (iv) been subject to or threatened with any governmental or citizen enforcement action with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities, and has any reason to believe that any matters described in clauses
(i) through (iv) above will be forthcoming. No lien has been imposed on any of the properties or facilities of any Company or any of their respective subsidiaries by any governmental agency at the federal, state, or local level in connection with the presence of any Hazardous Materials.

                                       23

          4.23 Brokerage. Except as set forth in the Second Closing Disclosure
Schedule, there are no, and will be no, claims for and no person is entitled to any brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Amended and Restated Purchase
Agreement from any Company or any of their respective subsidiaries or based on any arrangement or agreement made by or on behalf of any Company or any of their respective subsidiaries.

          4.24 Employee Benefit Plans.

               (a) Except as set forth in the Second Closing Disclosure
          Schedule, no Company nor any of their respective subsidiaries maintains or contributes to any employee benefit plans. Each Company and each of their respective subsidiaries is and has been in material compliance with the provisions of all laws or rules or regulations applicable to any employee benefit plan maintained or contributed to by such Company or any of its subsidiaries for the benefit of its employees and, to the Company's knowledge, there are no claims (other than routine claims for benefits) pending or threatened with respect to any of such employee benefit plans. No Company nor any of their respective subsidiaries maintains or contributes to, or has ever maintained or contributed to, any qualified retirement plan that is subject to the minimum funding requirements of Section 412 of the
          United States Internal Revenue Code of 1986, as amended. There are no unfunded obligations of any Company or any of their respective subsidiaries under any retirement, pension, profit-sharing or deferred compensation plan or program. No Company nor any of their respective subsidiaries is required to make any payments or contributions to any employee benefit plan pursuant to any collective bargaining agreement.
          No Company nor any of their respective subsidiaries has ever maintained or contributed to any employee benefit plan providing or promising any health or other non-pension benefits to terminated employees. For purposes of this Section 4.24, the term "Company"
          includes all entities that have controlled, have been under the control of, or have been under common control with, any Company.

               (b) Each Company has made available to the Purchasers a
          description of the compensation such Company and each of its subsidiaries is currently paying, and has agreed to pay in the future, to each of its employees and consultants, including without limitation, salaries, fees, bonuses and benefits.

          4.25 Employee Agreements. Each of the officers of each Company and each of their respective subsidiaries, each key employee and each other employee now employed by any Company or any of their respective subsidiaries who has access to confidential information of any Company or of any of their respective subsidiaries has executed a Confidentiality, Assignment of Inventions and
Non-Competition Agreement in a form previously disclosed to the Purchasers, and such agreements are in full force and effect. No officer or key employee of any
Company or any of their respective subsidiaries has advised any Company or any of their respective subsidiaries (orally or in writing) that he or she intends to terminate employment with any Company or any of their respective subsidiaries.

          4.26 Employees. Each Company and each of their respective subsidiaries has complied in all material respects with all applicable laws relating to the employment of labor,

                                       24

including provisions relating to wages, laws, equal opportunity, collective bargaining and the payment of social security and other taxes. None of the employees of any Company or any of their respective subsidiaries is represented by any labor union or covered by any collective bargaining agreements; no
Company is aware of any effort to establish a labor union or bargaining unit or similar organizational effort with respect to its employees or the employees of any of its subsidiaries; and, to the Company's knowledge, there is no labor strike or other labor trouble pending or threatened and with respect to any
Company or any of their respective subsidiaries. There are no pending, or, to the Company's knowledge, threatened or anticipated (i) employment discrimination charges or complaints against or involving any Company or any of their respective subsidiaries before any federal, state or local commission or agency or (ii) unfair labor practice charges or complaints, disputes or grievances involving any Company or any of their respective subsidiaries.

          4.27 No Solicitation or Advertisement. No Company nor any person acting on behalf of any Company has engaged, in connection with the offering of the GDI Series A Preferred, GDI Series B Preferred, GDI Warrants, GDI Warrant
Shares or GDI Conversion Shares, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

          4.28 Securities Act Registration. Assuming that the representations and warranties of each of the Purchasers contained herein are true, it is not necessary in connection with the offer, sale and delivery of the GDI Series A
Preferred, GDI Series B Preferred, GDI Warrants, GDI Warrant Shares and GDI
Conversion Shares in the manner contemplated by the Merger Agreement and this
Amended and Restated Purchase Agreement to register any of the GDI Series A
Preferred, GDI Series B Preferred, GDI Warrants, GDI Warrant Shares or GDI
Conversion Shares under the Securities Act or under applicable state securities or Blue Sky laws regulating the issuance or sale of securities.

          4.29 Investment Company Act. Each Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          4.30 U.S. Real Property Holding Corporation. Each Company is not now
and has never been a "United States real property holding corporation," as defined in the Internal Revenue Code of 1986, as amended.

          4.31 Information Supplied to Purchasers. Neither this Amended and
Restated Purchase Agreement nor any Second Closing Related Agreement nor any
written agreement, certificate or document furnished by management of any
Company in connection with the transactions contemplated herein, contain any untrue statement by any Company of a material fact, or when taken as a whole omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          4.32 OTC-BB Quotation. The GDI Common Stock is registered pursuant to
Section 12(g) of the Exchange Act and is quoted on the Over the Counter Bulletin
Board (the "OTC-BB"), and GDI has taken no action designed to, or likely to have the effect of, terminating the registration of the GDI Common Stock under the
Exchange Act or terminating the quotation of

                                       25

the GDI Common Stock from the OTC-BB, nor to the Company's knowledge is the
OTC-BB currently contemplating terminating such quotation. GDI and the GDI
Common Stock meet and GDI will use best efforts to ensure that GDI and the GDI
Common Stock continue to meet the criteria for continued quotation on the
OTC-BB.

          4.33 No Change in Conversion Price or Exercise Price. No transaction or other event has occurred since the First Closing that has the effect of, and no transaction or other event will occur prior to the Second Closing that will have the effect of, requiring a change to be made to either (a) the "Series A
Conversion Price" pursuant to Section 4 of the Aduromed Series A Certificate of
Designations or (b) the "Exercise Price" or "Warrant Shares Number" pursuant to
Section 4 or 5 of the First Closing Aduromed Warrants.

          4.34 Disclosure. Each Company confirms that neither it, its employees, officers or directors, nor, to its knowledge, any person or entity acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that any Company believes constitutes material, non-public information, except for the material terms embodied in this Amended and Restated
Purchase Agreement and the Second Closing Related Agreements (which will be disclosed as provided in Section 5.11). Each Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Companies.

     5. Representations of the Purchasers. Each of the Purchasers, severally and not jointly, represents and warrants to each Company as follows:

          5.1 Authority. Such Purchaser is duly organized, validly existing and in good standing under the laws of its state of organization. Such Purchaser has now, and will have at each Closing, all requisite power to enter into this
Amended and Restated Purchase Agreement and the Second Closing Related
Agreements to which it is a party and the transactions contemplated hereby and thereby and to perform its obligations under the terms of this Amended and
Restated Purchase Agreement and each of the Second Closing Related Agreements to which it is a party.

          5.2 Validity. This Amended and Restated Purchase Agreement and each of the Second Closing Related Agreements to which it is a party, when executed and delivered by such Purchaser and each of the other parties thereto, will constitute a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights.

          5.3 Purchase Entirely for Own Account. Such Purchaser hereby confirms that the GDI Series A Preferred, GDI Series B Preferred and GDI Warrants to be
purchased by or issued to such Purchaser at the Second Closing and the closing of the Merger will be acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. By executing this Amended and Restated Purchase Agreement, such Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to

                                       26

such person or to any third person, with respect to any such GDI Series A
Preferred, GDI Series B Preferred or GDI Warrants.

          5.4 Reliance Upon Purchaser's Representations. Such Purchaser
understands that the GDI Series A Preferred, GDI Series B Preferred and GDI
Warrants are not currently, and any GDI Warrant Shares and GDI Conversion Shares
acquired on the exercise or conversion of any of the GDI Series A Preferred, GDI
Series B Preferred or GDI Warrants at the time of issuance may not be, registered under the Securities Act, and that GDI's reliance on such exemption is predicated on each Purchaser's representations set forth herein.

          5.5 Restricted Securities. Such Purchaser understands that the GDI
Series A Preferred, GDI Series B Preferred and GDI Warrants (and any GDI Warrant
Shares and GDI Conversion Shares issued on exercise or conversion of any of the
GDI Series A Preferred, GDI Series B Preferred or GDI Warrants) may not be sold, transferred, or otherwise disposed of without registration under the Securities
Act or an exemption therefrom, and that in the absence of an effective registration statement covering the GDI Series A Preferred, GDI Series B
Preferred and GDI Warrants (or any GDI Warrant Shares and GDI Conversion Shares
issued on exercise or conversion of any of the GDI Series A Preferred, GDI
Series B Preferred or GDI Warrants) or an available exemption from registration under the Securities Act, the GDI Series A Preferred, GDI Series B Preferred and
GDI Warrants (and any GDI Warrant Shares and GDI Conversion Shares issued on exercise or conversion of any of the GDI Series A Preferred, GDI Series B
Preferred or GDI Warrants) must be held indefinitely. Each Purchaser understands that no public market now exists for any of the GDI Series A Preferred or GDI
Series B Preferred, and that GDI has made no assurances that a public market will ever exist for the GDI Series A Preferred, the GDI Series B Preferred or
the GDI Warrants.

          5.6 Economic Risk: Sophistication. Such Purchaser is able to bear the economic risk of an investment in the GDI Series A Preferred, GDI Series B
Preferred and GDI Warrants acquired by it pursuant to this Amended and Restated
Purchase Agreement and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its own interests in connection with such purchase and such conversion.

          5.7 Accredited Investor. Such Purchaser meets the criteria of an
"accredited investor" as defined in Rule 501(a) of Regulation D adopted under the Securities Act.

          5.8 Legend. Each of the Purchasers understands that the GDI Series A
Preferred, GDI Series B Preferred, the GDI Conversion Shares and the GDI Warrant
Shares, may bear one or all of the following legends:

               (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED
          FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE
          OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN
          EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF
          COUNSEL IN A FORM

                                       27

          SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED
          UNDER THE SECURITIES ACT OF 1933."

               (b) Any legend required by the securities laws of any state to the extent such laws are applicable to the GDI Series A Preferred, GDI
          Series B Preferred, GDI Conversion Shares or GDI Warrant Shares
          represented by the certificate so legended.

               (c) If any of the GDI Series A Preferred, GDI Series B Preferred,
          GDI Conversion Shares or GDI Warrant Shares are freely tradeable pursuant to Rule 144(k) of the Securities Act or (ii) sold pursuant to an effective registration statement under the Securities Act, GDI shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such securities without the legend required by this Section 5.8 endorsed thereon.

          5.9 Disclosure of Information. The Purchasers, or their
representatives, have had the opportunity to discuss the Companies' business, management, financial affairs and the terms and conditions of the offering of the securities covered by this Amended and Restated Purchase Agreement with the
Companies' management and have had an opportunity to visit and review the
Companies' facilities.

          5.10 Non-Public Information. Each Company covenants and agrees that neither it nor any other person or entity acting on its behalf has provided or will provide any Purchaser with any information that such Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. Each Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Companies. In the event of a breach of the foregoing covenant by a Company or any person or entity acting on its behalf, GDI shall, upon written notice of such breach, make public disclosure of such material non-public information; provided that GDI shall not be required to make public disclosure of any such material non-public information which the Board of
Directors of GDI reasonably determines not to be in the best interests of GDI to disclose. In the event that GDI has not made such public disclosure as required pursuant to the foregoing sentence within two (2) business days of such written notice, in addition to any other remedy provided herein or in the Second Closing
Related Agreements or otherwise available, a Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material non-public information without the prior approval by any Company or any person or entity acting on its or their behalf. No
Purchaser shall have any liability to any Company or any person or entity acting on its or their behalf for any such disclosure.

          5.11 Audited Financial Statements and Form 10 Disclosure. GDI
covenants and agrees that it will comply with its obligation to file with the
SEC a current report on Form 8-K within four (4) days following the Second
Closing containing the requisite audited consolidated financial statements of
Aduromed and the requisite Form 10-type disclosure regarding the Aduromed. The
Form 8-K to be filed by GDI pursuant to this Section 5.11 will disclose all material terms of the transactions contemplated hereby and by the Second Closing
Related Agreements (and attach as exhibits thereto the this Amended and Restated
Purchase Agreement and the Second Closing Related Agreements) in accordance with the applicable SEC rules and

                                       28

regulations. In addition, GDI will make such other filings and notices in the manner and time required by the SEC and the OTC-BB. Notwithstanding the foregoing, no Company shall publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency or securities exchange or the OTC-BB, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or
OTC-BB regulations, in which case such Company shall provide the Purchasers with prior notice of such disclosure. Each Purchaser shall provide to the Companies in a reasonably timely fashion such information regarding itself and its affiliates as is reasonably requested from time to time by the Companies to satisfy the requirements under the SEC's rules and regulations applicable to the transactions contemplated hereunder and under the Second Closing Related
Agreements.

     6. Conditions to the Obligations of the Purchasers.

          6.1 Conditions to the Obligations of the Purchasers at the First
Closing. The obligation of each of the Purchasers to purchase the Aduromed
Series A Preferred and First Closing Aduromed Warrants at the First Closing is
subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the First Closing Date:

               (a) Accuracy of Representations and Warranties. Each
          representation and warranty contained in Section 3 shall be true on and as of the First Closing Date with the same effect as though such representation and warranty had been made on and as of such date
          (except representations and warranties, if any, which speak as of a date certain, which shall be true and correct as of such date on the
          First Closing Date).

               (b) Performance. Aduromed shall have performed and complied in all material respects with the agreements and conditions contained in the Original Purchase Agreement and the First Closing Related
          Agreements required to be performed or complied with by Aduromed prior to or at the First Closing.

               (c) Opinion of Counsel. The Purchasers shall have received an opinion from counsel for Aduromed, dated as of the First Closing Date, addressed to the Purchasers at the First Closing, in the form attached hereto as Exhibit G.

               (d) Certificates and Documents. On or prior to the First Closing
          Date, Aduromed shall have delivered to each of the Purchasers each of the certificates and documents referred to in Section 6.3(a).

               (e) Effectiveness of Aduromed Series A Certificate of
          Designations. The Aduromed Series A Certificate of Designations shall have been made effective by filing such Aduromed Series A Certificate of Designations with the Secretary of State of the State of Delaware.

               (f) Registration Rights Agreement. The Registration Rights
          Agreement, dated as of the date of the Original Purchase Agreement, among Aduromed and the Purchasers, in the form attached hereto as
          Exhibit H (the "Registration Rights Agreement"), shall have been executed by Aduromed and the Purchasers.

                                       29

               (g) Stockholders Agreement. The Stockholders Agreement, dated as of the date of the Original Purchase Agreement, among Aduromed, the
          Purchasers and certain of the other stockholders of Aduromed, in the form attached hereto as Exhibit I (the "Stockholders Agreement"), shall have been executed by Aduromed, the Purchasers and each of the other stockholders of Aduromed.

               (h) Blue Sky Approvals. Aduromed shall have received the
          requisite approvals of the securities commissioners of all states in which prior approvals are required and such approvals shall be in full force and effect on the First Closing Date.

               (i) Other Matters. All corporate, legal, governmental,
          administrative and other proceedings in connection with the transactions contemplated by the Original Purchase Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          6.2 Conditions to the Obligations of the Purchasers at the Second
Closing. The obligation of each of the Purchasers to purchase the GDI Series B
Preferred and Second Closing GDI Warrants at the Second Closing is subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the Second Closing Date:

               (a) Accuracy of Representations and Warranties. Each
          representation and warranty contained in Section 4 shall be true on and as of the Second Closing Date with the same effect as though such representation and warranty had been made on and as of such date
          (except representations and warranties, if any, which speak as of a date certain, which shall be true and correct as of such date on the
          Second Closing Date).

               (b) Performance. Each Company shall have performed and complied in all material respects with the agreements and conditions contained in this Amended and Restated Purchase Agreement, the First Closing
          Related Agreements and the Second Closing Related Agreements required to be performed or complied with by such Company prior to or at the
          Second Closing.

               (c) Opinions of Counsel.

                    (i) The Purchasers shall have received an opinion from
               counsel for Aduromed, dated as of the Second Closing Date, addressed to the Purchasers at the Second Closing, in the form attached hereto as Exhibit J-I.

                    (ii) The Purchasers shall have received an opinion from
               counsel for GDI, dated as of the Second Closing Date, addressed to the Purchasers at the Second Closing, in the form attached hereto as Exhibit J-II.

               (d) Certificates and Documents. On or prior to the Second Closing
          Date, Aduromed and GDI shall have delivered to each of the Purchasers each of the certificates and documents referred to in Section 6.3(b).

                                       30

               (e) Blue Sky Approvals. Each Company shall have received the requisite approvals of the securities commissioners of all states in which prior approvals are required and such approvals shall be in full force and effect on the Second Closing Date.

               (f) Public Company Merger. Each of the following shall have occurred:

                    (i) The holders of a majority of the outstanding shares of
               Aduromed Series A Preferred shall have approved the Merger and the Merger Agreement in accordance with the provisions of the
               Aduromed Series A Certificate of Designations; and

                    (ii) The Merger shall have been consummated immediately
               prior to the consummation of the Second Closing.

               (g) Effectiveness of GDI Series A Certificate of Designations.
          The GDI Series A Certificate of Designations shall have been made effective by filing such Series A Certificate of Designations with the
          Secretary of State of the State of Delaware.

               (h) Effectiveness of GDI Series B Certificate of Designations.
          The GDI Series B Certificate of Designations shall have been made effective by filing such Series B Certificate of Designations with the
          Secretary of State of the State of Delaware.

               (i) Certified Public Transaction Agreement. Aduromed and GDI
          shall have delivered to the Purchasers a true and accurate copy of the
          Merger Agreement as in effect as of the Second Closing, certified as such by the Secretary of each of Aduromed and GDI.

               (j) Amended and Restated Registration Rights Agreement. The
          Amended and Restated Registration Rights Agreement, dated as of the date of the Second Closing, among Aduromed and the Purchasers, in the form attached hereto as Exhibit O (the "Amended and Restated
          Registration Rights Agreement"), shall have been executed by GDI, the
          Surviving Entity and the Purchasers.

               (k) Amended and Restated Stockholders Agreement. The Amended and
          Restated Stockholders Agreement, dated as of the date of the Second
          Closing, among GDI, the Surviving Entity, the Purchasers and certain of the other stockholders of GDI, in the form attached hereto as
          Exhibit P (the "Amended and Restated Stockholders Agreement"), shall have been executed by GDI, the Surviving Entity, the Purchasers and each of the other stockholders of GDI party thereto.

               (l) Other Matters. All corporate, legal, governmental,
          administrative and other proceedings in connection with the transactions contemplated by this Amended and Restated Purchase
          Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          6.3 Certificates and Documents to be Delivered at each Closing.

                                       31

               (a) On or prior to the First Closing Date, Aduromed shall deliver to each of the Purchasers:

                    (i) the certificate of incorporation of Aduromed, as in
               effect as of the First Closing Date, certified by the Secretary of State of the State of Delaware;

                    (ii) certificates, dated no more than five days prior to the
               First Closing Date, as to the corporate good standing of Aduromed issued by the Secretary of State of the State of Delaware and any
               other jurisdiction where Aduromed is qualified to do business;

                    (iii) the by-laws of Aduromed, as in effect as of the First
               Closing Date, certified by its Secretary or Assistant Secretary as of the First Closing Date;

                    (iv) a certificate of incumbency of Aduromed's principal
               officers, certified by its Secretary or Assistant Secretary as of the First Closing Date;

                    (v) resolutions of the Board of Directors of Aduromed,
               authorizing and approving all matters in connection with the
               Original Purchase Agreement and the First Closing Related
               Agreements and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of Aduromed as
               of the First Closing Date; and

                    (vi) a certificate by the President of Aduromed evidencing compliance with conditions set forth in Sections 6.1(a) and (b).

               (b) On or prior to the Second Closing Date, Aduromed and GDI shall deliver to each of the Purchasers:

                    (i) the certificate of incorporation of GDI, as in effect as of the Second Closing Date, certified by the Secretary of State of the State of Delaware;

                    (ii) the certificate of incorporation of Surviving Entity, as in effect as of the Second Closing Date, certified by the
               Secretary of State of the State of Delaware;

                    (iii) the certificate of merger in connection with the
               Merger, as in effect as of the Second Closing Date, certified by the Secretary of State of the State of Delaware;

                    (iv) certificates, dated no more than five days prior to the
               Second Closing Date, as to the corporate good standing of
               Aduromed, GDI and MergerSub issued by the Secretary of State of the State of Delaware and any other jurisdiction where Aduromed,
               GDI or MergerSub, as applicable, is qualified to do business;

                    (v) the by-laws of GDI, as in effect as of the Second
               Closing Date, certified by its Secretary or Assistant Secretary as of the Second Closing Date;

                                       32

                    (vi) the by-laws of the Surviving Entity, as in effect as of the First Closing Date, certified by its Secretary or Assistant
               Secretary as of the First Closing Date;

                    (vii) a certificate of incumbency of GDI's principal
               officers, certified by its Secretary or Assistant Secretary as of the Second Closing Date;

                    (viii) a certificate of incumbency of the Surviving Entity's principal officers, certified by its Secretary or Assistant
               Secretary as of the Second Closing Date;

                    (ix) resolutions of the Board of Directors of Aduromed,
               authorizing and approving all matters in connection with this
               Amended and Restated Purchase Agreement and the Second Closing
               Related Agreements and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of
               Aduromed as of the Second Closing Date;

                    (x) resolutions of the Board of Directors of GDI,
               authorizing and approving all matters in connection with this
               Amended and Restated Purchase Agreement and the Second Closing
               Related Agreements and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of GDI as of the Second Closing Date; and

                    (xi) a certificate by the President of each of GDI and the
               Surviving Entity evidencing compliance with conditions set forth in Sections 6.2(a) and (b).

     7. Conditions to the Obligations of the Company. The obligations of (i)
Aduromed to sell the Aduromed Series A Preferred and First Closing Aduromed
Warrants to the Purchasers at the First Closing on the First Closing Date, and
(ii) GDI to sell the GDI Series B Preferred and Second Closing GDI Warrants to
the Purchasers at the Second Closing on the Second Closing Date are subject to fulfillment, or the waiver, of each of the following conditions on or before the applicable Closing Date:

          7.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchasers contained in Section 5 shall be true on and as of the applicable Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

          7.2 Performance. The Purchasers shall have performed and complied with all agreements and conditions contained in this Amended and Restated Purchase
Agreement required to be performed and complied with by them prior to or at the applicable Closing.

          7.3 Purchase Price. The Purchasers shall have delivered, as applicable, (a) to Aduromed the First Closing Purchase Price or (b) to GDI,
Second Closing Purchase Price.

     8. Covenants.

                                       33

          8.1 Efforts to Effect Public Transaction. Aduromed and GDI shall use their respective best efforts to consummate the Merger as practicable following the First Closing, but in any event on or prior to February 28, 2006.

          8.2 Repurchase of Shares and Warrants.

               (a) In the event that any Purchaser shall deliver written notice to Aduromed of its election to seek redemption pursuant to this
          Section 8.2(a) at any time prior to the Second Closing when the First
          Closing Aduromed Warrant Shares or Aduromed Conversion Shares then held by such Purchaser shall not then be covered by an effective registration statement under the Securities Act, Aduromed agrees that it will, within 20 days of receipt of such written notice, repurchase the Aduromed Series A Preferred and First Closing Aduromed Warrants
          then held by such Purchaser for an aggregate repurchase price of $100 in cash.

               (b) In the event that any Purchaser shall deliver written notice to GDI of its election to seek redemption pursuant to this Section
          8.2(b) at any time after the Second Closing when the GDI Warrant
          Shares or GDI Conversion Shares then held by such Purchaser shall not then be covered by an effective registration statement under the
          Securities Act, GDI agrees that it will, within 20 days of receipt of such written notice, repurchase the GDI Series A Preferred, GDI Series
          B Preferred and GDI Warrants then held by such Purchaser for an aggregate repurchase price of $100 in cash.

          8.3 Notification. Prior to the Second Closing Date, Aduromed and GDI
will promptly notify Purchasers in writing if it becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties set forth in Section 4 as of the date of this Amended and Restated
Purchase Agreement, or if Aduromed or GDI becomes aware of the occurrence after the date of this Amended and Restated Purchase Agreement of any fact or condition that would (except as expressly contemplated by this Amended and
Restated Purchase Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

     9. Miscellaneous.

          9.1 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated; provided, however, that Aduromed shall, at each Closing, pay the reasonable fees and out-of-pocket expenses of the
Purchasers (including the reasonable fees and expenses of Purchasers' counsel,
Mayer, Brown, Rowe & Maw LLP) in connection with such transactions in an amount not to exceed $50,000 in the aggregate.

          9.2 Survival of Representations and Warranties. With respect to each
Purchaser, all agreements, covenants, representations and warranties contained herein shall survive the execution and delivery of this Amended and Restated
Purchase Agreement, and the respective closings of the transactions contemplated hereby, until the first to occur of (a) all of the Registrable Securities (as defined in the Amended and Restated Registration Rights Agreement)

                                       34

of such Purchaser shall have been sold by such Purchaser pursuant to the
Required Registration Statement (as defined in the Amended and Restated
Registration Rights Agreement) and (b) the second anniversary of the Second
Closing Date, whereupon all such covenants, representations and warranties shall expire and terminate and shall be of no further force or effect.

          9.3 Notices. Any notice required or permitted under this Amended and
Restated Purchase Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or sent by electronic facsimile transmission with a copy in either case sent by United
States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified or by overnight or international courier, as follows:

          If to Aduromed, at Aduromed Corporation, 153 Greenwood Avenue, Suite
11-13, Bethel, CT 06801, Attention: Damien R. Tanaka, President, or at such other address or addresses as may have been furnished in writing by Aduromed to the Purchasers, with a copy (which shall not constitute notice) to Stairs
Dillenbeck Finley, 330 Madison Avenue, 29th Floor, New York, NY 10017,
Attention: James M. Rae, Esq.; or

          If to GDI, at General Devices, Inc., 153 Greenwood Avenue, Suite
11-13, Bethel, CT 06801, Attention: Damien R. Tanaka, President, or at such other address or addresses as may have been furnished in writing by GDI to the
Purchasers, with a copy (which shall not constitute notice) to Stairs Dillenbeck
Finley, 330 Madison Avenue, 29th Floor, New York, NY 10017, Attention: James M.
Rae, Esq.;

          If to a Purchaser, at such Purchaser's respective address set forth on
Exhibit A-III, or at such other address or addresses as may have been furnished to Aduromed in writing by such Purchaser.

          Notices provided in accordance with this Section 9.3 shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

          9.4 Successor and Assigns. The provisions of this Amended and Restated
Purchase Agreement shall bind and inure to the benefit of the respective successors, assigns, heirs, executors and administrators of the parties hereto.

          9.5 Entire Agreement. This Amended and Restated Purchase Agreement
embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter.

          9.6 Amendments and Waivers.

               (a) Amendments to this Agreement. Except as otherwise expressly set forth in this Amended and Restated Purchase Agreement, any term of this Amended and Restated Purchase Agreement may be amended with respect to all Purchasers and the observance of any term of this
          Amended and Restated Purchase Agreement may be waived with respect to all Purchasers (either generally or in a particular instance and either retroactively or prospectively), with the written consent of
          Aduromed, GDI and the

                                       35

          holders of at least a majority of the aggregate number of shares of
          GDI Common Stock issued or issuable upon exercise of the GDI Warrants and upon conversion of the GDI Series A Preferred and GDI Series B
          Preferred (calculated on an as converted into GDI Common Stock basis).

               (b) General. Any amendment or waiver effected in accordance with this Section 9.6 shall be binding upon Aduromed, GDI and each
          Purchaser. No waivers of or exceptions to any term, condition or provision of this Amended and Restated Purchase Agreement or any
          Second Closing Related Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          9.7 Counterparts; Facsimile Signatures. This Amended and Restated
Purchase Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.
This Amended and Restated Purchase Agreement may be executed by facsimile signatures.

          9.8 Press Releases; Publicity. The Purchasers, GDI and Aduromed will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Amended and Restated Purchase Agreement or any other Second
Closing Related Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. Notwithstanding anything to the contrary set forth herein, without the prior written consent of the applicable
Purchaser, none of Aduromed, the Surviving Entity or GDI shall not disclose the name of any Purchaser or otherwise identify any such Purchaser as a stockholder of any Company except as may be required by applicable law, court process or obligations pursuant to any listing agreement with any national securities exchange.

          9.9 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

          9.10 Severability. The invalidity or unenforceability of any provision of this Amended and Restated Purchase Agreement shall not affect the validity or enforceability of any other provision of this Amended and Restated Purchase
Agreement.

          9.11 Governing Law. This Amended and Restated Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New
York, without reference to the principles thereof relating to the conflict of laws.

                  [Remainder of Page Intentionally Left Blank]

                                       36

          IN WITNESS WHEREOF, the parties hereto have executed this Amended and
Restated Securities Purchase Agreement as of the day and year first above written.

                                        ADUROMED:

                                        ADUROMED CORPORATION

                                        By: /s/ Damien R. Tanaka
                                            ------------------------------------
                                        Name: Damien R. Tanaka
                                        Title: President

                                        GDI:

                                        GENERAL DEVICES, INC.

                                        By: /s/ Kevin Halter, Jr.
                                            ------------------------------------
                                        Name: Kevin Halter, Jr.
                                        Title: President

                                        PURCHASERS:

                                        PEQUOT SCOUT FUND, L.P.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Manager

                                        By: /s/ Daniel Fishbane
                                            ------------------------------------
                                        Name: Daniel Fishbane
                                        Title: CFO

                                        PEQUOT MARINER MASTER
                                        FUND, L.P.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Manager

                                        By: /s/ Daniel Fishbane
                                            ------------------------------------
                                        Name: Daniel Fishbane
                                        Title: CFO

                                        PEQUOT NAVIGATOR OFFSHORE FUND, INC.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Advisor

                                        By: /s/ Daniel Fishbane
                                            ------------------------------------
                                            Name: Daniel Fishbane
                                            Title: CFO

                                        PEQUOT DIVERSIFIED MASTER FUND, LTD.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Manager

                                        By: /s/ Daniel Fishbane
                                            ------------------------------------
                                            Name: Daniel Fishbane
                                            Title: CFO

                                        PREMIUM SERIES PCC LIMITED
                                        CELL 33

                                        By: /s/ Chris Mueller
                                            ------------------------------------
                                            Name: Chris Mueller
                                            Title: Attorney in Fact

                                        SHERLEIGH ASSOCIATES INC.
                                        DEFINED BENEFIT PENSION PLAN

                                        By: /s/ Jack Silver
                                            ------------------------------------
                                            Name: Jack Silver
                                            Title: Trustee

EXHIBITS A-I AND A-II

                                            Series A   First Closing    Series B    Second Closing
                                           Preferred      Warrants      Preferred      Warrants
                                           ---------   -------------   ----------   --------------

Pequot Scout Fund, L.P.                    2,031,701    2,031,701.27    4,921,075      4,921,075
Pequot Mariner Master Fund, L.P.           1,025,484    1,025,483.50    2,784,731      2,784,731
Pequot Navigator Offshore Fund, Inc.         837,547      837,547.00    2,101,065      2,101,065
Pequot Diversified Master Fund, Ltd.          50,260       50,260.00      133,649        133,649
Premium Series PCC Limited Cell 33            81,673       81,672.50      203,869        203,869

TOTAL                                      4,026,665    4,026,664.27   10,144,389     10,144,389

Sherleigh Assoc., Inc., Defin. Ben. Plan   2,237,037    2,237,036.70    5,635,771      5,635,771

                                    EXHIBIT B

             CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK

                              ADUROMED CORPORATION

             CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK

          Aduromed Corporation, a Delaware company (the "Company"), hereby certifies that the following resolution has been duly adopted by the board of directors of the Company:

          RESOLVED, that pursuant to the authority granted to and vested in the board of directors of the Company (the "Board") by the provisions of the certificate of in Company of the Company, there is created a series of preferred stock, par value $0.01 per share, and that the voting powers, designation and number of shares thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

     1. Designation and Number; Rank; Prohibited Payments.

          (a) The shares of this series shall be designated as Series A
     Preferred Stock. The number of shares initially constituting the Series A
     Preferred Stock shall be 3,489,527, which number may, subject to any consent right of the holders of any capital stock of the Company, be increased or decreased by the Board; provided, however, that such number may not be decreased below the number of the then outstanding shares of
     Series A Preferred Stock.

          (b) The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up, rank:

               (i) junior to all classes and series of any hereafter authorized capital stock of the Company ranking senior (as to dividend rights, redemption rights and rights upon liquidation, dissolution or winding
          up) to the Series A Preferred Stock ("Senior Stock");

               (ii) pari passu with all classes and series of any now or
          hereafter authorized capital stock of the Company ranking on a par (as to dividend rights, redemption rights and rights upon liquidation, dissolution or winding up) with the Series A Preferred Stock ("Parity
          Stock"), including, but not limited to, the Company's Series B
          Preferred Stock (the "Series B Preferred Stock") to the extent that such Series B Preferred Stock is issued after the Initial Issuance
          Date (as defined below) pursuant to that certain Securities Purchase
          Agreement, dated as of September 30, 2005 (the "Securities Purchase
          Agreement"), by and among the Company and the purchasers named therein; and

               (iii) senior to all classes and series of any now or hereafter authorized capital stock of the Company ranking junior (as to dividend rights, redemption rights and rights upon liquidation, dissolution or winding up) to the Series A

          Preferred Stock, including, without limitation, any class of the
          Company's common stock, par value $0.01 per share ("Common Stock")
          (such classes and series are referred to as "Junior Stock").

     2. Dividends.

          (a) The holders of shares of Series A Preferred Stock shall be entitled to receive preferential dividends at an annual rate equal to the
     Series A Applicable Dividend Rate (as defined below) as of the applicable date of determination, times the Original Issue Price (as defined below)
     for each share of Series A Preferred Stock held by such holders, and such dividends shall be payable in cash to the holders of record at the close of business on each March 15 and September 15 of each year. Dividends on shares of the Series A Preferred Stock shall accumulate on a daily basis from the date on which such shares are issued and, to the extent they are not paid in cash when due, shall compound on a semi-annual basis on each
     March 15 and September 15 of each year, whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared.
     For the purposes of this clause (a), the term "Series A Applicable Dividend
     Rate", as of an applicable date of determination, shall be calculated as follows:

               (i) if such date of determination occurs prior to the
          consummation of an Approved Public Transaction (as defined below):

                    (A) if such date of determination is on or prior to the 70th calendar day following the Initial Issuance Date (as defined below) (such 70th day, the "Trigger Date"), the Series A
               Applicable Dividend Rate shall equal 8% per annum; and

                    (B) if such date of determination is after the Trigger Date, the Series A Applicable Dividend Rate shall equal the sum of (x)
               8% per annum, plus (y) 1% per annum for each calendar month (or portion thereof) that shall have elapsed since the Trigger Date;
               and

                    (C) if such date of determination occurs from and after the consummation of an Approved Public Transaction, the Series A
               Applicable Dividend Rate shall equal the difference of (x) the
               Series A Applicable Dividend Rate as in effect immediately prior to the consummation of such Approved Public Transaction (as calculated pursuant to clause (i) above), minus (y) 2% per annum.

          (b) Upon conversion of any share of Series A Preferred Stock into
     Common Stock pursuant to Section 4, the holder of such Series A Preferred
     Stock shall be entitled to receive payment of all accrued and unpaid dividends thereon, at the option of the holder thereof, (i) in cash or (ii)
     in the form of such number of additional shares of Common Stock equal to
     (x) the amount of such accrued and unpaid dividends, divided by (y) the then applicable Series A Conversion Price.

                                       2

          (c) In no event may any dividends be paid on the Series A Preferred
     Stock unless, at the time of such payment, any and all dividends then accrued and payable on the shares of any Senior Stock shall have been paid in full. If dividends are paid on the shares of Series A Preferred Stock and shares of Parity Stock in an amount less than the total amount of such dividends at the time accrued and payable on all of such shares, such dividends shall be allocated pro rata (in proportion to the respective amounts due with respect thereto) among all such shares of Series A
     Preferred Stock and shares of Parity Stock at the time outstanding based on the amount of dividends then due with respect to each such share. In no event may any dividends be paid on any Junior Stock unless, at the time of such payment, any and all dividends then accrued and payable on the shares of the Series A Preferred Stock have been paid in full.

     3. Preference on Liquidation.

          (a) Upon the liquidation or dissolution of the Company ("Liquidation
     Event"), the holders of Series A Preferred Stock shall be entitled to receive out of the Company's assets, for each share of Series A Preferred
     Stock outstanding at the time thereof, distributions in the amount of $0.57
     (subject to adjustment from time to time as a result of a stock split, stock combination or any other similar event affecting the outstanding number of shares of Series A Preferred Stock) (as adjusted from time to time, the "Original Issue Price") plus an amount equal to all accumulated but unpaid dividends thereon, whether or not declared (the Original Issue
     Price together with such dividends, the "Liquidation Preference").

          (b) Distributions of the Company's cash, securities and other assets pursuant to this Section 3 shall be made to the holders of shares of Series
     A Preferred Stock and all other Parity Stock in proportion to the total amounts to which the holders of all shares of Series A Preferred Stock and all other Parity Stock are entitled upon a Liquidation Event.

          (c) No payment or distribution shall be made in respect of any shares of Series A Preferred Stock pursuant to Section 3(a) unless, at the time of such distribution, all amounts due in respect of any shares of Senior Stock have been paid in full.

          (d) No payment or distribution shall be made in respect of any shares of Junior Stock unless, at the time of such distribution, the holders of shares of Series A Preferred Stock shall have received the Liquidation
     Preference with respect to each share.

          (e) Upon the payment in full of all amounts due to a holder of Series
     A Preferred Stock pursuant to this Section 3, such holder shall not be entitled to any further participation in the assets of the Company.

     4. Conversion.

          4.1 Right to Convert.

          (a) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof upon exercise in accordance with Section
     4.1(b), without the payment of additional consideration, into such number of fully paid and nonassessable

                                       3

     shares of Common Stock as is determined by dividing the Original Issue
     Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The "Series A Conversion Price" shall initially be equal to $0.57. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of
     Common Stock, shall be subject to adjustment as provided below.

          (b) A record holder of shares of Series A Preferred Stock may effect the optional conversion thereof in accordance with Section 4.1(a) by making a written demand for such conversion (a "Series A Conversion Demand") upon the Company at its principal executive offices that sets forth (i) the number of shares of Series A Preferred Stock to be converted; and (ii) the proposed date of such conversion, which shall be a Business Day not less than 5 Business Days after the date of such Series A Conversion Demand (the
     "Series A Conversion Date"). The Series A Conversion Demand shall be accompanied by the certificate representing such shares or, if such certificate has been lost or stolen, a lost stock certificate affidavit and indemnification agreement in form and substance satisfactory to the Company and, if the Company shall so request, evidence that such holder shall have posted a bond satisfactory to the Company. As soon as practicable after the
     Series A Conversion Date, the Company shall issue and deliver to such holder a certificate for the number of shares of Common Stock issuable upon such conversion in accordance with the provisions hereof (rounded down to the nearest whole share). Upon surrender of a certificate representing
     Series A Preferred Stock to be converted in part, the Company shall after the Series A Conversion Date issue a certificate representing the number of full shares of Series A Preferred Stock not so converted.

          (c) All outstanding shares of Series A Preferred Stock to be converted pursuant to the Series A Conversion Demand shall, on the Series A
     Conversion Date, be converted into Common Stock for all purposes. On and after the Series A Conversion Date, (i) no such shares of Series A
     Preferred Stock shall be deemed to be outstanding or be transferable on the books of the Company or the stock transfer agent, if any, for such shares of Series A Preferred Stock, and (ii) the holder of such shares, as such, shall not be entitled to receive any dividends or other distributions, to receive notices or to vote such shares or to exercise or to enjoy any other powers, preferences or rights in respect thereof, other than the right, upon surrender of the certificate representing such shares, to receive a certificate for the number of shares of Common Stock into which such shares shall have been converted.

          4.2 Adjustments to Series A Conversion Price.

          (a) Definitions. For the purposes of this Section 4, the following terms shall have the following meanings ascribed thereto:

               (i) "Additional Shares of Common Stock" shall mean all shares of
          Common Stock issued (or deemed to be issued pursuant to clause (b)
          below) by the Company after the Initial Issuance Date, but shall not include up to 2,346,406 shares of Common Stock issuable upon exercise of options granted by the

                                       4

          Company pursuant to a statutory employee option plan approved in accordance with Section 7 below.

               (ii) "Convertible Securities" shall mean any evidences of
          indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding
          Options.

               (iii) "Option" shall mean rights, options or warrants to
          subscribe for, purchase or otherwise acquire Common Stock or
          Convertible Securities, but shall not include options to purchase up to 2,346,406 shares of Common Stock granted by the Company pursuant to a statutory employee option plan approved in accordance with Section 7 below.

          (b) Deemed Issue of Additional Shares of Common Stock.

               (i) If the Company at any time or from time to time after the date of the initial issuance of shares of Series A Preferred Stock
          (the "Initial Issuance Date") shall issue any Options or Convertible
          Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or
          Convertible Securities, then the maximum number of shares of Common
          Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

               (ii) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion
          Price pursuant to the terms of Section 4.2(c) below, are revised
          (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1)
          any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such
          Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (ii) shall have the effect of increasing the
          Series A Conversion Price to an amount which exceeds the lower of (i)
          the Series A Conversion Price on the original adjustment date, or (ii)
          the Series A Conversion

                                       5

          Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

               (iii) If the terms of any Option or Convertible Security, the issuance of which did not result in an adjustment to the Series A
          Conversion Price pursuant to the terms of Section 4.2(c) below (either because the consideration per share of the Additional Shares of Common
          Stock subject thereto was equal to or greater than the Series A
          Conversion Price then in effect, or because such Option or Convertible
          Security was issued before the Initial Issuance Date), are revised after the Initial Issuance Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or
          (2) any increase or decrease in the consideration payable to the
          Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of
          Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

               (iv) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted
          (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Section 4.2(c) below, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security never been issued.

          (c) Adjustment of Series A Conversion Price Upon Issuance of
     Additional Shares of Common Stock. In the event the Company shall at any time after the Initial Issuance Date issue Additional Shares of Common
     Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.2(b)), without consideration or for a consideration per share less than the applicable Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

                          CP(2) = CP(1) * (A + B) / (A + C)

          For purposes of the foregoing formula, the following definitions shall apply:

               (A)  "CP(2)" shall mean the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common
                    Stock;

               (B)  "CP(1)" shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of
                    Common Stock;

                                       6

               (C)  "A" shall mean the number of shares of Common Stock
                    outstanding and deemed outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for
                    this purpose as outstanding all shares of Common Stock
                    issuable upon exercise of Options outstanding immediately
                    prior to such issue or upon conversion of Convertible
                    Securities (including the Series A Preferred Stock)
                    outstanding immediately prior to such issue);

               (D)  "B" shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common
                    Stock had been issued at a price per share equal to CP(1)
                    (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP(1); and

               (E)  "C" shall mean the number of such Additional Shares of
                    Common Stock issued in such transaction.

          (d) Determination of Consideration. For purposes of this Section 4.2, the consideration received by the Company for the issue of any Additional
     Shares of Common Stock shall be computed as follows:

               (i) Cash and Property: Such consideration shall:

                    (A)  insofar as it consists of cash, be computed at the
                         aggregate amount of cash received by the Company,
                         excluding amounts paid or payable for accrued interest;

                    (B)  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time
                         of such issue, as determined in good faith by the
                         Board; and

                    (C)  in the event Additional Shares of Common Stock are
                         issued together with other shares or securities or
                         other assets of the Company for consideration which
                         covers both, be the proportion of such consideration so
                         received, computed as provided in clauses (I) and (II)
                         above, as determined in good faith by the Board.

               (ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock
          deemed to have been issued pursuant to Section 4.2(b), relating to
          Options and Convertible Securities, shall be determined by dividing:

                    (A) the total amount, if any, received or receivable by the
               Company as consideration for the issue of such Options or
               Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments
               relating thereto, without regard to any provision contained therein for a subsequent adjustment of

                                       7

               such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible
               Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                    (B) the maximum number of shares of Common Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the
               conversion or exchange of such Convertible Securities.

          (e) Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of
     Section 4.2(c) above then, upon the final such issuance, the Series A
     Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without additional giving effect to any adjustments as a result of any subsequent issuances within such period).

          (f) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Initial Issuance Date effect a subdivision of the outstanding Common Stock without a comparable subdivision of the Series A Preferred Stock or combine the outstanding shares of Series A Preferred Stock without a comparable combination of the
     Common Stock, the Series A Conversion Price in effect immediately before that subdivision or combination shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Company shall at any time or from time to time after the Initial Issuance Date combine the outstanding shares of Common Stock without a comparable combination of the Series A Preferred Stock or effect a subdivision of the outstanding shares of Series A Preferred Stock without a comparable subdivision of the Common Stock, the Series A Conversion Price in effect immediately before the combination or subdivision shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

          4.3 Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Initial Issuance
     Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common
     Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on

                                       8

     such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

               (a) the numerator of which shall be the total number of shares of
          Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (b) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

     provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and
     provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into
     Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series A Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

          4.4 Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Initial Issuance
     Date shall make or issue, or fix a record date for the determination of holders of capital stock of the Company entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of shares of Common Stock in respect of outstanding shares of
     Common Stock) or in other property, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of such capital stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into
     Common Stock on the date of such event.

          4.5 Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock (but not the Series
     A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4.3 or 4.4), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred
     Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other

                                       9

     property which a holder of the number of shares of Common Stock of the
     Company issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A
     Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

          4.6 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 5, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A
     Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth
     (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A
     Preferred Stock.

          4.7 Notice of Record Date. In the event:

          (a) the Company shall take a record of the holders of its Common Stock
     (or other stock or securities at the time issuable upon conversion of the
     Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

          (b) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, or any Deemed Liquidation Event; or

          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

     then, and in each such case, the Company will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or
     (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of

                                       10

     record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice. Any notice required by the provisions hereof to be given to a holder of shares of Preferred Stock shall be deemed sent to such holder if deposited in the
     United States mail, postage prepaid, and addressed to such holder at his, her or its address appearing on the books of the Company.

          4.8 Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of
     Series A Preferred Stock. Any fractional interest in a share of Common
     Stock resulting from conversion of one or more shares of Series A Preferred
     Stock shall be paid in cash (computed to the nearest cent) equal to such fraction equal to the fair market value of a share of Common Stock as of the date of such conversion, as reasonably determined by the Company.

          4.9 Reserved Common Stock. The Company will at all times when any shares of Series A Preferred Stock are outstanding, reserve and keep available out of its authorized but unissued stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

          4.10 Provisional Conversion at the Option of the Corporation.

          (a) The Company may, at its option, cause the conversion of all, but not less than all, of the shares of the Series A Preferred Stock then outstanding into such number of fully paid and nonassessable shares of
     Common Stock, per share of Series A Preferred Stock so converted, as is determined by dividing the Original Issue Price by the Series A Conversion
     Price in effect at the time of conversion, if (x) the Closing Price (as defined below) of the Common Stock has exceeded 400% of the then effective
     Series A Conversion Price for at least 20 Trading Days (as defined below)
     within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date on which the Company notifies the holders of the Series A
     Preferred Stock (pursuant to Section 4.10(b) below) that it is exercising its option to cause the conversion of the Series A Preferred Stock pursuant to this Section 4.10 (the "Provisional Conversion Notice Date") and (y) the
     actual average daily trading volume of the Common Stock, on the
     Over-The-Counter Bulletin Board or any other stock quotation system or exchange upon which the Common Stock is listed, during the 30 consecutive
     Trading Day period referred to in clause (x) above is at least 100,000 shares of Common Stock (subject to adjustment from time to time as a result of a stock split, stock combination or any other similar event affecting the outstanding number of shares of Common Stock).

          (b) In order for the Company to exercise its rights to cause the conversion of all of the Series A Preferred Stock pursuant to this Section
     4.10, a written notice (the

                                       11

     "Provisional Conversion Notice") shall be sent by or on behalf of the
     Company, by first class mail, postage prepaid, to the holders of record of the Series A Preferred Stock as they appear on the stock register of the
     Company on the Provisional Conversion Notice Date notifying such holders of the election of the Company to cause the conversion of all of the Series A
     Preferred Stock and of the Provisional Conversion Date (as defined below), which date shall not be less than 5 days nor be more than 10 days after the
     Provisional Conversion Notice Date.

          (c) If a Provisional Conversion Notice shall have been given as hereinbefore provided, then each holder of the Series A Preferred Stock shall be entitled to all preferences and relative, participating, optional and other special rights accorded by this certificate until and including the Provisional Conversion Date. From and after the Provisional Conversion
     Date, upon delivery by the Company of the Common Stock issuable upon conversion of the Series A Preferred Stock, together with payment in full of all accrued and unpaid dividends thereon as provided in Section 2(b), the Series A Preferred Stock shall no longer be deemed to be outstanding, and all rights of the holders of such Series A Preferred Stock (in their capacity as holders of Series A Preferred Stock) shall cease and terminate.

          (d) For purpose of this Section 4.10, following definitions shall apply:

               (i) "Closing Price" means, on any date of determination, the closing price (or, if no closing price is reported, the last reported sale price) per share reported by the Over-The-Counter Bulletin Board or any other stock quotation system or exchange upon which the Common
          Stock is listed.

               (ii) "Provisional Conversion Date" means the date fixed for conversion of shares of Series A Preferred Stock pursuant to this
          Section 4.10.

               (iii) "Trading Day" means a day on which the Common Stock (i) is not suspended from trading on the Over-The-Counter Bulletin Board or any other stock quotation system or exchange upon which the Common
          Stock is listed and (ii) has traded at least once on the
          Over-The-Counter Bulletin Board or any other stock quotation system or exchange upon which the Common Stock is listed.

     5. Redemption at the Option of the Holders of Series A Preferred Stock.

          (a) In the event that the Company shall not have consummated an
     Approved Public Transaction on or prior to February 28, 2006, then each holder of Series A Preferred Stock shall have the right, but not the obligation, exercisable by such holder from time to time at any time after
     February 28, 2006 by delivery of written notice thereof to the Company (a
     "Redemption Notice"), to require the Company to redeem all or any portion of such holder's shares of Series A Preferred Stock at a redemption price per share of Series A Preferred Stock equal to the Liquidation Preference thereof through the date of payment thereof, which shall in no event by more than ten (10) calendar days following the Company's receipt of the applicable Redemption Notice.

                                       12

          (b) From and after the delivery of Redemption Notice to the Company by a holder of shares of Series A Preferred Stock, (i) the Series A Preferred
     Stock to which such Redemption Notice relates shall no longer be deemed outstanding; (ii) all rights of the holder of such shares of Series A
     Preferred Stock to be redeemed or to receive any amounts in respect of any liquidation, dissolution, winding up or otherwise shall cease and terminate, excepting only the right to receive the redemption price through the date of payment of the applicable redemption price for each such share.
     For the avoidance of doubt, dividends on the Series A Preferred Stock shall continue to accrue from and after the date of a redemption until the payment of the applicable redemption price in respect thereof.

     6. Reacquired Shares. Any shares of Series A Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series A Preferred Stock shall upon their cancellation become authorized but unissued shares of the Company's preferred stock, par value $0.01 per share, and, upon the filing of an appropriate
Certificate of Designation with the Secretary of State of the State of Delaware, may be reissued as part of another class or series of the Company's preferred stock, par value $0.01 per share, including, without limitation, Series A
Preferred Stock, all subject to the conditions or restrictions on issuance set forth herein.

     7. Voting Rights.

          (a) Each share of Series A Preferred Stock shall entitle the holder thereof to vote, in person, by proxy or at a special or annual meeting of the stockholders of the Company, on all matters voted on by holders of
     Common Stock, voting together as a single class with the holders of the
     Common Stock and all other shares entitled to vote thereon as a single class with the Common Stock. With respect to any such matters as to which holders of the Series A Preferred Stock shall be entitled to vote, each issued and outstanding share of Series A Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock issuable upon conversion thereof.

          (b) The Company shall not, without the prior affirmative vote or written consent of the Requisite Preferred Majority (as defined below):

               (i) adversely alter or change, or engage in any action that would result in any adverse alteration of or change to, the rights, preferences or privileges of the Series A Preferred Stock or the
          Series B Preferred Stock;

               (ii) increase the authorized number of shares of the Series A
          Preferred Stock or the Series B Preferred Stock;

               (iii) create, authorize, sell or issue any new class or series of the Company's capital stock or any bonds, notes or other obligations convertible into, exchangeable for or having option rights to purchase shares of such new class or series or reclassify any class or series of the Company's capital stock;

               (iv) increase the authorized number of members of the Board;

                                       13

               (v) amend or repeal any provision of, or add any provision to, the Company's certificate of incorporation, certificates of designations or bylaws (in any such case, whether by merger, consolidation or otherwise) in a manner that adversely affects the rights of the Series A Preferred Stock, the Series B Preferred Stock
          or the holders thereof;

               (vi) pay or set aside funds for the payment of any dividends or make any distributions on any of the Company's capital stock (other than the Series A Preferred Stock or the Series B Preferred Stock);

               (vii) engage in any transaction with an affiliate of the Company, or an affiliate of any such person;

               (viii) make any material change, directly or indirectly, in the nature of the Company's business;

               (ix) incur or become liable for, through guarantees or otherwise, directly or indirectly, any indebtedness in excess of $5 million in the aggregate at any one time outstanding;

               (x) for so long as the outstanding shares of Series A Preferred
          Stock and Series B Preferred Stock shall collectively represent 5% of the outstanding shares of capital stock of the Company or any successor entity thereto (calculated on a fully diluted basis), engage in any merger, consolidation, acquisition, recapitalization, joint venture or partnership;

               (xi) directly or indirectly dispose of all of the equity
          interests in any of its direct or indirect subsidiaries or directly or indirectly dispose of all or substantially all of the assets of the
          Company or any of its direct or indirect subsidiaries;

               (xii) authorize, approve or implement any employee option plan or similar employee equity program (it being understood that (x) the
          Company contemplates authorizing a 2005 Management Stock Option Plan providing for the issuance of options for up to 2,346,406 shares of
          Common Stock and (y) the Requisite Preferred Majority shall have the right to approve the form and substance of such 2005 Management Stock
          Option Plan pursuant to this clause (xii)); or

               (xiii) enter into any Public Transaction Agreement (as defined in the Securities Purchase Agreement) or engage in any Public Transaction
          (as defined in the Securities Purchase Agreement) (any Public
          Transaction approved by the Requisite Preferred Majority in accordance with this clause (xiii) is herein referred to as an "Approved Public
          Transaction").

          (c) For the purposes hereof, the term "Requisite Preferred Majority"
     shall mean (i) prior to the initial issuance of Series B Preferred Stock pursuant to the Securities Purchase Agreement, the holders of more than 50%
     of the outstanding shares of Series A

                                       14

Preferred Stock, voting separately as a single class, and (ii) from and after the initial issuance of Series B Preferred Stock pursuant to the Securities
Purchase Agreement, the holders of more than 50% of the outstanding shares of
Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted basis.

     8. No Impairment. The Company will not, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions hereunder and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series A Preferred Stock against impairment.

                                       15

          The Company has caused this Certificate of Designation to be signed as of this __ day of September, 2005.

                                        ADUROMED CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       16

                                    EXHIBIT C

                          FORM OF FIRST CLOSING WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS
WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON
EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR
HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS
WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF
COUNSEL REASONABLY SATISFACTORY TO ADUROMED CORPORATION THAT SUCH REGISTRATION
IS NOT REQUIRED.

                              ADUROMED CORPORATION

                              COMMON STOCK WARRANT

No. __                                  Issue Date: __________

     ADUROMED CORPORATION, a corporation organized under the laws of the State of Delaware, hereby certifies that, for value received, _________________, or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the date hereof and at any time or from time to time before 5:00 p.m., New York time, through the close of business (New York time) on September 30, 2012 (the "Expiration Date"), up to _______(1) fully paid and nonassessable shares of Common Stock of the
Company, par value $0.01 per share ("Common Stock") at an exercise price of
$0.68 per share, subject to adjustment hereunder (such exercise price, as adjusted from time to time, the "Exercise Price").

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

     (a) The term "Company" shall include Aduromed Corporation and any corporation which shall succeed, or assume the obligations of, Aduromed
Corporation hereunder.

     (b) The term "Common Stock" includes (a) the Company's Common Stock, par value $0.01 per share, and (b) any other securities into which or for which any of the securities described in clause (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     (c) The term "Other Securities" refers to any stock (other than Common
Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the

----------
(1)  This shall equal 100% of the shares of Series A Preferred Stock purchased by the Purchaser at the First Closing

Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of
Common Stock or Other Securities pursuant to Section 3 or 4 or otherwise.

     1. Exercise of Warrant.

          1.1 Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as
Exhibit A (the "Exercise Notice"), up to _______ shares of Common Stock of the
Company, subject to adjustment pursuant to Sections 4 and 5 (such number of shares of Common Stock, as adjusted from time to time, the "Warrant Shares
Number").

          1.2 Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

     2. Procedure for Exercise.

          2.1 Delivery of Stock Certificates, etc. on Exercise. The Company
agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense
(including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of
Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise.

          2.2 Cash Exercise. Payment shall be made in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, for the number of shares of Common Stock (or Other
Securities) specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock
(or Other Securities) issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other
Securities) determined as provided herein.

          2.3 Cashless Exercise. In lieu of payment of the Exercise Price as provided above, the Holder may elect a cashless net exercise. In the case of such cashless net exercise, the Holder shall surrender this Warrant for cancellation and receive in exchange therefor the full

                                       2

number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) as is computed using the following formula:

                                 X = Y * (A - B)
                                     -----------
                                          A

where:

     X =  the number of shares of Common Stock (or Other Securities) to be issued to the Holder upon cashless exercise of this Warrant

     Y =  the total number of shares Common Stock (or Other Securities) covered by this Warrant which the Holder has surrendered at such time for cashless exercise (including both shares to be issued to the Holder upon cashless exercise of this Warrant and shares to be cancelled as payment therefor)

     A =  the Current Market Value as of the business day on which the Holder surrenders this Warrant to the Company

     B =  the Exercise Price then in effect under this Warrant at the time at which the Holder surrenders this Warrant to the Company

For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), it is intended, understood and acknowledged that the Common Stock (or Other Securities) issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Common Stock (or Other Securities) shall be deemed to have commenced, on the date this Warrant was originally issued.

          2.4 Limitation on Exercise. Notwithstanding anything herein to the contrary, from and after the date on which the Company shall have registered the
Common Stock (or Other Securities) under the Securities Act, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (i) the number of shares of Common Stock (or Other Securities) beneficially owned by the Holder and its Affiliates (other than shares of Common Stock (or Other Securities)
which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrant or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (ii) the number of shares of Common Stock (or
Other Securities) issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of more than 4.99% of the then outstanding shares of Common Stock (or Other Securities). As used herein, the term "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as
amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The Holder may waive the limitations set forth herein by sixty-one (61) days written notice to the Company.

                                       3

     3. Effect of Merger or Reorganization, etc.; Adjustment of Exercise Price.

          3.1 Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company (including, without limitation, a Public Transaction (as defined in that certain Securities Purchase Agreement, dated as of September __,
2005, among the Company and the purchasers named therein) in which the Common
Stock is converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, this Warrant shall thereafter be exercisable in lieu of the Common Stock into which it was exercisable prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Company issuable upon exercise of this Warrant immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the board of directors of the Company (the "Board")) shall be made in the application of the provisions of Section 3, 4 and 5 with respect to the rights and interests thereafter of the Holders of this Warrant, to the end that the provisions set forth in Section 3, 4 and 5 (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the exercise of this
Warrant.

          3.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common
Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable)
receivable by the Holder of the Warrant pursuant to Section 3.1.

          3.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3 (including, without limitation, a Public Transaction), this
Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the
Company, whether or not such person shall have expressly assumed the terms of this Warrant. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company's securities and property (including cash, where applicable)
receivable by the Holders of the Warrant will be delivered to Holder.

     4. Extraordinary Events Regarding Common Stock.

          4.1 Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time effect a subdivision of the outstanding Common
Stock (or Other Securities), the Exercise Price then in effect immediately before that subdivision shall be

                                       4

proportionately decreased. If the Company shall at any time or from time to time combine the outstanding shares of Common Stock (or Other Securities), the
Exercise Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this clause shall become effective at the close of business on the date the subdivision or combination becomes effective.

          4.2 Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock (or Other
Securities) entitled to receive, a dividend or other distribution payable in additional shares of Common Stock (or Other Securities), then and in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction:

               (i) the numerator of which shall be the total number of shares of
          Common Stock (or Other Securities) issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (ii) the denominator of which shall be the total number of shares of Common Stock (or Other Securities) issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock
          (or Other Securities) issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this clause as of the time of actual payment of such dividends or distributions.

          4.3 Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock (or Other
Securities) entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock (or Other
Securities), then and in each such event provision shall be made so that the
Holder shall receive upon exercise of this Warrant in addition to the number of shares of Common Stock (or Other Securities) receivable thereupon, the amount of securities of the Company that it would have received had this Warrant been exercised into Common Stock (or Other Securities) on the date of such event and had they thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period with respect to the rights of the Holder.

          4.4 Adjustment for Reclassification, Exchange, or Substitution. If the
Common Stock (or Other Securities) issuable upon the exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares

                                       5

or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock (or Other Securities) into which this Warrant might have been exercised immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          4.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 4, the
Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price then in effect, and (iii) the Warrant
Shares Number and the amount, if any, of other property which then would be received upon the exercise of this Warrant.

          4.6 Warrant Shares Number. If any event shall occur that results in any adjustment to the Exercise Price pursuant to this Section 4, then the
Warrant Shares Number, as in effect immediately prior to such event, shall be adjusted such that the product of (a) the Exercise Price (as adjusted), times
(b) the Warrant Shares Number (as adjusted), in each case in effect immediately following such event shall equal the product of (i) the Exercise Price, times
(b) the Warrant Shares Number, in each case in effect immediately prior to such event.

     5. Dilutive Issuances.

          5.1 Deemed Issue of Additional Shares of Common Stock.

               (i) If the Company at any time or from time to time after the date of the issuance of this Warrant shall issue any Options or Convertible
     Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible
     Securities, then the maximum number of shares of Common Stock (or Other
     Securities) (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such
     Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

               (ii) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Exercise Price pursuant to the terms of Section 5.2 below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock (or Other Securities) issuable upon the

                                       6

     exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Exercise Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Exercise Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible
     Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (ii) shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (i) the Exercise Price on the original adjustment date, or (ii) the Exercise Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

               (iii) If the terms of any Option or Convertible Security, the issuance of which did not result in an adjustment to the Exercise Price pursuant to the terms of Section 5.2 below (either because the consideration per share of the Additional Shares of Common Stock subject thereto was equal to or greater than the Exercise Price then in effect, or because such Option or Convertible Security was issued before the issuance of this Warrant), are revised after the issuance of this Warrant (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock (or Other Securities)
     issuable upon the exercise, conversion or exchange of any such Option or
     Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional
     Shares of Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

               (iv) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exercise Price pursuant to the terms of Section 5.2 below, the Exercise Price shall be readjusted to such Exercise Price as would have obtained had such Option or Convertible Security never been issued.

          5.2 Adjustment of Exercise Price Upon Issuance of Additional Shares of
Common Stock. In the event the Company shall at any time after the issuance of this Warrant issue Additional Shares of Common Stock (including Additional
Shares of Common Stock deemed to be issued pursuant to Section 5.1), without consideration or for a consideration per share less than the applicable Exercise
Price in effect immediately prior to such issue, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

                        EP(2) = EP(1) * (A + B) / (A + C)

          For purposes of the foregoing formula, the following definitions shall apply:

                                       7

               "EP(2)" shall mean the Exercise Price in effect immediately after such issue of Additional Shares of Common Stock;

               "EP(1)" shall mean the Exercise Price in effect immediately prior to such issue of Additional Shares of Common Stock;

               "A"     shall mean the number of shares of Common Stock (or Other
                       Securities) outstanding and deemed outstanding
                       immediately prior to such issue of Additional Shares of
                       Common Stock (treating for this purpose as outstanding
                       all shares of Common Stock (or Other Securities) issuable
                       upon exercise of Options outstanding immediately prior to
                       such issue or upon conversion of Convertible Securities
                       outstanding immediately prior to such issue);

               "B"     shall mean the number of shares of Common Stock (or Other
                       Securities) that would have been issued if such
                       Additional Shares of Common Stock had been issued at a
                       price per share equal to EP1 (determined by dividing the
                       aggregate consideration received by the Company in
                       respect of such issue by EP(1)); and

               "C"     shall mean the number of such Additional Shares of Common
                       Stock issued in such transaction.

          5.3 Determination of Consideration. For purposes of this Section 5, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (i) Cash and Property: Such consideration shall:

                    (A)  insofar as it consists of cash, be computed at the
                         aggregate amount of cash received by the Company,
                         excluding amounts paid or payable for accrued interest;

                    (B)  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time
                         of such issue, as determined in good faith by the
                         Board; and

                    (C)  in the event Additional Shares of Common Stock are
                         issued together with other shares or securities or
                         other assets of the Company for consideration which
                         covers both, be the proportion of such consideration so
                         received, computed as provided in clauses (A) and (B)
                         above, as determined in good faith by the Board.

               (ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock
          deemed to have been issued pursuant to Section 5.1, relating to
          Options and Convertible Securities, shall be determined by dividing:

                                       8

                    (A) the total amount, if any, received or receivable by the
               Company as consideration for the issue of such Options or
               Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments
               relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration)
               payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such
               Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                    (B) the maximum number of shares of Common Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the
               conversion or exchange of such Convertible Securities.

          5.4 Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Exercise Price pursuant to the terms of Section 5.2 above then, upon the final such issuance, the Exercise Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without additional giving effect to any adjustments as a result of any subsequent issuances within such period).

          5.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 5, the
Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price then in effect, and (iii) the Warrant
Shares Number and the amount, if any, of other property which then would be received upon the exercise of this Warrant.

          5.6 Warrant Shares Number. If any event shall occur that results in any adjustment to the Exercise Price pursuant to this Section 5, then the
Warrant Shares Number, as in effect immediately prior to such event, shall be adjusted such that the product of (a) the Exercise Price (as adjusted), times
(b) the Warrant Shares Number (as adjusted), in each case in effect immediately following such event shall equal the product of (i) the Exercise Price, times
(b) the Warrant Shares Number, in each case in effect immediately prior to such event.

     6. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company
will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other Securities)
from time to time issuable on the exercise of the Warrant. The Company will not, by amendment of its charter or through reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or

                                       9

any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of
Common Stock (or Other Securities) obtainable upon the exercise of this Warrant and (b) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of
Common Stock (or Other Securities) upon the exercise of this Warrant.

     7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") in whole or in part. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor
Endorsement Form") and together with evidence reasonably satisfactory to the
Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor's counsel that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the
Transferor and/or the transferee(s) specified in such Transferor Endorsement
Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

     8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     9. Warrant Agent. The Company may, by written notice to the Holder of the
Warrant, appoint an agent for the purpose of issuing Common Stock (or Other
Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to
Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

     10. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     11. Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the
Company an address, then to, and at the address of, the last Holder of this
Warrant who has so furnished an address to the Company.

     12. Definitions. For purposes of this Warrant, the following definitions shall apply:

                                       10

               (a) "Additional Shares of Common Stock" shall mean all shares of
     Common Stock (or Other Securities) issued (or deemed to be issued pursuant to Section 5) by the Company after the date of issuance of this Warrant, but shall not include up to 2,382,200 shares of Common Stock issuable upon exercise of options granted by the Company pursuant to a statutory employee benefit plan approved in accordance with Section 7 of the Company's Series
     A Certificate of Designations.

               (b) "Convertible Securities" shall mean any evidences of
     indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock (or Other Securities), but excluding
     Options.

               (c) "Current Market Value" means the fair market value of the shares of Common Stock (or Other Securities), as determined as follows:

                    (i) if the Common Stock (or Other Securities) is traded on a securities exchange or the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the Common
               Stock (or Other Securities) on such exchange or market over the five (5) trading day period ending three (3) days prior to the date of determination;

                    (ii) if the Common Stock (or Other Securities) is actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the five (5) trading day period ending three (3) days prior to the date of determination;
               or

                    (iii) if there is no active public market for the Common
               Stock (or Other Securities), the value shall be the fair market value thereof, as determined in good faith by the Board.

               (d) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock (or Other Securities) or
     Convertible Securities, but shall not include options to purchase up to
     2,382,200 shares of Common Stock granted by the Company pursuant to a statutory employee benefit plan approved in accordance with Section 7 of the Company's Series A Certificate of Designations.

     13. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of State of New York without regard to principles of conflicts of laws. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this
Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                                       11

                           [Signature page to follow]

                                       12

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                        ADUROMED CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       13

                                    EXHIBIT E

                         FORM OF SECOND CLOSING WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS
WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON
EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR
HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS
WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF
COUNSEL REASONABLY SATISFACTORY TO GENERAL DEVICES, INC. THAT SUCH REGISTRATION
IS NOT REQUIRED.

                              GENERAL DEVICES, INC.

                              COMMON STOCK WARRANT

No. __                                  Issue Date: __________

     GENERAL DEVICES, INC., a corporation organized under the laws of the State of Delaware, hereby certifies that, for value received, _________________, or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the date hereof and at any time or from time to time before 5:00 p.m., New York time, through the close of business (New York time) on January 24, 2013 (the "Expiration Date"), up to _______ fully paid and nonassessable shares of Common Stock of the
Company, par value $0.0001 per share ("Common Stock") at an exercise price of
$0.37883 per share, subject to adjustment hereunder (such exercise price, as adjusted from time to time, the "Exercise Price").

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

     (a) The term "Company" shall include General Devices, Inc. and any corporation which shall succeed, or assume the obligations of, General Devices,
Inc. hereunder.

     (b) The term "Common Stock" includes (a) the Company's Common Stock, par value $0.0001 per share, and (b) any other securities into which or for which any of the securities described in clause (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     (c) The term "Other Securities" refers to any stock (other than Common
Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other
Securities pursuant to Section 3 or 4 or otherwise.

     1. Exercise of Warrant.

          1.1 Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as
Exhibit A (the "Exercise Notice"), up to _______ shares of Common Stock of the
Company, subject to adjustment pursuant to Sections 4 and 5 (such number of shares of Common Stock, as adjusted from time to time, the "Warrant Shares
Number").

          1.2 Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

     2. Procedure for Exercise.

          2.1 Delivery of Stock Certificates, etc. on Exercise. The Company
agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense
(including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of
Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise.

          2.2 Cash Exercise. Payment shall be made in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, for the number of shares of Common Stock (or Other
Securities) specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock
(or Other Securities) issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other
Securities) determined as provided herein.

          2.3 Cashless Exercise. In lieu of payment of the Exercise Price as provided above, the Holder may elect a cashless net exercise. In the case of such cashless net exercise, the Holder shall surrender this Warrant for cancellation and receive in exchange therefor the full number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock
(or Other Securities) as is computed using the following formula:

                                 X = Y * (A - B)
                                     -----------
                                          A

                                       2

where:

     X =  the number of shares of Common Stock (or Other Securities) to be issued to the Holder upon cashless exercise of this Warrant

     Y =  the total number of shares Common Stock (or Other Securities) covered by this Warrant which the Holder has surrendered at such time for cashless exercise (including both shares to be issued to the Holder upon cashless exercise of this Warrant and shares to be cancelled as payment therefor)

     A =  the Current Market Value as of the business day on which the Holder surrenders this Warrant to the Company

     B =  the Exercise Price then in effect under this Warrant at the time at which the Holder surrenders this Warrant to the Company

For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), it is intended, understood and acknowledged that the Common Stock (or Other Securities) issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Common Stock (or Other Securities) shall be deemed to have commenced, on the date this Warrant was originally issued.

          2.4 Limitation on Exercise. Notwithstanding anything herein to the contrary, from and after the date on which the Company shall have registered the
Common Stock (or Other Securities) under the Securities Act, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (i) the number of shares of Common Stock (or Other Securities) beneficially owned by the Holder and its Affiliates (other than shares of Common Stock (or Other Securities)
which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrant or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (ii) the number of shares of Common Stock (or
Other Securities) issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of more than 4.99% of the then outstanding shares of Common Stock (or Other Securities). As used herein, the term "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as
amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The Holder may waive the limitations set forth herein by sixty-one (61) days written notice to the Company.

     3. Effect of Merger or Reorganization, etc.; Adjustment of Exercise Price.

          3.1 Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company

                                       3

in which the Common Stock is converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, this Warrant shall thereafter be exercisable in lieu of the Common Stock into which it was exercisable prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Company issuable upon exercise of this Warrant immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the board of directors of the Company
(the "Board")) shall be made in the application of the provisions of Section 3,
4 and 5 with respect to the rights and interests thereafter of the Holders of this Warrant, to the end that the provisions set forth in Section 3, 4 and 5
(including provisions with respect to changes in and other adjustments of the
Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the exercise of this Warrant.

          3.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common
Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable)
receivable by the Holder of the Warrant pursuant to Section 3.1.

          3.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company's securities and property
(including cash, where applicable) receivable by the Holders of the Warrant will be delivered to Holder.

     4. Extraordinary Events Regarding Common Stock.

          4.1 Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time effect a subdivision of the outstanding Common
Stock (or Other Securities), the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time combine the outstanding shares of Common Stock
(or Other Securities), the Exercise Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this clause shall become effective at the close of business on the date the subdivision or combination becomes effective.

          4.2 Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the

                                       4

determination of holders of Common Stock (or Other Securities) entitled to receive, a dividend or other distribution payable in additional shares of Common
Stock (or Other Securities), then and in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction:

               (i) the numerator of which shall be the total number of shares of
          Common Stock (or Other Securities) issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (ii) the denominator of which shall be the total number of shares of Common Stock (or Other Securities) issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock
          (or Other Securities) issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this clause as of the time of actual payment of such dividends or distributions.

          4.3 Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock (or Other
Securities) entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock (or Other
Securities), then and in each such event provision shall be made so that the
Holder shall receive upon exercise of this Warrant in addition to the number of shares of Common Stock (or Other Securities) receivable thereupon, the amount of securities of the Company that it would have received had this Warrant been exercised into Common Stock (or Other Securities) on the date of such event and had they thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period with respect to the rights of the Holder.

          4.4 Adjustment for Reclassification, Exchange, or Substitution. If the
Common Stock (or Other Securities) issuable upon the exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common
Stock (or Other Securities) into which this Warrant might have been exercised immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                                       5

          4.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 4, the
Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price then in effect, and (iii) the Warrant
Shares Number and the amount, if any, of other property which then would be received upon the exercise of this Warrant.

          4.6 Warrant Shares Number. If any event shall occur that results in any adjustment to the Exercise Price pursuant to this Section 4, then the
Warrant Shares Number, as in effect immediately prior to such event, shall be adjusted such that the product of (a) the Exercise Price (as adjusted), times
(b) the Warrant Shares Number (as adjusted), in each case in effect immediately following such event shall equal the product of (i) the Exercise Price, times
(b) the Warrant Shares Number, in each case in effect immediately prior to such event.

     5. Dilutive Issuances.

          5.1 Deemed Issue of Additional Shares of Common Stock.

               (i) If the Company at any time or from time to time after the date of the issuance of this Warrant shall issue any Options or Convertible
     Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible
     Securities, then the maximum number of shares of Common Stock (or Other
     Securities) (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such
     Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

               (ii) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Exercise Price pursuant to the terms of Section 5.2 below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock (or Other Securities) issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Exercise Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Exercise Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible
     Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (ii) shall have the

                                       6

     effect of increasing the Exercise Price to an amount which exceeds the lower of (i) the Exercise Price on the original adjustment date, or (ii)
     the Exercise Price that would have resulted from any issuances of
     Additional Shares of Common Stock between the original adjustment date and such readjustment date.

               (iii) If the terms of any Option or Convertible Security, the issuance of which did not result in an adjustment to the Exercise Price pursuant to the terms of Section 5.2 below (either because the consideration per share of the Additional Shares of Common Stock subject thereto was equal to or greater than the Exercise Price then in effect, or because such Option or Convertible Security was issued before the issuance of this Warrant), are revised after the issuance of this Warrant (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock (or Other Securities)
     issuable upon the exercise, conversion or exchange of any such Option or
     Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional
     Shares of Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

               (iv) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exercise Price pursuant to the terms of Section 5.2 below, the Exercise Price shall be readjusted to such Exercise Price as would have obtained had such Option or Convertible Security never been issued.

          5.2 Adjustment of Exercise Price Upon Issuance of Additional Shares of
Common Stock. In the event the Company shall at any time after the issuance of this Warrant issue Additional Shares of Common Stock (including Additional
Shares of Common Stock deemed to be issued pursuant to Section 5.1), without consideration or for a consideration per share less than the applicable Exercise
Price in effect immediately prior to such issue, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

                        EP(2) = EP(1) * (A + B) / (A + C)

          For purposes of the foregoing formula, the following definitions shall apply:

               "EP(2)" shall mean the Exercise Price in effect immediately after such issue of Additional Shares of Common Stock;

               "EP(1)" shall mean the Exercise Price in effect immediately prior to such issue of Additional Shares of Common Stock;

               "A"     shall mean the number of shares of Common Stock (or Other
                       Securities) outstanding and deemed outstanding
                       immediately prior to such issue of Additional Shares of
                       Common Stock (treating for

                                       7

                       this purpose as outstanding all shares of Common Stock
                       (or Other Securities) issuable upon exercise of Options
                       outstanding immediately prior to such issue or upon
                       conversion of Convertible Securities outstanding
                       immediately prior to such issue);

               "B"     shall mean the number of shares of Common Stock (or Other
                       Securities) that would have been issued if such
                       Additional Shares of Common Stock had been issued at a
                       price per share equal to EP(1) (determined by dividing
                       the aggregate consideration received by the Company in
                       respect of such issue by EP(1)); and

               "C"     shall mean the number of such Additional Shares of Common
                       Stock issued in such transaction.

          5.3 Determination of Consideration. For purposes of this Section 5, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (i) Cash and Property: Such consideration shall:

                    (A)  insofar as it consists of cash, be computed at the
                         aggregate amount of cash received by the Company,
                         excluding amounts paid or payable for accrued interest;

                    (B)  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time
                         of such issue, as determined in good faith by the
                         Board; and

                    (C)  in the event Additional Shares of Common Stock are
                         issued together with other shares or securities or
                         other assets of the Company for consideration which
                         covers both, be the proportion of such consideration so
                         received, computed as provided in clauses (A) and (B)
                         above, as determined in good faith by the Board.

               (ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock
          deemed to have been issued pursuant to Section 5.1, relating to
          Options and Convertible Securities, shall be determined by dividing:

                    (A) the total amount, if any, received or receivable by the
               Company as consideration for the issue of such Options or
               Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments
               relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration)
               payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such

                                       8

               Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                    (B) the maximum number of shares of Common Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the
               conversion or exchange of such Convertible Securities.

          5.4 Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Exercise Price pursuant to the terms of Section 5.2 above then, upon the final such issuance, the Exercise Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without additional giving effect to any adjustments as a result of any subsequent issuances within such period).

          5.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 5, the
Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price then in effect, and (iii) the Warrant
Shares Number and the amount, if any, of other property which then would be received upon the exercise of this Warrant.

          5.6 Warrant Shares Number. If any event shall occur that results in any adjustment to the Exercise Price pursuant to this Section 5, then the
Warrant Shares Number, as in effect immediately prior to such event, shall be adjusted such that the product of (a) the Exercise Price (as adjusted), times
(b) the Warrant Shares Number (as adjusted), in each case in effect immediately following such event shall equal the product of (i) the Exercise Price, times
(b) the Warrant Shares Number, in each case in effect immediately prior to such event.

     6. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company
will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other Securities)
from time to time issuable on the exercise of the Warrant. The Company will not, by amendment of its charter or through reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the
Company will (a) not increase the par value of any shares of Common Stock (or
Other Securities) obtainable upon the exercise of this Warrant and (b) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock
(or Other Securities) upon the exercise of this Warrant.

                                       9

     7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") in whole or in part. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor
Endorsement Form") and together with evidence reasonably satisfactory to the
Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor's counsel that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the
Transferor and/or the transferee(s) specified in such Transferor Endorsement
Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

     8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     9. Warrant Agent. The Company may, by written notice to the Holder of the
Warrant, appoint an agent for the purpose of issuing Common Stock (or Other
Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to
Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

     10. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     11. Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the
Company an address, then to, and at the address of, the last Holder of this
Warrant who has so furnished an address to the Company.

     12. Definitions. For purposes of this Warrant, the following definitions shall apply:

               (a) "Additional Shares of Common Stock" shall mean all shares of
     Common Stock (or Other Securities) issued (or deemed to be issued pursuant to Section 5) by the Company after the date of issuance of this Warrant, but shall not include up to 4,211,799 shares of Common Stock issuable upon exercise of options granted by the Company pursuant to a statutory employee benefit plan approved in accordance with Section 7 of the Company's Series
     A Certificate of Designations.

                                       10

               (b) "Convertible Securities" shall mean any evidences of
     indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock (or Other Securities), but excluding
     Options.

               (c) "Current Market Value" means the fair market value of the shares of Common Stock (or Other Securities), as determined as follows:

                    (i) if the Common Stock (or Other Securities) is traded on a securities exchange or the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the Common
               Stock (or Other Securities) on such exchange or market over the five (5) trading day period ending three (3) days prior to the date of determination;

                    (ii) if the Common Stock (or Other Securities) is actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the five (5) trading day period ending three (3) days prior to the date of determination;
               or

                    (iii) if there is no active public market for the Common
               Stock (or Other Securities), the value shall be the fair market value thereof, as determined in good faith by the Board.

               (d) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock (or Other Securities) or
     Convertible Securities, but shall not include options to purchase up to
     4,211,799 shares of Common Stock granted by the Company pursuant to a statutory employee benefit plan approved in accordance with Section 7 of the Company's Series A Certificate of Designations.

     13. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of State of New York without regard to principles of conflicts of laws. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this
Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                           [Signature page to follow]

                                       11

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                        GENERAL DEVICES, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       12

                                    EXHIBIT F
                         REPRESENTATIONS OF THE COMPANY

PARA 3.2(b) CAPITALIZATION
See exhibit F-1 as provided under section 3.4

PARA 3.8 PROPERTY AND ASSETS
See pledge and security Agreement between Christian Kristoff and the Company attached.

PARA 3.23 BROKERAGE;
The Company has agreed to pay Kuhns Brothers Securities Corporation the following monies and warrants in consideration of their efforts:

     o    7% of gross raise of $7 million or $490,000 total

     o    6 months of pay @ $10,000 per month for a total of $60,000 total

     o    10% of founder's warrants that is a total of 1,221,334 warrants @
          $0.627 conversion to common or 10% over Purchasers' strike price of
          $0.57.

PARA 3.24 EMPLOYEE BENEFIT PLANS
     a)   The Company offers to all active employees the option to participate through the Connecticut Business and Industry Association (CBIA)
          Health Connections group medical health coverage and Genworth
          Financial for Dental coverage. Employees can select from different levels of coverage and from various insurance carriers such as: CIGNA
          HealthCare, ConnectiCare, Health Net and Oxford Health Plans.
          Currently, new employees contribute 25% towards the cost of the premiums.

     b)   Current staffing comprises the following employees of the Company:

           a. Damien Tanaka President, CEO               See employment contract
           b. Kevin Dunphy, CFO                          See employment contract
           c. Steven Birch, VP New Business Development  See employment contract
           d. (2) design draftsmen                       $18-20 per hour
           e. (2) administrators                         $20-24 per hour
           f. (2) Project Managers                       $50-70,000 per annum

                              ADUROMED CORPORATION

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

                              ADUROMED CORPORATION

                          INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE

INDEX TO FINANCIAL STATEMENTS                                              1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                    2

BALANCE SHEETS (RESTATED)                                                  3

STATEMENTS OF OPERATIONS (RESTATED)                                        4

STATEMENTS OF STOCKHOLDERS' DEFICIT (RESTATED)                             5

STATEMENTS OF CASH FLOWS (RESTATED)                                        6

NOTES TO FINANCIAL STATEMENTS                                              7

                                       1

CHILD, SULLIVAN & COMPANY
A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS
1284 W. FLINT MEADOW DR., SUITE D,
KAYSVILLE, UT 84037                   PHONE: (801) 927-1337  FAX: (801) 927-1344
--------------------------------------------------------------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
ADUROMED CORPORATION
Bethel, Connecticut

We have audited the accompanying restated balance sheets of ADUROMED CORPORATION as of December 31, 2004 and 2003, and the related restated statements of operations, stockholders' equity, and cash flows for the years then ended. These restated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these restated
financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the restated financial statements referred to above present fairly, in all material respects, the financial position of ADUROMED CORPORATION as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Since our previous report dated August 19, 2005, as described in note 7, certain amounts related to the valuations of goodwill and deferred tax assets have been reevaluated by the Company. However, the Company has restated the financial statements to reflect these amounts.

Child, Sullivan & Company
Kaysville, Utah
August 19, 2005, except for note 7 which is dated February 22, 2006.

                                       2

                              ADUROMED CORPORATION

                            BALANCE SHEETS (RESTATED)

                                                                                December 31,
                                                                          -----------------------
                               ASSETS                                       2004           2003
                                                                          ---------      --------

Current assets
  Cash                                                                     $ 11,958      $ 14,905
  Accounts receivable                                                       196,431        93,506
  Loans receivable                                                           27,815         2,767
  Costs in excess of billings on uncompleted contracts                       59,184        54,928
Inventory                                                                    62,345         3,070
                                                                           --------      --------
Total current assets                                                        357,733       169,176

Property, plant and equipment                                                11,991         5,422

Other assets
  Security deposits                                                           4,114         4,114
                                                                           --------      --------
Total other assets                                                            4,114         4,114
                                                                           --------      --------

Total assets                                                               $373,838      $178,712
                                                                           ========      ========

               LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
  Accounts payable and accrued liabilities                                 $479,262      $154,270
  Billings in excess of costs on uncompleted contracts                       84,053             -
  Customer advances                                                          30,362             -
                                                                           --------      --------
Total current liabilities                                                   593,677       154,270

Other liabilities
  Notes payable                                                              88,971        20,417
  Notes payable to related parties                                          236,470       269,785
                                                                          ---------     ---------
Total other liabilities                                                     325,441       290,202
                                                                          ---------     --------

Total liabilities                                                           919,118       444,472

Stockholders' deficit
  Common stock: $.01 par value; 20,000,000 shares authorized;
    9,151,000 shares issued and outstanding                                  91,510        91,510
  Additional paid-in capital                                                348,590       348,590
  Accumulated deficit                                                      (985,380)     (705,860)
                                                                          ---------     ---------
Total stockholders' deficit                                                (545,280)     (265,760)
                                                                          ---------     ---------

Total liabilities and stockholders' deficit                               $ 373,838     $ 178,712
                                                                          =========     =========

See notes to financial statements.

                                       3

                              ADUROMED CORPORATION

                       STATEMENTS OF OPERATIONS (RESTATED)

                                                            Year ended
                                                            December 31,
                                                        -----------------------
                                                          2004           2003
                                                          ----           ----

Revenues
  Sales and service revenues                            $ 2,285,198   $ 877,886
  Rental income                                                   -       6,160
                                                        -----------   ---------
Total revenues                                            2,285,198     884,046

Cost of sales                                             1,504,392     516,857
                                                        -----------   ---------

Gross profit                                                780,806     367,189

Operating expenses
  Operating expenses                                        701,671     568,689
  General and administrative expenses                       323,834     191,139
                                                        -----------   ---------
Total operating expenses                                  1,025,505     759,828
                                                        -----------   ---------

Loss from operations                                       (244,699)   (392,639)

Other income and expenses
  Other income                                                   20           -
  Interest income                                                 2         684
  Interest expense                                          (34,843)    (32,735)
                                                        -----------   ---------
Total other income and expenses                             (34,821)    (32,051)
                                                        -----------   ---------

Net loss before income taxes                               (279,520)   (424,690)

Provision for income tax benefit                                  -           -
                                                        -----------   ---------

Net loss                                                $  (279,520) $ (424,690)
                                                        ===========  ==========

Basic and diluted net loss per share                    $     (0.03) $    (0.05)
                                                        ===========  ==========

Weighted average number of shares outstanding             9,151,000   9,033,329
                                                        ===========  ==========

See notes to financial statements.

                                       4

                              ADUROMED CORPORATION

                 STATEMENTS OF STOCKHOLDERS' DEFICIT (RESTATED)
            FOR THE PERIOD FROM JANUARY 1, 2003 TO DECEMBER 31, 2004

                                                            Common Stock
                                                       ------------------------    Additional          Accumulated
                                                         Shares       Amount     Paid-in Capital    Deficit      Total
                                                         ------       ------     ---------------    -------      -----

Balance at January 1, 2003                              8,801,000    $ 88,010       $ 147,090     $(281,170)   $ (46,070)
  Common stock issued for conversion of note               50,000         500          24,500             -       25,000
  Common stock issued                                     300,000       3,000         177,000             -      180,000
  Net loss for the period                                       -           -               -      (424,690)    (424,690)
                                                        ---------    --------       ---------     ---------    ---------
Balance December 31, 2003                               9,151,000      91,510         348,590      (705,860)    (265,760)

  Net loss for the year                                         -           -               -      (279,520)    (279,520)
                                                        ---------   ---------       ---------     ---------    ---------
Balance December 31, 2004                               9,151,000   $  91,510       $ 348,590     $(985,380)   $(545,280)
                                                        =========   =========       =========     =========    =========

See notes to financial statements.
                                       5

                              ADUROMED CORPORATION

                       STATEMENTS OF CASH FLOWS (RESTATED)

                                                                                          Year ended
                                                                                          December 31,
                                                                                ------------------------------
                                                                                    2004              2003
                                                                                ------------      ------------

Cash flows from operating activities:
 Net loss                                                                          $(279,520)      $(424,690)
 Adjustments to reconcile net loss to
  net cash used in operations:
  Depreciation expense                                                                 2,247             286
  Increase in accounts receivable                                                   (102,925)         (1,887)
  Increase in loans receivable                                                       (25,048)         (2,767)
  Increase in costs in excess of billings                                             (4,256)        (54,928)
  Decrease/(increase) in inventory                                                   (59,275)         71,474
  Increase in security deposits                                                            -            (868)
  Increase in accounts payable and accrued liabilities                               324,992         101,416
  Increase in billings in excess of costs                                             84,053               -
  Increase in customer advances                                                       30,362               -
                                                                                   ---------       ---------
Net cash provided/(used) in operating activities                                     (29,370)       (311,964)

Cash flows from investing activities:
 Purchase of fixed assets                                                             (8,816)         (5,708)
                                                                                   ---------       ---------
Net cash used by investing activities                                                 (8,816)         (5,708)

Cash flows from financing activities:
 Advances from notes payable                                                          68,555          20,417
 Repayments of notes payable to related parties                                      (33,316)       (116,765)
 Proceeds from issuance of common stock                                                    -         205,000
                                                                                   ---------       ---------
Net cash provided by financing activities                                             35,239         108,652
                                                                                   ---------       ---------

Decrease in cash and cash equivalents                                                 (2,947)       (209,020)

Cash and cash equivalents, beginning of period                                        14,905         223,925
                                                                                  ----------       ---------
Cash and cash equivalents, end of period                                          $   11,958       $  14,905
                                                                                  ==========       =========

Supplemental disclosures of cash flow information:
 Cash paid for interest                                                           $   15,659       $   4,500
                                                                                  ==========       =========
 Cash paid for income taxes                                                       $        -       $       -
                                                                                  ==========       =========

See notes to financial statements.

                                       6

                              ADUROMED CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1.   BUSINESS DESCRIPTION - ORGANIZATION

     On August 1, 2002, ADUROMED CORPORATION (the "Company") was incorporated under the laws of the State of Delaware as DQA ONE CORPORATION. The Company
     is engaged in the selling of custom-built autoclave equipment and disposable products related to that line of medical equipment.

     On September 6, 2002 DQA ONE, LLC was established under the laws of the
     State of Delaware. On September 16, 2002, DQA ONE, LLC acquired 63.16%
     interest of Automated Process, LLC.

     On October 22, 2002, DQA ONE CORPORATION merged with DQA ONE, LLC and
     Automated Process, LLC and changed its name to Automated Process
     Corporation. On January 30, 2003, Automated Process Corporation changed its name to ADUROMED CORPORATION.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     START-UP COSTS

     The Company adopted the provisions of the American Institute of Certified
     Public Accountants' Statement of Position 98-5, "Reporting on the Costs of
     Start-Up Activities". SOP 98-5 provides guidance on the financial reporting of start-up and organization costs and requires such costs to be expensed as incurred.

     NET LOSS PER COMMON SHARE

     The net loss per common share is computed by dividing the net loss for the period by the weighted average number of shares outstanding for the period.
     Outstanding warrants and options were not included in the calculation for net loss per common share because it would be antidilutive.

     USE OF ESTIMATES

     The preparation of the accompanying financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                                       7

                              ADUROMED CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     ACCOUNTS RECEIVABLE

     The Company maintains an accounts receivable ledger to track amounts due from individual customers. Per company policy an allowance for bad debts is maintained for any receivables that are outstanding for more than 60 days.
     The allowance for bad debts was $34,278 and $0 as of December 31, 2004 and
     2003, respectively.

     PROPERTY, PLANT AND EQUIPMENT

     The Company has property, plant and equipment that consists of computers, related accessories and office furniture. The depreciation is calculated using the straight line method over the life of the property. All property currently held has a useful life of 5 years. The following table summarizes these assets for each year:

                                                           2004     2003
                                                           ----     ----
            Office Furniture                              1,497        -
            Computers and Accessories                    13,027    5,708
                                                         ------    -----
                                                         14,524    5,708
            Accumulated Depreciation                      2,533      286
                                                         ------    -----
                                                         11,991    5,422

     INVENTORY

     The Company maintains an inventory, which consists primarily of spare parts and finished goods. The inventory, using the average cost method, was
     $62,345 and $3,070 as of December 31, 2004 and 2003 respectively.

     BUSINESS COMBINATION

     On September 16, 2002, DQA ONE, LLC acquired 63.16% interest in Automated
     Process, LLC from G. Bucci (31.58%) and J. Augustin (31.58%). On October
     22, 2002, DQA ONE, LLC and Automated Process, LLC were merged into DQA ONE
     CORPORATION. This merger was accounted for as a transfer under common control. Consequently, the $256,748 paid for the net assets in excess of their historical cost was recorded as a dividend to the selling owners rather than capitalized as goodwill. Bucci and Augustyn are to be compensated with 3% of sales of certain products of ADUROMED CORPORATION during the three (3) year period subsequent to the closing. The accrual of these amounts will be included in cost of sales in the period that the revenues are recognized through September 16, 2005. Cost of sales related to such accruals totaled $68,556 and $26,267 for the years ended December
     31, 2004 and 2003, respectively.

                                       8

                              ADUROMED CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     LOAN RECEIVABLE

     The Company has advanced money to employees. These loans have no set repayment schedule. The loan receivable was $27,815 and $2,767 as of
     December 31, 2004 and 2003, respectively.

     CONSTRUCTION CONTRACTS

     The Company entered into construction type contracts to furnish and install their systems in hospitals. There were four outstanding contracts at
     December 31, 2004 and one at December 31, 2003. The following table summarizes these outstanding contracts:

                                Contract     Revenue     Amounts       Revenues in         Billings in excess
                                 Amount    Recognized     Billed    excess of Billings         of Revenues
                                --------   ----------    -------    ------------------     -------------------

                   2004 Outstanding Contracts
                                419,241      234,455     279,991                -                 45,536
                                197,819      176,519     150,614           25,905                      -
                                699,764      588,706     627,223                -                 38,517
                                820,584      786,650     753,371           33,279                      -
                                                                           ------                      -
                                                                           59,184                 84,053
                                                                           ======                 ======
                   2003 Outstanding Contracts
                                370,300      301,794     246,866           54,928                      -

     NOTES PAYABLE

     In connection with the acquisition of the interest in Automated Process,
     LLC, the 3% of sales that are due to Bucci and Augustyn on a quarterly basis through 2005 have been converted to notes payable. These notes bear no interest and have no maturity date. These notes payable were $88,972 and
     $20,417 on December 31, 2004 and 2003, respectively.

     NOTES PAYABLE TO A RELATED PARTY

     There is an outstanding note payable to a shareholder. The note bears a 12%
     interest rate and matured on December 15, 2003. Both parties have entered a verbal agreement to extend the maturity date on this note indefinitely. No accrued interest has been paid on this note to date. The following summarizes the balances due:

                                             2004       2003      2002
                                             ----       ----      ----
            Principal                      97,500    135,000   350,000
            Accrued Interest               58,647     39,785    11,550
                                          -------    -------   -------
            Balance as of December 31     156,147    174,785   361,550
                                          =======    =======   =======

                                       9

                              ADUROMED CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     NOTES PAYABLE TO A RELATED PARTY (Continued)

     D. Tanaka has personally guaranteed a line of credit with Wells Fargo Bank.
     The line bears interest at 12-1/4 percent. The outstanding balance was
     $30,323 and $45,000 as of December 31, 2004 and 2003, respectively. At
     December 31, 2004 there was $9,677 of available credit on the line.

     There is an outstanding note payable of $50,000 with S&C Kristoff. Norman
     Kristoff, a director of the Company, is the son of S&C Kristoff. The note bears a 12% interest rate and matured on December 24, 2003. The parties entered a verbal agreement to extend the maturity date on this note indefinitely. Interest has been paid on a monthly basis.

     INCOME TAXES

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

     Management believes it is more likely than not that all of the deferred tax asset will not be realized. A valuation allowance has been provided for the entire deferred tax benefit.

     The Company has available at December 31, 2004 unused operating loss carryforwards that may be applied against future taxable income and that expire as follows:

                      Year      Federal       State
                      ----      -------       -----
                      2007      $           $ 24,913
                      2008            -      404,973
                      2009            -      205,341
                      2017       25,163            -
                      2018      405,727            -
                      2019      205,641            -
                               --------     --------
                               $636,531     $635,227
                               ========     ========

     The provision for income taxes consists of the following components:

                                            2004       2003
                                            ----       ----
                Current                  $      -   $       -
                Deferred benefit         $ 77,542   $ 177,502
                Valuation allowance       (77,542)   (177,502)
                                         --------   ---------
                                         $      -   $       -
                                         ========   =========

                                       10

                              ADUROMED CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

3.   LEASE COMMITMENTS

     The Company conducts its operations from facilities that are leased under a month-to-month agreement. The Company also leases a phone system on a 60 month term, which began on December 24, 2003. The monthly installment is
     $434 plus applicable taxes. There is a $118 security deposit with this lease agreement. This lease commitment is $5,517 per year through 2008. The annual lease payments are as follows:

                                2005      $10,734
                                2006       10,734
                                2007       10,734
                                2008       10,734
                                          -------
                                          $42,936
                                          =======

4.   COMMON STOCK

     The Company is authorized to issue 20,000,000 shares of par value $.01 common stock. As of December 31, 2002, 8,801,000 shares were issued and outstanding.

     On January 1, 2003, the Company issued 50,000 shares to S&C Kristoff for the conversion of a $25,000 note payable to common stock. The note was dated October 31, 2002 and matured six months from that date, but could be converted any time during the six month period. Norman Kristoff, a director of the Company, is the son of S&C Kristoff.

     On May 28, 2003, the Company issued 300,000 shares to United Link Asset
     Holdings Limited for $0.60 per share.

5.   STOCK OPTIONS AND WARRANTS

     Stock option and warrant transactions are summarized as follows:

                                             Stock Options              Warrants
                                            2004        2003        2004        2003
                                            ----        ----        ----        ----

      Outstanding - beginning of year    3,005,000   1,750,000   2,318,450   2,318,450
      Granted                                    -   1,255,000           -           -
      Exercised                                  -           -           -           -
      Forfeited                                  -           -           -           -
                                         ---------   ---------   ---------   ---------
      Outstanding - end of year          3,005,000   3,005,000   2,318,450   2,318,450
                                         =========   =========   =========   =========

      Shares exercisable - end of year   2,085,000   1,583,333   2,318,450   2,318,450
                                         =========   =========   =========   =========

                                       11

                              ADUROMED CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

5.   STOCK OPTIONS AND WARRANTS (Continued)

     The following table provides certain information with respect to the above-referenced stock options and warrants outstanding at December 31,
     2004:

                                                 Weighted       Weighted
                      Number       Exercise       Average        Average
                   Outstanding   Price Range  Exercise Price  Life in Years
                   -----------   -----------  --------------  -------------
       Options      3,005,000   $0.10 - $0.50     $0.21            5.7
       Warrants     2,318,450   $0.10 - $1.00     $0.67            3.6

     The following table provides certain information with respect to the above-referenced stock options and warrants exercisable at December 31,
     2004:

                                                 Weighted       Weighted
                      Number       Exercise       Average        Average
                   Outstanding   Price Range  Exercise Price  Life in Years
                   -----------   -----------  --------------  -------------
       Options      2,085,000   $0.10 - $0.50     $0.16            6.7
       Warrants     2,318,450   $0.10 - $1.00     $0.67            3.6

     The estimated fair values at date of grant were $.15 to $.42 for the options granted above, using the Black-Scholes option valuation model with the following assumptions:

              Expected life in years                   6
              Interest rate                            6%
              Volatility                               5%
              Dividend yield                           0%

     In electing to continue to follow APB No. 25 for expense recognition purposes, the Company is obligated to provide the expanded disclosures required under SFAS No. 148 for stock-based compensation granted in 2003 to employees, including if materially different from reported results, disclosure of pro forma net loss and loss per share had compensation expense relating to the options been measured under the fair value recognition provision of SFAS No. 123.

     The Company's pro forma information for the years ended December 31, 2004 and 2003 prepared in accordance with the provisions of SFAS No. 148 is provided below. For purposes of pro forma disclosures, stock-based compensation is amortized to expense on a straight-line basis over the vesting period.

                                       12

                              ADUROMED CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

5.   STOCK OPTIONS AND WARRANTS (Continued)

                                                          2004         2003
                                                          ----         ----
Net loss, as reported                                $ (279,520)  $ (424,690)
Deduct: total stock-based employee compensation
  determined under fair value based method for
  all awards, net of related tax effects               (165,917)     (26,667)
                                                     ----------   ----------
Pro forma net loss                                     (445,437)    (451,357)
                                                     ==========   ==========

Basic and diluted LPS - as reported                     $ (0.03)     $ (0.05)
                                                     ==========   ==========

Basic and diluted LPS - pro forma                       $ (0.05)     $ (0.05)
                                                     ==========   ==========

Basic and diluted LPS share denominator               9,151,000    9,033,329

6.   SUBSEQUENT EVENTS

     On May 20, 2005, the Company entered into an agreement with Kuhns Brothers
     Securities Corporation, to act as financial advisors with respect to raising approximately $6 million through the issuance by the Company of common stock and attached warrants. Upon purchasing a "clean public shell"
     the Company contemplates a transaction involving the merger or other reorganization of Aduromed Corporation and the public shell with the simultaneous issuance of equity securities by the public shell to investors and the present shareholders of Aduromed Corporation. Following completion of the transactions, the name of the public shell will be changed to
     "Aduromed Corporation".

7.   RESTATEMENT

     Subsequent to the publication of the financial statements management revised its estimates of certain asset valuations which had a material impact on the results of operations of the Company. Consequently, these financial statements have been restated to reflect those revised estimates.
     The valuation placed on the deferred tax asset was previously $255,044 and
     $177,502 at December 31, 2004 and 2003, but has been restated as $0 because the future profitability of the Company cannot be assured. This revaluation also applies to the income tax benefits previously reported on the statements of operations, causing an increase in net loss of $77,542 and
     $177,502 for the years ended December 31, 2004 and 2003. The Company also reevaluated its accounting for goodwill since the business combination referenced in Note 2. Goodwill previously stated as $351,571 and $283,015 as of December 31, 2004 and 2003 has been restated as $0 due to a re-evaluation of the facts and circumstances that existed at the time of the business combination. The transaction was previously accounted for under purchase accounting rather than as a transfer under common control.
     The restatement has the effect of reclassifying 2002 goodwill as a dividend to the sellers of $256,748 and increasing the net losses for the years ended December 31, 2004 and 2003 by $68,556 and $26,267. The aggregate effect of the restatements is the increase in accumulated deficit at
     January 1, 2003 of $256,748 and the increase in net loss for the years ended December 31, 2004 and 2003 of $146,098 and $206,769.

                                       13

UNITED STATES DEPARTMENT OF COMMERCE

STEPHEN BIRCH
FROM:    ECom102 [ecom102@uspto.gov]
SENT:    Thursday, 08 July, 2004 13:28
TO:      Sbirch@aduromed.com
SUBJECT: TRADEMARK APPLICATION NO. 78334234 - ADUROMED - N/A

                    UNITED STATES PATENT AND TRADEMARK OFFICE

SERIAL NO: 78/334234

APPLICANT:                Aduromed Corporation   *78334234*

CORRESPONDENT ADDRESS:                           RETURN ADDRESS:
         Aduromed Corporation                    Commissioner for Trademarks
         153 Greenwood Avenue Suite 11-13        2900 Crystal Drive
         Bethel, CT 06801                        Arlington, VA 22202-3514

MARK:     ADUROMED
CORRESPONDENT'S REFERENCE/DOCKET NO: N/A         Please provide in all
                                                 correspondence:

                                                 1.  Filing date, serial number,
                                                     mark and applicant's name.
CORRESPONDENT EMAIL ADDRESS:                     2.  Date of this Office Action.
         sbirch@aduromed.com                     3.  Examining Attorney's
                                                     name and Law Office number.
                                                 4.  Your telephone number
                                                     and e-mail address.

                                  OFFICE ACTION

TO AVOID ABANDONMENT, WE MUST RECEIVE A PROPER RESPONSE TO THIS OFFICE ACTION
WITHIN 6 MONTHS OF OUR MAIL.ENG OR E-MAILING DATE

Serial Number 78/334234

The assigned examining attorney has reviewed the above-referenced application and determined the following.

LIKELIHOOD OF CONFUSION
The examining attorney refuses registration under Trademark Act Section 2(d), 15
U.S.C. Section 1052(d), because the applicant's mark, when used on or in connection with the identified goods and services, so resembles the mark in U.S.
Registration No. 0986984 and 2430702 as to be likely to cause confusion, to cause mistake, or to deceive. TMEP ss.ss.1207.01 et seq. See the enclosed registration(s).

I. COMPARISON OF THE MARKS

When determining whether there is a likelihood of confusion under Section 2(d), the question is whether the marks will confuse consumers into believing that the goods and/or services emanate from the same source. In re West Point-Pepperell,
Inc., 468 F.2d 200, 175 USPQ 558 (C.C.P.A. 1972). For that reason, the test of likelihood of confusion is not whether the marks can be distinguished when subjected to a side-by-side comparison. The issue is whether the

UNITED STATES DEPARTMENT OF COMMERCE

Marks create the same overall impression. Visual Information Inst., Inc. v.
Vicon Indus. Inc., 209 USPQ 179 (TTAB 1980). The focus is on the recollection of the average purchaser who normally retains a general rather than specific impression of trademarks. Chemetron Corp. v. Morris Coupling & Clamp Co., 203
USPQ 537 (TTAB 1979); Sealed Air Corp. v. Scott Paper Co., 190 USPQ 106 (TTAB
1975); TMEP ss.1207.01(b).

The applicant's mark is ADUROMED. The registrant's mark for both registrations is DURO-MED. The applicant has essentially only added the letter "a" to the registrant's marks. The mere addition of a term to a registered mark is not sufficient to overcome a likelihood of confusion under Section 2(d). Coca-Cola
Bottling Co. v. Joseph E. Seagram & Sons, Inc., 526 F.2d 556, 188 USPQ 105
(C.C.P.A. 1975) ("BENGAL" and "BENGAL LANCER"); Lilly Pulitzer, Inc. v. Lilli
Ann Corp., 376 F.2d 324, 153 USPQ 406 (C.C.P.A. 1967) ("THE LILLY" and "LILLI
ANN"); In re El Torito Restaurants Inc.. 9 USPQ2d 2002 (TTAB 1988) ("MACHO" and
"MACHO COMBOS"); In re United States Shoe Corp., 229 USPQ 707 (TTAB 1985)
("CAREER IMAGE" and "CREST CAREER IMAGES"); In re Corning Glass Works, 229 USPQ
65 (TTAB 1985) ("CONFIRM" and "CONFIRMCELLS"); In re Riddle, 225 USPQ 630 (TTAB
1985) ("ACCUTUNE" and "RICHARD PETTY'S ACCU TUNE"); In re Cosvetic Laboratories,
Inc., 202 USPQ 842 (TTAB 1979) ("HEAD START" and "HEAD START COSVETIC"). TMEP
ss.1207.01(b)(iii). The average consumer would retain a general impression of the mark and would believe the goods and/or services come from the same source.

If the marks of the respective parties are identical or highly similar, the examining attorney must consider the commercial relationship between the goods or services of the respective parties carefully to determine whether there is a likelihood of confusion. In re Concordia International Forwarding Corp., 222
USPQ 355 (TTAB 1983).

II. COMPARISON OF THE GOODS AND SERVICES

The goods and/or services of the parties need not be identical or directly competitive to find a likelihood of confusion. They need only be related in some manner, or the conditions surrounding their marketing be such, that they could be encountered by the same purchasers under circumstances that could give rise to the mistaken belief that the goods and/or services come from a common source.
In re Martin's Famous Pastry Shoppe, Inc., 748 F.2d 1565, 223 USPQ 1289 (Fed.
Cir. 1984): In re Corning Glass Works, 229 USPQ 65 (TTAB 1985); In re Rexel
Inc., 223 USPQ 830 (TTAB 1984); Guardian Products Co., Inc. v. Scott Paper Co.,
200 USPQ 738 (TTAB 1978); In re International Telephone & Telegraph Corp., 197
USPQ 910 (TTAB 1978).

The applicant's goods and services include "Autoclaves and consulting services for medical use." The registrant's goods for Registration No. 0986984 comprise
"patient aid equipment and medical soft goods for the health care industry-namely, convalescent gowns, cervical collars, patient restraints, grab bars, commodes, and walkers." The registrant's goods for Registration No.
2430702 include "Medical, surgical and orthopedic apparatuses, instruments and articles, namely, cushions, wedges and pillows for medical use; mattresses, mattress pads, sheets, bed rails, screens and pads, laps trays, and bed trays all for use by patients and physically handicapped persons; convalescent gowns;
physical therapy and invalid walkers, canes and crutches; toilets adapted for medical patients, elderly and handicapped persons; bed pans, urine collectors and specimen containers for medical use; catheters and tubing; disposable airways kits; resuscitators; resuscitation masks; sphygmomanometers;
stethoscopes; medical examination lamps; medical instrument trays; medical syringes; intravenous feeding apparatuses and stands; surgical gloves; surgical instruments, namely, scissors, forceps, percussion and neutrological hammers, ring cutters and cervical collars; heat pads and packs for medical use; ice packs and bags for medical use; traction sets, belts and halters for immobilizing body packs; orthopedic bandages, braces, wraps and supports for namely the back, abdomen, ankles, knees, shoulders, wrists, forearms and elbows;
anti-embolism stockings; orthopedic tape; orthopedic shoes, boots and foot care products, namely, insoles, felt, moleskin, foam, toe caps, and crest-buttress pads; therapeutic weights, exercisers, and grab bars; patient aids, namely, reach extenders and products that aid in putting on shoes, socks, stockings, buttoning, zipping, writing, dressing, eating, drinking, washing, cooking, and other everyday activities; hearing and visual aids for patients; terry cloth, vinyl and plastic eating smocks and bibs all for use by patients and physically handicapped persons; shower and bath seats, bath mats, bath pillows, bathtub and shower rails, tub and shower bars and whirlpools all for therapeutic use;
and furniture for medical use, namely chairs, folding tables, treatment tables, bed boards, footstools, foot rests and stools; beds specifically for physically handicapped persons." The applicant's goods and services are highly related to the registrant's goods because both the applicant and registrant are providing medical goods that would be used by the

UNITED STATES DEPARTMENT OF COMMERCE

same health case professionals.

The similarities among the marks and the goods and/or services of the parties are so great as to create a likelihood of confusion. The examining attorney must resolve any doubt as to the issue of likelihood of confusion in favor of the registrant and against the applicant who has a legal duty to select a mark that is totally dissimilar to trademarks already being used. Burroughs Welcome Co.
v. Warner-Lambert Co., 203 USPQ 191 (TTAB 1979).

INFORMALITIES
Although the examining attorney has refused registration, the applicant may respond to the refusal to register by submitting evidence and arguments in support of registration. If the applicant chooses to respond to the refusal to register, the applicant must also respond to the following informalities.

IDENTIFICATION AND CLASSIFICATION OF SERVICES
The identification of goods is unacceptable as indefinite because "consulting services for medical use" does not indicate the specific type of services, e.g., consulting services regarding the medical use of autoclaves in Class 44. The applicant may adopt the following identification, if accurate. TMEP ss.1402.11.

Class 10:       Autoclaves for medical use.

Class 44:       Consulting services regarding the medical use of autoclaves.

In addition, the examining attorney strongly recommends that the applicant consult The Acceptable Identification of Goods and Services Manual, available on-line at www.uspto.gov/web/offices/tac/doc/gsmanual/. As set forth in the
TMEP, this manual "sets out acceptable language for identifying goods and services of various types." TMEP ss. 1402.04.

Please note that, while an application may be amended to clarify or limit the identification, additions to the identification are not permitted. 37 C.F.R.
ss.2.71(a); TMEP ss.1402.06. Therefore, the applicant may not amend to include any goods that are not within the scope of goods set forth in the present identification.

MULTIPLE CLASS APPLICATION - INTENT TO USE
The application identifies goods that may be classified in several international classes. Therefore, the applicant must either: (1) restrict the application to the number of class(es) covered by the fee already paid, or (2) pay the required fee for each additional class(es). 37 C.F.R. ss.2.86(a)(2): TEMP ss.ss.810.01,
1401.04, 1401.04(b) and 1403.01.

Effective January 1, 2003, the fee for filing a trademark application is $335 for each class. This applies to classes added to pending applications as well as to new applications filed on or after that date. 37 C.F.R. ss.2.6(a)(1).

If the applicant prosecutes this application as a combined, or multiple-class, application, the applicant must comply with each of the following.

     (1) The applicant must list the goods/services by international class with the classes listed in ascending numerical order, as shown above. TMEP
     ss. 1403.01.

     (2) The applicant must submit a filing fee for each international class of goods/services not covered by the fee already paid. 37 C.F.R.
     ss.ss2.6(a)(1) and 2.86(a); TMEP ss.ss810.01 and 1403.01. Effective
     January 1, 2003, the fee for filing a trademark application is $335 for each class. This applies to classes added to pending applications as well as to new applications filed on or after that date.

INFORMATION FOR THE APPLICANT
No set form is required for response to this Office action. The applicant must respond to each point raised. The applicant should simply set forth the required changes or statements and request that the Office enter them. The applicant must sign the response.

UNITED STATES DEPARTMENT OF COMMERCE

In a1l correspondence to the Patent and Trademark Office, the applicant should list the name and law office of the examining attorney, the serial number of this application, the mailing date of this Office action.

PLEASE NOTE: Submission of duplicate papers is discouraged because it delays processing. Unless specifically requested to do so by the Office, parties should not mail follow up copies of documents transmitted by fax. TMEP 702.04(e):
Cf.ITC Entertainment Group Ltd. V Nintendo of America Inc. 45 USPQ2d 2021
(TTAB 1998).

Current status and status date information is available at
http://tarr.uspto.gov/.

If the applicant has any questions or needs assistance in responding to this
Office action, please telephone the assigned examining attorney.

                         /Kelly F. Boulton/
                         Trademark Attorney
                         Law Office 102
                         (703) 308-9102 ext. 236
                         Kelly.Boulton@uspto.gov (informal)

HOW TO RESPOND TO THIS OFFICE ACTION:

To respond formally using the Office's Trademark Electronic Application System
(TEAS), visit HTTP://WWW.USPTO.GOV/TEAS/INDEX.HTML and follow the instructions.

To respond formally via regular mail, your response should be sent to the mailing Return Address listed above and include the serial number, law office and examining attorney's name on the upper right corner of each page of your response.

To check the status of your application at any time, visit the Office's
Trademark Applications and Registrations Retrieval (TARR) system at
HTTP://TARR.USPTO.GOV/

For general and other useful information about trademarks, you are encouraged to visit the Office's web site at HTTP//WWW.USPTO.GOV/MAIN/TRADEMARKS.HTM

FOR INQUIRIES OR QUESTIONS ABOUT THIS OFFICE ACTION, PLEASE CONTACT THE ASSIGNED
EXAMINING ATTORNEY.

                                    EXHIBIT G

                         FORM OF FIRST CLOSING OPINIONS

[Capitalized terms shall have the meanings ascribed thereto in the Securities
Purchase Agreement]

     1.   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2.   The Company has all necessary corporate power and authority to execute and deliver, and to perform its obligations under, the Agreement and each of the other Related Agreements to be executed and delivered by the Company at the First Closing.

     3.   The execution, delivery and performance by the Company of the
          Agreement and each of the other Related Agreements to be executed and delivered by the Company at the First Closing, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action of the Company.

     4.   The Agreement and each of the other Related Agreements to be executed and delivered by the Company at the First Closing have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the
          Company in accordance with their respective terms.

     5.   Neither the execution, and delivery of the Agreement or any other
          Related Agreement to be executed and delivered by the Company at the
          First Closing, nor the consummation or performance by the Company of any of the transactions contemplated by the Agreement or such Related
          Agreements (i) contravene, conflict with or result in a violation of any provisions of the Company's certificate of incorporation or bylaws; (ii) constitute a violation of any U.S. federal or New York state law, rule or regulation applicable to the Company or the
          Delaware General Corporation Law statute; (iii) violate any judgment, decree, order or award of any court, governmental body or arbitrator specifically naming the Company of which we are aware; or (iv) with or without notice and/or the passage of time, conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to, any agreement to which the Company is a party and which is listed on Exhibit F-1 of the Agreement.

     6.   The authorized capital stock of the Company on the date hereof consists of (i) 50,000,000 shares of Common Stock, and (ii) 20,000,000 shares of Preferred Stock, of which 3,489,527 shares have been designated as Series A Preferred. As of the date hereof, without giving effect to the transactions contemplated by the Agreement to occur at the First Closing, there are issued and outstanding of record: 9,751,000 shares of Common Stock and no shares of Series A
          Preferred. The currently outstanding shares of capital stock of the
          Company have been duly authorized and validly issued and are fully paid and nonassessable. The respective rights, preferences and privileges of the Series A Preferred are as stated in the Series A
          Certificate of Designations.

     7.   To our knowledge, except as set forth in the Agreement or the other
          Related Agreements (including the Disclosure Schedule to the
          Agreement), (i) no agreement, subscription, warrant, option, convertible security or other right (contingent or otherwise) granted by contract to purchase or acquire any shares of capital stock of the
          Company from the Company is authorized or outstanding, (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidence of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no restrictions on the transfer of any shares of the Company's capital stock, except as imposed by Federal or state securities or "blue sky" laws.

     8.   To our knowledge, except as provided or disclosed in the Agreement and the other Related Agreements (including the Disclosure Schedule to the
          Agreement), no person or entity is entitled to (i) any preemptive, right of first refusal, contractual or similar rights with respect to the issuance of the Series A Preferred, the First Closing Warrants,
          the First Closing Warrant Shares or the Conversion Shares, which rights have not been waived, or (ii) any rights with respect to the registration of any capital stock of the Company under the Securities
          Act of 1933, as amended (the "Securities Act").

     9.   The Series A Preferred, the First Closing Warrant Shares and the
          Conversion Shares have been duly authorized or reserved for issuance by all necessary corporate action on the part of the Company; and the
          Series A Preferred, when issued, sold and delivered against payment therefor in accordance with the provisions of the Agreement, the First
          Closing Warrant Shares issuable upon exercise of the First Closing
          Warrants, when issued upon exercise of the First Closing Warrants in accordance with the terms of the First Closing Warrants, and the
          Conversion Shares issuable upon conversion of the Series A Preferred, when issued upon such conversion in accordance with the terms of the
          Series A Certificate of Designations, will be duly and validly issued, fully paid and non-assessable.

     10.  Based in part on the representations of each of the Purchasers in
          Section 4 of the Agreement, the offer, issuance and sale of the Series
          A Preferred at the First Closing pursuant to the Agreement are, and the issuance of the First Closing Warrant Shares issuable upon exercise of the First Closing Warrants and the Conversion Shares
          issuable upon conversion of the Series A Preferred will be, exempt from the registration requirements of the Securities Act.

                                    EXHIBIT H

                          REGISTRATION RIGHTS AGREEMENT

     Registration Rights Agreement, dated as of September 30, 2005 (this
"Agreement"), by and among Aduromed Corporation, a Delaware corporation (the
"Company"), and the Purchasers set forth on the signature pages hereto (the
"Purchasers"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Securities Purchase
Agreement (as defined below).

                                   WITNESSETH:

     WHEREAS, the Company and the Purchasers have entered into a Securities
Purchase Agreement, dated as of the date hereof (the "Securities Purchase
Agreement"), pursuant to which (i) the Company has agreed to sell and issue, and the Purchasers have agreement to purchase, at the First Closing, certain shares of the Company's Series A Preferred and the First Closing Warrants to purchase certain shares of the Company's Common Stock (the "First Closing Warrant
Shares") and (ii) the Company has agreed to sell and issue, and the Purchasers have agreement to purchase, at the Second Closing, certain shares of the
Company's Series B Preferred and the Second Closing Warrants to purchase certain shares of the Company's Common Stock (the "Second Closing Warrant Shares" and
together with the First Closing Warrant Shares, the "Warrant Shares"); and

     WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Securities Purchase Agreement that the Company provide for the rights set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

     1. Registration Rights.

          1.1  Required Registration. The Company shall:

               (x) prepare and file with the SEC a registration statement (the
"Required Registration Statement") on Form S-1 or SB-1 or a successor form or another form selected by the Company that is available to the Company under the
Securities Act which conforms with applicable rules and regulations, as amended and supplemented from time to time, covering the Registrable Securities, to permit, when effective, the offer and re-sale from time to time of such
Registrable Securities in accordance with the methods of distribution provided by the Purchasers, by the date which is not more than sixty (60) days after the consummation of the Public Transaction (the "Registration Statement Filing
Deadline");

               (y) use its reasonable best efforts to cause the Required
Registration Statement to be declared effective under the provisions of the
Securities Act within one hundred twenty (120) days after the consummation of the Public Transaction (the "Registration Statement Effectiveness Deadline");
and

               (z) use its reasonable best efforts to cause such Required
Registration Statement to remain continuously effective until the earlier of (A)
the date when all Registrable Securities covered by the Required Registration
Statement have been sold thereunder, (B) the date on which all of the
Registrable Securities may be sold without any restriction pursuant to Rule 144 under the Securities Act, or any similar rule or regulation hereafter adopted by the SEC, as determined by the counsel to the Company pursuant to a written opinion letter and (C) the fifth anniversary of the effectiveness date of the
Required Registration Statement (such period, the "Required Effectiveness
Period").

     If: (i) the Required Registration Statement is not filed with the SEC on or prior to the Registration Statement Filing Deadline, (ii) the Required
Registration Statement filed or required to be filed hereunder is not declared effective by the SEC on or prior to the Registration Statement Effectiveness
Deadline or (iii) during the Required Effectiveness Period, the Required
Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective (any such failure or breach, an "Event" and the date of the occurrence of such Event, the
"Event Date"), then on each monthly anniversary of each such Event Date and until such time as all then continuing Events shall have been cured, the Company shall pay to each Purchaser, as partial liquidated damages and not as a penalty, an amount in cash equal to 1.5% of the aggregate purchase price paid by such
Purchaser for any Registrable Securities then held by such Purchaser for each
30-day period, or pro rata for any portion thereof, following such Event Date.
For the purposes of the foregoing, each month will be deemed to be thirty (30)
days in length. Any liquidated damages payable under this Section 1.1 shall be in addition to any remedies available to the Purchasers at law or in equity by reason of any breach of this Agreement by the Company.

          To the extent that the Registrable Securities are not sold under the
Required Registration Statement, the Purchasers shall have the registration rights as enumerated in Sections 1.3 and 1.4 of this Agreement.

          1.2 Current Public Information. The Company covenants that it will use reasonable best efforts to file all reports required to be filed by it under the
Securities Act and the Exchange Act and the rules and regulations adopted by the
SEC thereunder, and will use reasonable best efforts to take such further action as the Purchasers may reasonably request, all to the extent required to enable the holders of Registrable Securities to sell Registrable Securities pursuant to
Rule 144 or Rule 144A adopted by the SEC under the Securities Act or any similar rule or regulation hereafter adopted by the SEC. The Company shall, upon the request of a holder of Registrable Securities (each a "Designated Holder" and collectively, the "Designated Holders"), deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

                                       -2-

          1.3 Form S-3 Registration. If the Company is eligible to use Form S-3 under the Securities Act (or any similar successor form) and shall receive from a Purchaser and/or its permitted transferees (the "S-3 Initiating Holders") a written request or requests that the Company effect a registration on such Form
S-3, including without limitation, pursuant to Rule 415 of the Securities Act and any related qualification or compliance with respect to all or part of the
Registrable Securities owned by the S-3 Initiating Holders and its permitted transferees (provided, that the S-3 Initiating Holders registering Registrable
Securities in such registration (together with all other holders of Registrable
Securities to be included in such registration) propose to sell their
Registrable Securities at an aggregate price (calculated based upon the Market
Price of the Registrable Securities on the date of filing of the Form S-3 with respect to such Registrable Securities) to the public of no less than the lesser of $500,000 or the remaining Registrable Securities), the Company shall (i)
promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Registrable Securities; and
(ii) as soon as practicable, use reasonable best efforts to file and effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder in the group of holders joining in such request as is specified in a written request given within fifteen (15) days after the holder's receipt of such written notice from the Company. No registration requested by any S-3 Initiating
Holders pursuant to this Section 1.3 shall be deemed a registration pursuant to
Section 1.1.

          1.4  Piggyback Registrations.

          (a) Right to Piggyback. From and after the date hereof under the earlier of (i) the fifth anniversary of the date hereof and (ii) the date on which each Purchaser shall have sold all of their respective Registrable
Securities pursuant to the Required Registration Statement, whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration pursuant to Section 1.3 or a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities, whether or not for sale for its own account, the Company will give prompt written notice (but in no event less than fifteen (15) days before the anticipated filing date) to all holders of Registrable Securities, and such notice shall describe the proposed registration and distribution and offer to all holders of Registrable Securities the opportunity to register the number of Registrable Securities as each such holder may request. The Company will include in such registration all
Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the holders' receipt of the Company's notice (a "Piggyback Registration").

          (b) Reasonable Efforts. The Company shall use all reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder

                                       -3-

included therein and to permit the sale or other disposition of such Registrable
Securities in accordance with the intended method of distribution thereof.

          (c) Withdrawal. Any Designated Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration
Statement pursuant to this Section 1.4 by giving written notice to the Company of its request to withdraw; provided, that in the event of such withdrawal
(other than pursuant to Section 1.4(e) hereof, the Company shall not be required to reimburse such holder for the fees and expenses referred to in Section 1.6(b)
hereof incurred by or on behalf of such holder prior to such withdrawal. The
Company may withdraw a Piggyback Registration at any time prior to the time it becomes effective.

          (d) Priority in Registrations. If a Piggyback Registration is an
underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of Registrable Securities requested to be included on a secondary basis in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of such primary or secondary offering (the "Company Offering Quantity"), then the Company will include in such registration securities in the following priority:

               (i) First, the Company will include the securities the Company proposes to sell.

               (ii) Second, subject to any rights of other holders of securities of the Company which are prior to the rights of the Purchasers to registration pursuant to agreements set forth on the Disclosure Schedules to the Securities Purchase Agreement, the Company will include all
     Registrable Securities requested to be included by any Designated Holder may request to be so included, and if the number of such Designated
     Holders' securities requested to be included exceeds the Company Offering
     Quantity, then the Company shall include only each such requesting
     Designated Holders' pro rata share of the shares available for registration, based on the amount of securities held by such holder, on an as converted basis.

               (iii) Third, the Company will include other securities of the
     Company proposed to be included in the registration.

          (e) Cutback. If, as a result of the proration provisions of this
Section 1.4, any Designated Holders shall not be entitled to include all
Registrable Securities in a Piggyback Registration that such Designated Holders has requested to be included, such holder may elect to withdraw his request to include Registrable Securities in such registration but the Company shall be required to reimburse such holder for the fees and expenses referred to in
Section 1.6(b) hereof incurred by such holder prior to such withdrawal.

                                       -4-

          1.5  Holdback Agreements.

          (a) To the extent not inconsistent with applicable law, in connection with a public offering of securities of the Company, upon the request of the
Company or the underwriter, in the case of an underwritten public offering, the underwriters managing such underwritten offering of the Company's securities, each holder of Registrable Securities who owns at least 5% of the outstanding capital stock of the Company on an "as-converted" basis or is an officer or director of the Company will not effect any public sale or distribution (other than those included in the registration) of any securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities during the seven (7) days prior to and the
90-day period beginning on such effective date, unless (in the case of an underwritten public offering) the managing underwriters otherwise agree to a shorter period of time. Notwithstanding the foregoing, no Designated Holder shall be required to enter into any such "lock up" agreement unless and until all of the Company's executive officers and directors execute substantially similar "lock up" agreements and the Company uses commercially reasonable efforts to cause each holder of more than 5% of its outstanding capital stock to execute substantially similar "lock up" agreements. Neither the Company nor the underwriter shall amend, terminate or waive a "lock up" agreement unless each
"lock up" agreement with a Designated Holder is also amended or waived in a similar manner or terminated, as the case may be. Notwithstanding anything to the contrary in this Agreement, the lock up provisions of this Section 1.5(a)
shall not be effective until after the Required Registration Statement has become effective and it has remained effective for 120 days.

          (b) The Company shall have the right at any time to require that the
Designated Holders of Registrable Securities suspend further open market offers and sales of Registrable Securities pursuant to a Registration Statement filed hereunder whenever in the reasonable judgment of the Company after consultation with counsel there is or may be in existence a Changing Event (as defined in
Section 1.6(a)(v)). The Company will give the Designated Holders notice of any such suspension and will use all reasonable best efforts to minimize the length of such suspension.

          (c) In connection with the Required Registration Statement, the
Company shall cause each officer or director of the Company to agree to refrain from effecting any public or private sale or distribution of any securities of the Company during the seven (7) days prior to and the 90-day period following the effective date of the Required Registration Statement.

          1.6  Registration Procedures.

          (a) Whenever any Registrable Securities are required to be registered pursuant to this Agreement, the Company will use reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

               (i) prepare and file with the SEC on any form, if not so
     otherwise provided for, for which the Company qualifies, as soon as practicable after the end of the

                                       -5-

     period within which requests for registration may be given to the Company, a Registration Statement with respect to the offer and sale of such
     Registrable Securities and thereafter use reasonable best efforts to cause such Registration Statement to become effective and remain effective until the completion of the distribution contemplated thereby or the required time period under this Agreement, whichever is shorter (and before filing such Registration Statement, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities initiating such Registration Statement copies of all such documents proposed to be filed); provided, however, that the Company may postpone for not more than sixty (60) calendar days the filing or effectiveness of any registration statement required pursuant to this Agreement other than a
     Required Registration Statement required to be filed pursuant to Section
     1.1 of this Agreement if the Board of Directors, in its good faith judgment, determines that such registration could reasonably be expected to have a material adverse effect on the Company and its stockholders for any reason including, but not limited to, any proposal or plan by the Company to engage in any acquisition or sale of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction then under consideration (in which event, the Designated
     Holders shall be entitled to withdraw such request, and if such request is withdrawn such registration will not count as a registration statement pursuant to this Agreement) by delivering written notice to the Designated
     Holders who requested inclusion of Registrable Securities in such
     Registration Statement of its determination to postpone such Registration
     Statement; provided, further, that (i) the Company shall not disclose any information that could be deemed material non-public information to any holder of Registrable Securities included in a Registration Statement that is subject to such postponement, (ii) in no event may the Company postpone a filing requested hereunder more than twice in any twelve (12) month period; provided, that any two postponements must be at least three (3)
     months apart; provided, further, that the Company shall delay the effectiveness of any such registration statement if the SEC rules and regulations prohibit the Company from declaring a Registration Statement effective because its financial statements are stale at a time when its fiscal year has ended or it has made an acquisition reportable under Item 2 of Form 8-K or any other similar situation until the earliest time in which the SEC would allow the Company to declare a Registration Statement effective (provided that the Company shall use its reasonable best efforts to cure any such situation as soon as possible so that the Registration
     Statement can be made effective at the earliest possible time);

               (ii) prepare and file with the SEC such amendments and
     supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration
     Statement effective for a period provided for in the applicable Section above, or if not so provided, for a period of twelve (12) months (for a registration pursuant to Rule 415 of the Securities Act) or, if such
     Registration Statement relates to an underwritten offering, such period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will

                                       -6-

     terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration
     Statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration
     Statement. In the event the Company shall give any notice pursuant to
     Section 1.5(b), the applicable time period mentioned in this Section
     1.6(a)(ii) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 1.5(b)
     to and including the date when each seller of a Registrable Security covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 1.6(a)(v);

               (iii) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, such number of copies of such Registration
     Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

               (iv) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller and to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration
     Statement is required to be kept effective (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or
     (iii) consent to general service of process in any such jurisdiction);

               (v) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event (a "Changing Event") as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will as soon as possible prepare and furnish to such seller (a "Correction Event") a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact

                                       -7-

     necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

               (vi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on The Nasdaq Stock Market or the Nasdaq SmallCap trading system or the Nasdaq OTC Bulletin Board;

               (vii) provide a transfer agent and registrar for all such
     Registrable Securities not later than the effective date of such
     Registration Statement;

               (viii) enter into such customary agreements (including
     underwriting agreements in customary form with any underwriter, if any is selected by the Company) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in "road shows" and other information meetings organized by an underwriter, if any, provided that any underwriter shall have been selected by the Company;

               (ix) make available for inspection by any seller of Registrable
     Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

               (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide to counsel selected by the Designated Holders holding a majority of the Registrable
     Securities being registered in such registration ("Holders' Counsel") and any other Inspector (as defined below) with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, subject to such documents being under the Company's control, and the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the
     SEC;

               (xi) otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration
     Statement, which earnings statement shall satisfy the provisions of Section
     11(a) of the Securities Act and Rule 158 thereunder;

                                       -8-

               (xii) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

               (xiii) obtain one or more comfort letters, dated the effective date of such Registration Statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), signed by the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request;

               (xiv) provide a legal opinion of the Company's outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), with respect to the Registration
     Statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

               (xv) subject to execution and delivery of mutually satisfactory confidentiality agreements, make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any managing underwriter (each, an
     "Inspector" and collectively, the "Inspectors"), during normal business hours of Company at Company's corporate office in New York, New York and without unreasonable disruption of Company's business or unreasonable expense to Company and solely for the purpose of due diligence with respect to the registration statement, non-confidential, legally disclosable, financial and other records and pertinent corporate documents of the
     Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the
     Company, to make available for inspection, at such parties' offices during their respective normal business hours and without unreasonable disruption of their business or unreasonable expense to Company and solely for the purpose of due diligence with respect to a registration statement covering
     Registrable Securities pursuant to this Agreement all information reasonably requested by any such Inspector in connection with such
     Registration Statement, provided, that, in each instance the Inspectors execute customary confidentiality agreements prepared by the Company pursuant to which such Inspectors agree not to divulge information of a non-public nature and covenant not to act upon such information in any manner in violation of applicable law;

                                       -9-

               (xvi) subject to execution and delivery of mutually satisfactory confidentiality agreements, keep Holders' Counsel advised as to the initiation and progress of any registration hereunder including, but not limited to, providing Holders' Counsel with all correspondence with the
     SEC;

               (xvii) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable
     Securities and their respective counsel in connection with any filings required to be made with the NASD; and

               (xviii) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

          (b) Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement including, without limitation, all registration and filing fees payable by the Company, fees and expenses of compliance by the Company with securities or blue sky laws, printing expenses of the Company, messenger and delivery expenses of the Company, and fees and disbursements of counsel for the Company, one counsel selected by the Purchasers and all independent certified public accountants of the Company, underwriters
(excluding discounts and commissions, which will be paid by the sellers of
Registrable Securities) and other Persons retained by the Company will be borne by the Company, and the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance of the Company and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on The Nasdaq
National Market, Nasdaq SmallCap Market or the OTC Bulletin Board trading system. The Company shall have no obligation to pay any underwriting discounts or commissions attributable to the sale of Registrable Securities and any of the expenses incurred by any holder of Registrable Securities which are not payable by the Company, such costs to be borne by such holder or holders, including, without limitation, underwriting fees, discounts and expenses, if any, applicable to any holder's Registrable Securities; selling commissions or stock transfer taxes applicable to the Registrable Securities registered on behalf of any holder; any other expenses incurred by or on behalf of such holder in connection with the offer and sale of such Holder's Registrable Securities other than expenses which the Company is expressly obligated to pay pursuant to this
Agreement.

          1.7  Indemnification.

          (a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities and its general or limited partners, officers, directors, members, managers, employees, advisors, representatives, agents and Affiliates (collectively, the
"Representatives") from and against any loss, claim, damage, liability, attorney's fees, cost or expense and costs and expenses of investigating and defending any such claim (collectively, the "Losses"), joint or several, and any action in respect thereof to

                                      -10-

which such holder of Registrable Securities or its Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereto)
arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse each such holder of Registrable Securities and its
Representatives for any reasonable legal or any other expenses incurred by them in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding; provided, however, that the Company shall not be liable to any such holder or other indemnitee in any such case to the extent that any such Loss (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission, made in such Registration
Statement, any such prospectus or preliminary or summary prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such holder expressly for use therein or by failure of any holder of Registrable Securities to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto in violation of applicable law after the Company has furnished such holder of Registrable Securities with copies of the same in such number as requested by such holder. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities
Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) In connection with any Registration Statement in which the holders of Registrable Securities are participating pursuant to this Agreement, the holders of Registrable Securities will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the fullest extent permitted by law, each such holder of Registrable Securities will indemnify and hold harmless the Company and its Representatives from and against any Losses, severally but not jointly, and any action in respect thereof to which the
Company and its Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration
Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in each case, only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary or summary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder of Registrable Securities expressly for use therein or by failure of such holder of Registrable Securities to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto in violation of applicable law after the Company has furnished such holder of Registrable Securities with copies of the same in such number as

                                      -11-

requested by such holder; provided, however, that such holder of Registrable
Securities shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto, such holder of Registrable Securities has furnished in writing to the Company information expressly for use in such Registration
Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading information previously furnished to the Company;
provided, further, however, that the obligation to indemnify will be individual to each such holder of Registrable Securities and will be limited to the net amount of proceeds received by such holder of Registrable Securities from the sale of Registrable Securities pursuant to such Registration Statement. In no event, however, shall any holder be liable for indirect, incidental or consequential or special damages.

          (c) Promptly after receipt by any Person in respect of which indemnity may be sought pursuant to Section 1.7(a) or 1.7(b) (an "Indemnified Party") of
notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "Indemnifying Party"), promptly notify the
Indemnifying Party in writing of the claim or the commencement of such action;
provided, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified
Party otherwise than under Section 1.7(a) or 1.7(b) except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified
Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its
Representatives who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the
Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the
Indemnified Party shall have mutually agreed to the retention of such counsel or
(ii) in the written opinion of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys
(together with appropriate local counsel) at any time for all Indemnified
Parties. No Indemnifying Party shall, without the prior written consent of the
Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified
Party from all liability arising out of such claim or proceeding other than the payment of monetary damages by the Indemnifying Party on

                                      -12-

behalf of the Indemnified Party. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

          (d) If the indemnification provided for in this Section 1.7 is unavailable to the Indemnified Parties in respect of any Losses referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified
Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holders of the
Registrable Securities on the other from the offering of the Registrable
Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and the holders of the
Registrable Securities on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each holder of the Registrable Securities on the other shall be determined by reference to, among other things, whether any action taken, including any untrue or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section
1.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an
Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified
Party in connection with investigating or defending any such action or claim.
Notwithstanding the provisions of this Section 1.7, no holder of the Registrable
Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such holder were offered to the public exceeds the amount of any Losses which such holder has otherwise paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each holder's obligations to contribute pursuant to this
Section 1.7 is several in the proportion that the proceeds of the offering received by such holder of the Registrable Securities bears to the total proceeds of the offering received by all the holders of the Registrable
Securities and not joint.

          1.8  Participation in Underwritten Registrations.

          (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided

                                      -13-

in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s), provided, that each holder of Registrable Securities shall not be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and
(ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

          (b) Each Person that is participating in any registration under this
Agreement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.6(a)(v) above, such
Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement and all use of the Registration Statement
or any prospectus or related document until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such Section
1.6(a)(v) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in holder's possession of such documents at the time of receipt of such notice.
Furthermore, each holder agrees that if such holder uses a prospectus in connection with the offering and sale of any of the Registrable Securities, the holder will use only the latest version of such prospectus provided by Company.

     2. Transfers of Certain Rights.

          2.1 Transfer. The rights granted to a Purchaser under this Agreement may be transferred by such Purchaser in connection with a transfer by such
Purchaser of any Registrable Security.

          2.2 Transferees. Any permitted transferee to whom rights under this
Agreement are transferred shall, as a condition to such transfer, deliver to the
Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon a Purchaser under this Agreement to the same extent as if such transferee were a Purchaser hereunder. Any purported transfer that does not comply with the terms of this Section 2.2 shall be deemed null and void.

     3. Certain Definitions. The following capitalized terms shall have the meanings ascribed to them below:

          "Affiliate" means any Person that directly or indirectly controls, or is under control with, or is controlled by such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by"
and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                                      -14-

          "Closing Price" means, with respect to the Registrable Securities (a)
if the shares are listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market,
the last reported sales price as reported on such exchange or market; (b) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market,
the average of the last reported closing bid and asked quotation for the shares as reported on the National Association of Securities Dealers Automated
Quotation System ("NASDAQ") or a similar service if NASDAQ is not reporting such information; (c) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq
SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the shares as quoted by a market maker in the shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation). In the absence of any available public quotations for the Common Stock, the Board and a majority of the Holders shall determine in good faith the fair value of the Common Stock

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Market Price" means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding five (5) on which the national securities exchanges are open for trading.

          "Person" means any individual, company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

          "Registrable Securities" means (i) the Conversion Shares, (ii) the
Warrants and the Warrant Shares, and (iii) any shares of Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) and (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

          "Registration Statement" means any registration statement of the
Company filed under the Securities Act which covers any of the Registrable
Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

          "SEC" means the United States Securities and Exchange Commission or
any other federal agency at the time administering the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                                      -15-

     4. Miscellaneous.

          4.1 Recapitalizations, Exchanges, etc. The provisions of this
Agreement shall apply to the full extent set forth herein with respect to (i)
the Registrable Securities, (ii) any and all shares of Common Stock into which the Registrable Securities are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the
Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise, including, without limitation, the Public Transaction) to enter into a new registration rights agreement with the Purchasers on terms substantially the same as this Agreement as a condition of any such transaction.

          4.2 No Inconsistent Agreements. The Company has not and shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Purchasers in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or materially inconsistent with the rights granted in this Agreement.

          4.3 Amendments and Waivers. The provisions of this Agreement may be amended and the Company may take action herein prohibited, or omit to perform any act herein required to be performed by it, if, but only if, the Company has obtained the written consent of a majority in interest of the Registrable
Securities (and the securities convertible into or exercisable to acquire the those securities) then in existence.

          4.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this
Agreement.

          4.5 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.6 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or four business days after being mailed by registered or certified mail (postage prepaid for the most expeditious form of delivery, return receipt requested), to the parties at the following addresses (or to such other

                                      -16-

address or telex or telecopy number as a party may have specified by notice given to the other party pursuant to this provision):

               If to the Company, to:

               Damien R. Tanaka, President
               Aduromed Corporation
               153 Greenwood Avenue, Suite 11-13
               Bethel, CT  06801
               Fax Number: (203) 798-9147

               with a copy to (which shall not constitute notice):

               James M. Rae, Esq.
               Stairs Dillenbeck Finley
               330 Madison Avenue, 29th Floor
               New York, NY 10017
               Fax Number: (212) 687-3523

               If to the Purchaser, to:

               The address or facsimile number of each Purchaser as recorded in the stockholders records of the Company.

          4.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules or provisions.

          4.8 Forum; Service of Process. Any legal suit, action or proceeding brought by any party or any of its affiliates arising out of or based upon this
Agreement shall be instituted in any federal or state court in New York County,
New York, and each party waives any objection which it may now or hereafter have to the laying of venue or any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

          4.9 Captions. The captions, headings and arrangements used in this
Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

          4.10 No Prejudice. The terms of this Agreement shall not be construed in favor of or against any party on account of its participation in the preparation hereof.

          4.11 Words in Singular and Plural Form. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

                                      -17-

          4.12 Remedy for Breach. The Company hereby acknowledges that in the event of any breach or threatened breach by the Company of any of the provisions of this Agreement, the holders of the Registrable Securities would have no adequate remedy at law and could suffer substantial and irreparable damage.
Accordingly, the Company hereby agrees that, in such event, the holders of the
Registrable Securities shall be entitled, and notwithstanding any election by any holder of the Registrable Securities to claim damages, to obtain a temporary and/or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which any holder of the Registrable Securities may have at law or in equity.

          4.13 Successors and Assigns; Third Party Beneficiaries. This Agreement
and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, each subsequent holder of the Registrable Securities and their respective permitted successors and assigns and executors, administrators and heirs. Holders of the Registrable Securities are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such holders.

          4.14 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

                  [Remainder of page intentionally left blank.]

                                      -18-

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights
Agreement to be duly executed as of the date and year first written above.

                                        ADUROMED CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        PURCHASERS:

                                        PEQUOT SCOUT FUND, L.P.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Manager

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      -20-

                                        PEQUOT MARINER MASTER FUND, L.P.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Manager

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      -21-

                                        PEQUOT NAVIGATOR OFFSHORE FUND, INC.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Advisor

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      -22-

                                        PEQUOT DIVERSIFIED MASTER FUND, LTD.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Manager

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      -23-

                                        PREMIUM SERIES PCC LIMITED CELL 33

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      -24-

                                        SHERLEIGH ASSOCIATES INC. DEFINED
                                        BENEFIT PENSION PLAN

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      -25-

                                    EXHIBIT I

                             STOCKHOLDERS AGREEMENT

     This STOCKHOLDERS AGREEMENT (this "Agreement") dated as of September 30,
2005, is by and among Aduromed Corporation, a Delaware corporation (the
"Company"), each holder of the Company's Series A Preferred and Series B
Preferred (collectively, the "Preferred Holders") and the Persons holding a majority of the issued and outstanding shares of the Company's Common Stock set forth on Annex A hereto (collectively the "Common Holders" and together with the
Preferred Holders, the "Stockholders"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the
Securities Purchase Agreement (as defined below).

     WHEREAS, the Company and the Preferred Holders have entered into a
Securities Purchase Agreement, dated as of the date hereof (the "Securities
Purchase Agreement"), pursuant to which (i) the Company has agreed to sell and issue, and the Purchasers have agreement to purchase, at the First Closing, certain shares of the Company's Series A Preferred and the First Closing
Warrants to purchase certain shares of the Company's Common Stock and (ii) the
Company has agreed to sell and issue, and the Purchasers have agreement to purchase, at the Second Closing, certain shares of the Company's Series B
Preferred and the Second Closing Warrants to purchase certain shares of the
Company's Common Stock; and

     WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Securities Purchase Agreement that the Company and the Stockholders enter into this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

          "Affiliate" shall mean any Person who is an "affiliate" as defined in
Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, any limited partner or member, as the case may be, of a Stockholder shall be deemed to be an Affiliate of such Stockholder.

          "Agreement" means this Agreement as the same may be amended, restated, supplemented or modified in accordance with the terms herein.

          "Board of Directors" means the Board of Directors of the Company.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

          "Charter Documents" means the certificate of incorporation and bylaws of the Company as in effect from time to time.

          "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "Common Holders" has the meaning set forth in the preamble to this
Agreement.

          "Company" has the meaning set forth in the preamble to this Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "Issuance Notice" has the meaning set forth in Section 2.3(a) of this
Agreement.

          "Management Designees" has the meaning set forth in Section 3.3(c) of this Agreement.

          "Permitted Securities" means (i) the Series A Preferred, Series B
Preferred and Warrants issued or to be issued pursuant to the Securities
Purchase Agreement, (ii) the Conversion Shares issuable upon conversion of the
Series A Preferred and Series B Preferred, (iii) the Warrant Shares issuable upon exercise of the Warrant and (iv) any Securities issuable pursuant to an employee stock option plan approved by each of the Preferred Designees.

          "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "Preemptive Interests" has the meaning set forth in Section 2.3 of this Agreement.

          "Preemptive Purchaser" has the meaning set forth in Section 2.3(b)(i)
of this Agreement.

          "Preferred Designees" has the meaning set forth in Section 3.3(b) of this Agreement.

          "Preferred Holders" has the meaning set forth in the preamble to this
Agreement.

          "Pro Rata Share" means, with respect to any Preferred Holder, a quotient, expressed as a percentage, (i) the numerator of which is equal to the aggregate number of shares of Series A Preferred and Series B Preferred then held by such Preferred Holder and (ii) the denominator of which is equal to the aggregate number of shares of Series A Preferred and Series B Preferred then held by all Preferred Holders.

          "Response Notice" has the meaning set forth in Section 2.3(b)(i) of this Agreement.

                                        2

          "Securities" means, collectively, the Shares, the Warrants and any other equity security of the Company now or hereafter issued and outstanding.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Securities Purchase Agreement" has the meaning set forth in the preamble to this Agreement.

          "Shares" means, collectively, all shares, whether now owned or hereafter acquired, of Common Stock, Series A Preferred, Series B Preferred,
Warrant Shares, Conversion Shares or of any other series or class of capital stock of the Company.

          "Stockholders" means, collectively, (a) the Preferred Holders, (b) the
Common Holders and (c) any other Person that becomes a party hereto and has agreed to be or is bound by the terms and conditions of this Agreement as a
"Stockholder" hereunder.

          "Stockholders Meeting" has the meaning set forth in Section 3.1 of this Agreement.

          "Subsequent Issuance Notice" has the meaning set forth in Section
2.3(b)(ii) of this Agreement.

          "Subsequent Response Notice" has the meaning set forth in Section
2.3(b)(ii) of this Agreement.

          "Transfer" means any transfer, exchange, sale or other disposition.

          "Unrestricted Additional Securities" has the meaning set forth in
Section 2.3(c) of this Agreement.

          "Unrestricted Securities" has the meaning set forth in Section
2.3(b)(ii) of this Agreement.

          "Written Consent" has the meaning set forth in Section 3.1 of this
Agreement.

     2. After-Acquired Securities; Agreement to be Bound; Preemptive Rights.

          2.1 After-Acquired Securities. All of the provisions of this Agreement shall apply to all of the Securities now owned or which may be issued or
Transferred hereafter to a Stockholder in consequence of any additional issuance, purchase, exchange or reclassification of any of such Securities, any exercise of any security convertible or exercisable into a Security, any corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a Stockholder in any other manner. No Stockholder may Transfer any Security unless the transferee thereof shall, as a condition precedent to such Transfer, agree in writing to be bound by the terms and conditions of this Agreement as a "Stockholder"
hereunder.

                                        3

          2.2 Agreement to be Bound. The Company shall not issue any Securities to any Person not a party to this Agreement unless such Person has agreed in writing to be bound by the terms and conditions of this Agreement as a
"Stockholder" hereunder. Upon becoming a party to this Agreement, such Person shall be deemed to be, and shall be subject to the same obligations as, a
Stockholder, Preferred Holder or Common Holder, as applicable, hereunder. Any issuance of Securities by the Company in violation of this Section 2.2 shall be null and void ab initio and neither the Company nor any transfer agent shall give effect in the Company's stock records to such attempted issuance. The foregoing provisions shall not, in any case, be applicable to any issuance or
Transfer of Shares made to underwriters in connection with an underwritten public offering of such Shares registered under the Securities Act or any issuance or Transfer of Shares that is conducted publicly through one or more registered broker dealers over a stock exchange or interdealer quotation service where the Shares are listed or quoted.

          2.3 Preemptive Rights. After the date hereof, in the event that the
Company proposes to issue any Securities other than Permitted Securities
(collectively, "Preemptive Interests"), the Company shall comply with the provisions of this Section 2.3.

               (a) Issuance Notice. The Company shall give the Preferred Holders written notice of the Company's intention to issue such Preemptive Interests
(the "Issuance Notice"), describing the material terms of the Preemptive
Interests, the price at which such Preemptive Interests will be issued or sold and the material terms upon which the Company proposes to issue or sell such
Preemptive Interests, including the anticipated date of such issuance or sale.

               (b) Response Notice.

                    (i) Each Preferred Holder shall have thirty (30) days from the date the Issuance Notice is received to agree to purchase all (but not less than all) of such Preferred Holder's Pro Rata Share of such Preemptive Interests by giving written notice to the Company of its desire to purchase such Preferred
Holder's Pro Rata Share of such Preemptive Interests (the "Response Notice").
Such Response Notice shall constitute the irrevocable agreement of such
Preferred Holder (a "Preemptive Purchaser") to purchase all (but not less than all) of such Preemptive Purchaser's Pro Rata Share of the Preemptive Interests
at the price and upon the terms stated in the Issuance Notice.

                    (ii) In the event any Preemptive Interests remain
unsubscribed thirty (30) days after delivery of the Issuance Notice (the
"Unsubscribed Securities"), the Company shall promptly issue a subsequent
Issuance Notice (the "Subsequent Issuance Notice") to each Preemptive Purchaser.
Each Preemptive Purchaser shall have ten (10) days from the date the Subsequent
Issuance Notice is received to agree to purchase all or any portion of the
Unsubscribed Securities by giving a second Response Notice (the "Subsequent
Response Notice") and stating therein the quantity of Unsubscribed Securities to be purchased. Such Subsequent Response Notice shall constitute the irrevocable agreement of such Preemptive Purchaser to purchase the quantity of Unsubscribed
Securities indicated in such Subsequent Response Notice at the price and upon the terms stated in the Issuance Notice. If such Preemptive Purchasers subscribe for more than the Unsubscribed Securities available, the

                                        4

Unsubscribed Securities shall be allocated among each such Preemptive Purchaser in proportion to each such Preemptive Purchaser's respective Pro Rata Share.

               (c) Unsubscribed Securities. In the event any Unsubscribed
Securities remain unsubscribed ten (10) days after delivery of the Subsequent
Issuance Notice (the "Unrestricted Additional Securities"), the Company shall have the right, but not the obligation, to issue and sell such Unrestricted
Additional Securities to any Person within ninety (90) days from the date of the initial Issuance Notice at a price and upon the terms that are not materially less favorable to the Company than those specified in the Issuance Notice. If the Company proposes to issue any Preemptive Interests after such 90-day period or at a price or upon terms that are materially less favorable to the Company than those specified in the Issuance Notice, it must again comply with this
Section 2.3.

               (d) Closings of Sales of Preemptive Interests. Any purchase of
Preemptive Interests by any Preemptive Purchaser pursuant to the this Section
2.3 shall be consummated on the closing date specified in the Issuance Notice
(or, if other Persons are purchasing Unrestricted Additional Securities, the date on which such Unrestricted Additional Securities are first issued and sold to such other Persons).

     3. Corporate Governance.

          3.1 General. From and after the execution of this Agreement, each
Stockholder shall vote its Shares at any regular or special meeting of stockholders of the Company (a "Stockholders Meeting") or in any written consent executed in lieu of such a meeting of stockholders (a "Written Consent"), and shall take all other actions necessary, to give effect to the provisions of this
Agreement (including, without limitation, Section 3.3 hereof) and to ensure that the Charter Documents do not, at any time hereafter, conflict in any respect with the provisions of this Agreement, it being understood and agreed by the parties hereto that the Charter Documents do not, as of the date hereof, conflict in any respect with the provisions of this Agreement. In addition, each
Stockholder shall vote its Shares at any Stockholders Meeting or act by Written
Consent with respect to such Shares, upon any matter submitted for action by the
Company's stockholders or with respect to which such Stockholder may vote or act by Written Consent, in conformity with the specific terms and provisions of this
Agreement and the Charter Documents.

          3.2 Stockholder Actions. In order to effectuate the provisions of this
Section 4, each Stockholder (a) hereby agrees that when any action or vote is required to be taken by such Stockholder pursuant to this Agreement, such
Stockholder shall use its reasonable best efforts to call, or cause the appropriate officers and directors of the Company to call, a Stockholders
Meeting, or to execute or cause to be executed a Written Consent to effectuate such stockholder action, (b) shall use its reasonable best efforts to cause the
Board of Directors to adopt, either at a meeting of the Board of Directors or by unanimous written consent of the Board of Directors, all the resolutions necessary to effectuate the provisions of this Agreement, and (c) shall use its reasonable best efforts to cause the Board of Directors to cause the Secretary of the Company, or if there be no Secretary, such other officer of the Company as the Board of Directors may appoint to fulfill the duties of Secretary, not to record any vote or consent contrary to the terms of this Section 3.

                                        5

          3.3 Election of Directors; Number and Composition. Each Stockholder
shall vote its Shares at any Stockholders Meeting, or act by Written Consent
with respect to such Shares, and take all other actions necessary to ensure:

               (a) that the number of directors constituting the entire Board of
Directors shall be seven;

               (b) for so long as the Preferred Holders own at least ten (10%)
percent of the outstanding shares of Common Stock (calculated as if all shares of Series A Preferred and Series B Preferred shall have been converted into shares of Common Stock and all Warrants shall have been exercised for shares of
Common Stock), the election to the Board of Directors of at least two members
(the "Preferred Designees") designated by the holders of at least a majority of the outstanding shares of the Series A Preferred and Series B Preferred (or any
shares of Common Stock into which such shares of Series A Preferred or Series B
Preferred shall have been converted);

               (c) for so long as Damien Tanaka is employed as the Chief
Executive Officer of the Company, the election to the Board of Directors of five members (the "Management Designees") designated by Damien Tanaka; and

               (d) for so long as the Preferred Holders own at least ten (10%)
percent of the outstanding shares of Common Stock (calculated as if all shares of Series A Preferred and Series B Preferred shall have been converted into shares of Common Stock and all Warrants shall have been exercised for shares of
Common Stock), that at least one Preferred Designee shall be appointed to each committee of the Board of Directors including any audit committee, compensation committee or executive committee of the Board of Directors.

          3.4 Removal and Replacement of Designees.

               (a) Removal of Designees.

                    (i) If at any time, the holders of at least a majority of
the outstanding shares of the Series A Preferred and Series B Preferred notifies the other Stockholders of their wish to remove at any time and for any reason
(or no reason) any of the Preferred Designees, then each Stockholder shall vote all of its Shares so as to remove such Preferred Designee.

                    (ii) If at any time, Damien Tanaka notifies the other
Stockholders of his wish to remove at any time and for any reason (or no reason)
any of the Management Designees, then each Stockholder shall vote all of its
Shares so as to remove such Management Designee.

               (b) Replacement of Designees.

                    (i) If at any time, a vacancy is created on the Board of
Directors by reason of the incapacity, death, removal or resignation of any of the Preferred Designees, then the holders of at least a majority of the outstanding shares of the Series A

                                        6

Preferred and Series B Preferred shall designate an individual who shall be elected to fill the vacancy until the next Stockholders Meeting. Upon receipt of notice of the designation of a nominee pursuant to this Section 3.4(b)(i) each
Stockholder shall, as soon as practicable after the date of such notice, take all reasonable actions, including the voting of its Shares, to elect the director so designated to fill the vacancy.

                    (ii) If at any time, a vacancy is created on the Board of
Directors by reason of the incapacity, death, removal or resignation of any of the Management Designees, then Damien Tanaka shall designate an individual who shall be elected to fill the vacancy until the next Stockholders Meeting. Upon receipt of notice of the designation of a nominee pursuant to this Section
3.4(b)(ii) each Stockholder shall, as soon as practicable after the date of such notice, take all reasonable actions, including the voting of its Shares, to elect the director so designated to fill the vacancy.

          3.5 Reimbursement of Expenses. Preferred Designees and Management
Designees will be entitled to reimbursement by the Company for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as members of the Board of Directors, including, without limitation, travel expenses incurred in connection with their attendance at meetings of the
Board of Directors.

          3.6 Director's and Officer's Indemnification and Insurance. For so
long as any Preferred Director or Management Designee serves on the Board of
Directors or the board of directors of any of the Company's subsidiaries, and for a period of at least six (6) years thereafter, the Company and the
Stockholders hereby agree to (i) provide in the certificate of incorporation of the Company and each of its subsidiaries on whose boards of directors such
Preferred Designee or Management Director serves, and their respective by-laws, for indemnification and reimbursement of expenses of directors and officers to the fullest extent and in the manner permitted by the General Corporation Law of
Delaware or the general corporation law of the state of its incorporation, as applicable; and (ii) purchase and maintain director and officer insurance in an amount of at least $1 million on behalf of any Person who is or was a director or an officer of the Company and its subsidiaries on whose boards such Preferred
Designee or Management Director serves, or is or was serving at the request of the Company or such subsidiary as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Person and incurred by him or her in any such capacity, or arising out of his or her status as such. As soon as practicable following the date hereof, the Company shall purchase satisfactory director's and officer's insurance, subject to the approval of the Board of Directors.

          3.7 Directors' Meetings. The Company shall call, and use its best efforts to have, regular meetings of the Board of Directors not less frequently than quarterly.

          3.8 Observer. For so long as the Preferred Holders own at least ten
(10%) percent of the outstanding shares of Common Stock (calculated as if all shares of Series A Preferred and Series B Preferred shall have been converted into shares of Common Stock and all Warrants shall have been exercised for shares of Common Stock), the holders of at least a majority of the shares of
Series A Preferred and Series B Preferred outstanding shall have the

                                        7

right to have, in addition to any Preferred Designee, one representative present at all meetings of the Board of Directors and all committees of the Board of
Directors.

     4. Information Rights. The Company shall furnish the following information to each Preferred Holder for so long as such Preferred Holder owns any shares of
Series A Preferred or Series B Preferred:

               (a) within ninety (90) days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended (provided, that, at any time that the Company has at least one class of equity securities registered under the Securities Act, in the event that the
Company shall timely and properly file with the Commission, in accordance with applicable Commission rules and regulations, a request for extension of the time period in which the Company is obligated to file with the Commission the financial statements referenced in this clause (a), the time period in which the
Company must deliver to the Preferred Holders such financial statements pursuant to this clause (a) shall be correspondingly be extended);

               (b) within forty-five (45) days after the end of each fiscal quarter (other than the last fiscal quarter in each fiscal year), an unaudited consolidated balance sheet of the Company and its Subsidiaries and the related unaudited consolidated statements of income, stockholders' equity and cash flows, such consolidated balance sheet to be as of the end of such quarter and such consolidated statements of income, stockholders' equity and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter (provided, that, at any time that the Company has at least one class of equity securities registered under the Securities Act, in the event that the Company shall timely and properly file with the Commission, in accordance with applicable Commission rules and regulations, a request for extension of the time period in which the Company is obligated to file with the
Commission the financial statements referenced in this clause (b), the time period in which the Company must deliver to the Preferred Holders such financial statements pursuant to this clause (b) shall be correspondingly be extended);

               (c) if prepared by the Company in the ordinary course of
business, as promptly as reasonably practicable following such preparation, monthly unaudited consolidated balance sheets of the Company and its subsidiaries and the related monthly unaudited consolidated statements of income, stockholders' equity and cash flows;

               (d) at least thirty (30) days prior to the start of each fiscal year, a copy of the Company's proposed annual budget for such fiscal year; and

               (e) such additional information about the Company as such
Preferred Holder reasonably requests.

     5. Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Securities now held or hereafter acquired by any
Stockholder shall for as long as this Agreement is effective bear legends substantially in the following forms:

                                        8

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL
     RESTRICTIONS ON VOTING AS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED
     SEPTEMBER __, 2005, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE
     COMPANY NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S
     PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH
     SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS
     BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

     If any Securities shall cease to be subject to the restrictions on Transfer and voting set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Securities without the legend required by this Section 5 endorsed thereon.

     6. Miscellaneous.

          6.1 Notices. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier (provided that delivery by telecopier shall be followed by delivery of an additional copy personally, by mail or overnight courier), courier service, overnight mail or personal delivery:

               (i)  if to the Company:

                    Damien R. Tanaka, President
                    Aduromed Corporation
                    153 Greenwood Avenue, Suite 11-13
                    Bethel, CT  06801
                    Fax Number: (203) 798-9147

                    with a copy to (which shall not constitute notice):

                    James M. Rae, Esq.
                    Stairs Dillenbeck Finley
                    330 Madison Avenue, 29th Floor
                    New York, NY 10017
                    Fax Number: (212) 687-3523

               (ii) if to any Stockholder, at its address as it appears on the record books of the Company.

Any party may by notice given in accordance with this Section 6.1 designate another address or Person for receipt of notices hereunder. All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after

                                        9

being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

          6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, legatees and legal representatives.

          6.3 Amendment and Waiver.

               (a) Except as specifically set forth in this Agreement, no failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

               (b) Except as specifically set forth in this Agreement, any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by (i) the Company and (ii) Stockholders holding a majority of the Shares held by the Stockholders
(calculated on an as converted into Common Stock basis). Any such amendment, supplement, modification, waiver or consent shall be binding upon the Company and all of the Stockholders.

               (c) Notwithstanding anything set forth to the contrary herein, no amendment, supplement, waiver or modification of any provision of this Agreement shall be effective without the written consent of Preferred Holders holding at least a majority of the Series A Preferred and Series B Preferred then outstanding.

          6.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

          6.5 Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder.
Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

          6.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          6.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE
PRINCIPLES OF CONFLICTS OF LAW OF ANY

                                       10

JURISDICTION. ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS
AGREEMENT SHALL BE BROUGHT BY THE PARTIES AND HEARD AND DETERMINED ONLY IN A
FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK AND THE PARTIES HERETO
CONSENT TO JURISDICTION BEFORE AND WAIVE ANY OBJECTIONS TO THE VENUE OF SUCH
FEDERAL AND NEW YORK COURTS. THE PARTIES HERETO AGREE TO ACCEPT SERVICE OF
PROCESS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN ANY MANNER PERMITTED
FOR A NOTICE HEREUNDER.

          6.8 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be void, invalid or otherwise unenforceable, in whole or in part, then such provision shall be severed from this Agreement and shall be inoperative, the remaining portions of this Agreement shall remain in effect and the parties hereto will use their best efforts to substitute for the void, invalid or unenforceable provision a new provision of like economic intent and effect.

          6.9 Confidentiality. Except as may be required by applicable law or as otherwise agreed among the parties hereto, without the prior affirmative vote or written consent of at least a majority of the members of the Board of Directors, neither the Company, the Stockholders nor any of their respective Affiliates shall at any time publicly divulge, disclose, disseminate, announce or release any information to any Person concerning this Agreement, the transactions contemplated hereby, any trade secrets or other confidential information of the
Company or the Stockholders, without first obtaining the prior written consent of the other parties hereto; provided, however, that (i) the Stockholders shall be entitled to disclose information with respect to their investment in the
Company on any reports that the Stockholders furnish to their investors or as otherwise required by applicable law and (ii) the Company shall be entitled to disclose its trade secrets or other confidential information not related to this
Agreement or the transactions contemplated hereby in any manner consistent with good business practice.

          6.10 Entire Agreement. This Agreement, together with the exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This
Agreement, together with the exhibits hereto, supersedes all prior agreements and understandings among the parties with respect to such subject matter.

          6.11 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

          6.12 Recapitalizations, Exchanges, etc. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise, including, without limitation, the Public Transaction) to enter into a new stockholders agreement with the Stockholders on terms substantially the same as this Agreement as a condition of any such transaction.

                                       11

          6.13 No Third Party Beneficiaries. This Agreement is entered into solely among, and may be enforced only by, the parties hereto. This Agreement shall not be deemed to create any rights in any third parties, including suppliers, customers and employees of any party, or to create any obligations of a party to any such third parties.

          6.14 Term and Termination. The provisions of Section 2.3 of this
Agreement shall terminate on the date on which the Company consummates an underwritten public offering of its common stock, with an aggregate price to the public of not less than $50 million (without deduction for underwriting fees, commissions or discounts), pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the
Company (or such successor entity) following which such common stock is listed on a national securities exchange or the National Association of Securities
Dealers National Market System.

                               [Signatures Follow]

                                       12

          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Stockholders Agreement on the date first written above.

                                        COMPANY:

                                        ADUROMED CORPORATION

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        STOCKHOLDERS:

                                        PEQUOT SCOUT FUND, L.P.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Manager

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        PEQUOT MARINER MASTER FUND, L.P.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Manager

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        PEQUOT NAVIGATOR OFFSHORE FUND, INC.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Advisor

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        PEQUOT DIVERSIFIED MASTER FUND, LTD.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Manager

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        PREMIUM SERIES PCC LIMITED CELL 33

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        SHERLEIGH ASSOCIATES INC. DEFINED
                                        BENEFIT PENSION PLAN

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT J-1

                            STAIRS DILLENBECK FINLEY
                                ATTORNEYS-AT-LAW
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                               330 MADISON AVENUE
                            NEW YORK, N.Y. I00I7-5090

                               TEL: (2I2) 697-2700
                               FAX: (2I2) 687-3523

January 23, 2006

Pequot Scout Fund, L.P.
Pequot Mariner Master Fund L.P.
Pequot Navigator Offshore Fund, Inc.
Pequot Diversified Master Fund, Ltd.
Pequot Series PCC Limited Cell 33
Sherleigh Associates Inc.
     Defined Benefit Plan

Dear Sir/Madam:

We have acted as special counsel for Aduromed Corporation, a Delaware corporation ("Aduromed") in connection with the execution and delivery of that certain Securities Purchase Agreement dated September 30, 2005 (the "Agreement")
by and among Aduromed and the persons whose names and addresses are set out in
Schedule A-1 to the Agreement (the "Purchasers"), as amended and restated by that certain Amended and Restated Securities Purchase Agreement dated January
23, 2006 by and among General Devices, Inc., a Delaware corporation ("GDI"),
Aduromed and the Purchasers (the "Amended Agreement"). This opinion is delivered in accordance with the provisions of Section 6.1(c) of the Amended Agreement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

     1. The Agreement, the Amended Agreement and the First Closing Related
Agreements and the Second Closing Related Agreements referenced in the Agreement and the Amended Agreement.

     2. The Certificate of Incorporation (the "Aduromed Certificate of
Incorporation") and the By-laws (the "Aduromed By-laws") of Aduromed, each amended to date.

     3. The Certificate of Incorporation (the "GDI Certificate of
Incorporation") and the By-laws (the "GDI By-laws") of GDI, each amended to date.

     4. A certificate, dated January 23, 2006, of the Secretary of State of
Delaware, certifying as to the continued legal existence and corporate good standing of Aduromed in the State of Delaware (the "Aduromed Domestic
Certificate").

     4. A certificate, dated January 23, 2006, of the Secretary of State of
Delaware, certifying as to the continued legal existence and corporate good standing of GDI in the State of Delaware (the "GDI Domestic Certificate").

     5. A certificate from an officer of Aduromed (the "Aduromed Officer's
Certificate"), dated as of the date hereof, attesting to the Aduromed
Certificate of Incorporation and Aduromed By-laws, certain resolutions adopted by Aduromed's Board of Directors and stockholders, the incumbency of certain officers of Aduromed and certain other matters.

     6. A certificate from an officer of GDI (the "GDI Officer's Certificate"), dated as of the date hereof, attesting to the GDI Certificate of Incorporation and GDI By-laws, certain resolutions adopted by GDI's Board of Directors and stockholders, the incumbency of certain officers of GDI and certain other matters.

     7. Such other records of meetings, documents, instruments and certifications (including but not limited to certificates of public officials and officers of Aduromed and GDI) as we have considered necessary for purposes of this opinion.

In rendering this opinion, we have assumed, without any independent investigation or verification of any kind (i) the due authorization, execution and delivery and enforceability of the Amended Agreement, by and upon all parties other than Aduromed and GDI, (ii) the genuineness of all signatures, and
(iii) the authenticity and veracity of all opinions, documents and papers submitted pursuant to the Amended Agreement.

In rendering this opinion, we have relied, as to all questions of fact material to this opinion, upon certificates of public officials and officers of Aduromed and GDI and, upon the representations and warranties made in the Amended
Agreement by the parties thereto. We have not attempted to verify independently such facts, although nothing has come to our attention which has caused us to question the accuracy of such certificates or representations and warranties.

Any reference herein to "our knowledge", or to any matter "known to us", "coming to our attention" or "of which we are aware," or any variation of any of the foregoing, shall mean the conscious awareness of the attorneys in this firm who have rendered substantive attention to the transaction to which this opinion relates of the existence or absence of any facts which would contradict our opinions or statements set forth herein. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of Aduromed. Without limiting the foregoing, we have not conducted a search of any electronic databases or the

                                        2

dockets of any court, administrative or regulatory body, agency or other filing office in any jurisdiction.

Furthermore, with regard to the opinions expressed herein, please be advised that our opinion is qualified to the extent that the enforceability of the
Amended Agreement may be limited or hindered by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter affecting the enforcement of creditors' rights in general; (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing; and (iv) general principles of equity
(regardless of whether such enforcement is considered in a proceeding in equity or at law). We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any such defenses may be subject to the discretion of a court.

We also express no opinion herein as to any provision of any agreement (i) which may be deemed to or construed to waive any right of Aduromed or GDI, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii)
relating to the effect of invalidity or unenforceability of any provision of the
Amended Agreement on the validity or enforceability of any other provision thereof, (iv) requiring the payment of penalties, consequential damages or liquidated damages, (v) which is in violation of public policy, including, without limitation, any provision relating to non-competition and non-solicitation or relating to indemnification and contribution with respect to securities law matters, (vi) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (vii) which provides that the terms of the Amended Agreement may not be waived or modified except in writing or (viii) relating to choice of law or consent to jurisdiction. We are expressing no opinion herein as to the consequences of the transaction contemplated by the Amended Agreement under applicable state, local or federal income tax laws and regulations.

Our opinion expressed in paragraph (i) below is based solely on the Aduromed
Domestic Certificate and is limited accordingly, and, as to such matters, our opinion is rendered as of the date of such certificate. Our opinion expressed in paragraph (ii) below is based solely on the GDI Domestic Certificate and is limited accordingly, and, as to such matters, our opinion is rendered as of the date of such certificate. In connection with our opinion expressed in paragraph
(vii) below, insofar as it relates to the authorized capital stock of Aduromed, we have relied solely on the Aduromed Certificate of Incorporation. In connection with our opinion expressed in paragraph (viii) below, insofar as it relates to the authorized capital stock of GDI, we have relied solely on the GDI
Certificate of Incorporation. In connection with our opinion expressed in paragraph (vii) below, insofar as it relates to the outstanding shares of common stock of Aduromed and the holder thereof, we have relied solely on the Officer's
Certificate.

Any reference herein to "our knowledge", or to any matter "known to us", "coming to our attention" or "of which we are aware," or any variation of any of the foregoing, shall mean the conscious

                                        3

awareness of the attorneys in this firm who have rendered substantive attention to the transaction to which this opinion relates of the existence or absence of any facts which would contradict our opinions or statements set forth herein. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of
Aduromed. Without limiting the foregoing, we have not conducted a search of any electronic databases or the dockets of any court, administrative or regulatory body, agency or other filing office in any jurisdiction.

In addition, we have considered such legal matters we deemed relevant to this opinion. However, we express no opinion ourselves other than as to (a) laws of the State of New York, and (b) the federal laws of the United States of America.
We are not members of the bar of the State of Delaware and do not hold ourselves out as experts on the laws of that State. However, we have made a study of the laws of Delaware insofar as they involve the incorporation, existence, good standing, authority, corporate power and corporate action taken by Aduromed.

Based on the foregoing, we are of the opinion that:

     (i) Aduromed is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (ii) GDI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (iii) Each of Aduromed and GDI has the requisite corporate power and authority to execute and deliver, and to perform its obligations under, the
Amended Agreement and each of the Second Closing Related Agreements (as defined therein) to be executed and delivered by Aduromed or GDI, as applicable, at the
Second Closing.

     (iv) The execution and delivery by Aduromed of the Amended Agreement and the Second Closing Related Agreements to be executed and delivered by Aduromed at the Second Closing, and the consummation by Aduromed of the transactions contemplated thereby have been duly and validly authorized by all requisite corporate action on the part of Aduromed.

     (v) Aduromed's execution, delivery and performance of its obligations under the Amended Agreement and the Second Closing Related Agreements to be executed by Aduromed at the Second Closing will not, as of the Second Closing, result in
(i) a violation of the Aduromed Certificate of Incorporation or Aduromed Bylaws,
(ii) a material violation of Delaware General Corporation Law or any statute, rule or regulation of United States federal law applicable to Aduromed, (iii) a violation of any judgment or order specifically identified in the Disclosure
Schedule to the Amended Agreement, if any, or (iv) to our knowledge, a default by Aduromed under any Contractual Obligation. For purposes of this opinion, a
"Contractual Obligation" shall mean only an obligation of Aduromed contained in those contracts to which Aduromed is a party and which are expressly listed on
Exhibit F to the Amended Agreement.

                                        4

     (vi) GDI's execution, delivery and performance of its obligations under the
Amended Agreement and the Second Closing Related Agreements to be executed by
GDI at the Second Closing will not, as of the Second Closing, result in (i) a violation of the GDI Certificate of Incorporation or GDI Bylaws, or (ii) a
material violation of Delaware General Corporation Law or any statute, rule or regulation of United States federal law applicable to GDI.

     (vii) The authorized capital stock of Aduromed on the date hereof consists of (i) 50,000,000 shares of Common Stock, par value $0.01 per share, and (ii)
20,000,000 shares of Preferred Stock, par value $0.01 per share, of which
3,489,527 shares have been designated Series A Preferred. After giving effect to the merger reflected in the Certificate of Merger filed this day by GDI with the
Secretary of State of the State of Delaware, 100 shares of the Common Stock and none of the Series A Preferred of Aduromed are issued and outstanding. The currently outstanding shares of capital stock of Aduromed have been duly authorized and validly issued and are fully paid and nonassessable.

     (viii) The authorized capital stock of GDI on the date hereof consists of
(i) 100,000,000 shares of Common Stock, par value $0.0001 per share, and (ii)
40,000,000 shares of Preferred Stock, par value $0.0001 per share, of which
6,263,702 shares have been designated Series A Preferred Stock and 15,780,160 shares of which have been designated Series B Preferred Stock.

     (ix) Based in part on the representations of each of the Purchasers in
Section 5 of the Amended Agreement, the offer, issuance and sale of the GDI
Series B Preferred and Second Closing GDI Warrants at the Second Closing
pursuant to the Amended Agreement are, and the issuance of the Second Closing
GDI Warrant Shares issuable upon exercise of the Second Closing GDI Warrants and the Second Closing GDI Conversion Shares issuable upon conversion of the GDI
Series B Preferred will be, exempt from the registration requirements of the
Securities Act.

     (x) The Amended Agreement and each of the other Second Closing Related
Agreements to be executed and delivered by Aduromed at the Second Closing have been duly executed and delivered by Aduromed, as applicable, and constitute the legal, valid and binding obligations of Aduromed, enforceable against it in accordance with their respective terms.

This opinion is provided to the Purchasers as a legal opinion only and not as a guaranty or warranty of the matters discussed herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

This opinion is rendered only to the Purchasers and is solely for the benefit of the Purchasers in

                                        5

connection with the transactions contemplated by the Amended Agreement. This opinion may not be relied upon by the Purchasers for any other purpose, nor may this opinion be provided to, quoted to or relied upon by any other person or entity nor is it to be filed with any governmental agency or other person, for any purpose, without our prior written consent.

Very truly yours,

/s/ Stairs Dillenbeck Finley
---------------------------------------
Stairs Dillenbeck Finley

                                        6

                                    EXHIBIT K

             CERTIFICATE OF DESIGNATIONS OF SERIES A PREFERRED STOCK

                              GENERAL DEVICES, INC.
             CERTIFICATE OF DESIGNATIONS OF SERIES A PREFERRED STOCK

          General Devices, Inc., a Delaware company (the "Company"), hereby certifies that the following resolution has been duly adopted by the board of directors of the Company:

          RESOLVED, that pursuant to the authority granted to and vested in the board of directors of the Company (the "Board") by the provisions of the certificate of in Company of the Company, there is created a series of preferred stock, par value $0.0001 per share, and that the voting powers, designation and number of shares thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

     1. Designation and Number; Rank; Prohibited Payments.

          (a) The shares of this series shall be designated as Series A
     Preferred Stock. The number of shares initially constituting the Series A
     Preferred Stock shall be 6,263,702 which number may, subject to any consent right of the holders of any capital stock of the Company, be increased or decreased by the Board; provided, however, that such number may not be decreased below the number of the then outstanding shares of Series A
     Preferred Stock.

          (b) The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up, rank:

               (i) junior to all classes and series of any hereafter authorized capital stock of the Company ranking senior (as to dividend rights, redemption rights and rights upon liquidation, dissolution or winding
          up) to the Series A Preferred Stock ("Senior Stock");

               (ii) pari passu with all classes and series of any now or
          hereafter authorized capital stock of the Company ranking on a par (as to dividend rights, redemption rights and rights upon liquidation, dissolution or winding up) with the Series A Preferred Stock ("Parity
          Stock"), including, but not limited to, the Company's Series B
          Preferred Stock (the "Series B Preferred Stock"); and

               (iii) senior to all classes and series of any now or hereafter authorized capital stock of the Company ranking junior (as to dividend rights, redemption rights and rights upon liquidation, dissolution or winding up) to the Series A Preferred Stock, including, without limitation, any class of the Company's common stock, par value $0.0001 per share ("Common Stock") (such classes and series are referred to as
          "Junior Stock").

     2. Dividends.

          (a) The holders of shares of Series A Preferred Stock shall be entitled to receive preferential dividends at an annual rate equal to six percent (6%) per annum times the Original Issue Price (as defined below)
     for each share of Series A Preferred Stock held by such holders, and such dividends shall be payable in cash to the holders of record at the close of business on each March 15 and September 15 of each year. Dividends on shares of the Series A Preferred Stock shall accumulate on a daily basis from the date on which such shares are issued and, to the extent they are not paid in cash when due, shall compound on a semi-annual basis on each
     March 15 and September 15 of each year, whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared.

          (b) Upon conversion of any share of Series A Preferred Stock into
     Common Stock pursuant to Section 4, the holder of such Series A Preferred
     Stock shall be entitled to receive payment of all accrued and unpaid dividends thereon, at the option of the holder thereof, (i) in cash or (ii)
     in the form of such number of additional shares of Common Stock equal to
     (x) the amount of such accrued and unpaid dividends, divided by (y) the then applicable Series A Conversion Price.

          (c) In no event may any dividends be paid on the Series A Preferred
     Stock unless, at the time of such payment, any and all dividends then accrued and payable on the shares of any Senior Stock shall have been paid in full. If dividends are paid on the shares of Series A Preferred Stock and shares of Parity Stock in an amount less than the total amount of such dividends at the time accrued and payable on all of such shares, such dividends shall be allocated pro rata (in proportion to the respective amounts due with respect thereto) among all such shares of Series A
     Preferred Stock and shares of Parity Stock at the time outstanding based on the amount of dividends then due with respect to each such share. In no event may any dividends be paid on any Junior Stock unless, at the time of such payment, any and all dividends then accrued and payable on the shares of the Series A Preferred Stock have been paid in full.

     3. Preference on Liquidation.

          (a) Upon the liquidation or dissolution of the Company ("Liquidation
     Event"), the holders of Series A Preferred Stock shall be entitled to receive out of the Company's assets, for each share of Series A Preferred
     Stock outstanding at the time thereof, distributions in the amount of
     $0.31755 (subject to adjustment from time to time as a result of a stock split, stock combination or any other similar event affecting the outstanding number of shares of Series A Preferred Stock) (as adjusted from time to time, the "Original Issue Price") plus an amount equal to all accumulated but unpaid dividends thereon, whether or not declared (the
     Original Issue Price together with such dividends, the "Liquidation
     Preference").

          (b) Distributions of the Company's cash, securities and other assets pursuant to this Section 3 shall be made to the holders of shares of Series
     A Preferred Stock and all

                                       2

     other Parity Stock in proportion to the total amounts to which the holders of all shares of Series A Preferred Stock and all other Parity Stock are entitled upon a Liquidation Event.

          (c) No payment or distribution shall be made in respect of any shares of Series A Preferred Stock pursuant to Section 3(a) unless, at the time of such distribution, all amounts due in respect of any shares of Senior Stock have been paid in full.

          (d) No payment or distribution shall be made in respect of any shares of Junior Stock unless, at the time of such distribution, the holders of shares of Series A Preferred Stock shall have received the Liquidation
     Preference with respect to each share.

          (e) Upon the payment in full of all amounts due to a holder of Series
     A Preferred Stock pursuant to this Section 3, such holder shall not be entitled to any further participation in the assets of the Company.

     4. Conversion.

          4.1 Right to Convert.

          (a) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof upon exercise in accordance with Section
     4.1(b), without the payment of additional consideration, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price by the Series A Conversion Price (as
     defined below) in effect at the time of conversion. The "Series A
     Conversion Price" shall initially be equal to $0.31755. Such initial Series
     A Conversion Price, and the rate at which shares of Series A Preferred
     Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

          (b) A record holder of shares of Series A Preferred Stock may effect the optional conversion thereof in accordance with Section 4.1(a) by making a written demand for such conversion (a "Series A Conversion Demand") upon the Company at its principal executive offices that sets forth (i) the number of shares of Series A Preferred Stock to be converted; and (ii) the proposed date of such conversion, which shall be a Business Day not less than 5 Business Days after the date of such Series A Conversion Demand (the
     "Series A Conversion Date"). The Series A Conversion Demand shall be accompanied by the certificate representing such shares or, if such certificate has been lost or stolen, a lost stock certificate affidavit and indemnification agreement in form and substance satisfactory to the Company and, if the Company shall so request, evidence that such holder shall have posted a bond satisfactory to the Company. As soon as practicable after the
     Series A Conversion Date, the Company shall issue and deliver to such holder a certificate for the number of shares of Common Stock issuable upon such conversion in accordance with the provisions hereof (rounded down to the nearest whole share). Upon surrender of a certificate representing
     Series A Preferred Stock to be converted in part, the Company shall after the Series A Conversion Date issue a certificate representing the number of full shares of Series A Preferred Stock not so converted.

                                       3

          (c) All outstanding shares of Series A Preferred Stock to be converted pursuant to the Series A Conversion Demand shall, on the Series A
     Conversion Date, be converted into Common Stock for all purposes. On and after the Series A Conversion Date, (i) no such shares of Series A
     Preferred Stock shall be deemed to be outstanding or be transferable on the books of the Company or the stock transfer agent, if any, for such shares of Series A Preferred Stock, and (ii) the holder of such shares, as such, shall not be entitled to receive any dividends or other distributions, to receive notices or to vote such shares or to exercise or to enjoy any other powers, preferences or rights in respect thereof, other than the right, upon surrender of the certificate representing such shares, to receive a certificate for the number of shares of Common Stock into which such shares shall have been converted.

          4.2 Adjustments to Series A Conversion Price.

          (a) Definitions. For the purposes of this Section 4, the following terms shall have the following meanings ascribed thereto:

               (i) "Additional Shares of Common Stock" shall mean all shares of
          Common Stock issued (or deemed to be issued pursuant to clause (b)
          below) by the Company after the Initial Issuance Date, but shall not include up to 4,211,799 shares of Common Stock issuable upon exercise of options granted by the Company pursuant to a statutory employee option plan approved in accordance with Section 7 below.

               (ii) "Convertible Securities" shall mean any evidences of
          indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding
          Options.

               (iii) "Option" shall mean rights, options or warrants to
          subscribe for, purchase or otherwise acquire Common Stock or
          Convertible Securities, but shall not include options to purchase up to 4,211,799 shares of Common Stock granted by the Company pursuant to any statutory employee option plan approved in accordance with Section
          7 below.

          (b) Deemed Issue of Additional Shares of Common Stock.

               (i) If the Company at any time or from time to time after the date of the initial issuance of shares of Series A Preferred Stock
          (the "Initial Issuance Date") shall issue any Options or Convertible
          Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or
          Convertible Securities, then the maximum number of shares of Common
          Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common

                                       4

          Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

               (ii) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion
          Price pursuant to the terms of Section 4.2(c) below, are revised
          (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1)
          any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such
          Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (ii) shall have the effect of increasing the
          Series A Conversion Price to an amount which exceeds the lower of (i)
          the Series A Conversion Price on the original adjustment date, or (ii)
          the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

               (iii) If the terms of any Option or Convertible Security, the issuance of which did not result in an adjustment to the Series A
          Conversion Price pursuant to the terms of Section 4.2(c) below (either because the consideration per share of the Additional Shares of Common
          Stock subject thereto was equal to or greater than the Series A
          Conversion Price then in effect, or because such Option or Convertible
          Security was issued before the Initial Issuance Date), are revised after the Initial Issuance Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or
          (2) any increase or decrease in the consideration payable to the
          Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of
          Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

               (iv) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted
          (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Section 4.2(c) below, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security never been issued.

                                       5

          (c) Adjustment of Series A Conversion Price Upon Issuance of
     Additional Shares of Common Stock. In the event the Company shall at any time after the Initial Issuance Date issue Additional Shares of Common
     Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.2(b)), without consideration or for a consideration per share less than the applicable Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

                        CP(2) = CP(1) * (A + B) / (A + C)

          For purposes of the foregoing formula, the following definitions shall apply:

               (A)  "CP(2)" shall mean the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common
                    Stock;

               (B)  "CP(1)" shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of
                    Common Stock;

               (C)  "A" shall mean the number of shares of Common Stock
                    outstanding and deemed outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for
                    this purpose as outstanding all shares of Common Stock
                    issuable upon exercise of Options outstanding immediately
                    prior to such issue or upon conversion of Convertible
                    Securities (including the Series A Preferred Stock)
                    outstanding immediately prior to such issue);

               (D)  "B" shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common
                    Stock had been issued at a price per share equal to CP(1)
                    (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP(1)); and

               (E)  "C" shall mean the number of such Additional Shares of
                    Common Stock issued in such transaction.

          (d) Determination of Consideration. For purposes of this Section 4.2, the consideration received by the Company for the issue of any Additional
     Shares of Common Stock shall be computed as follows:

               (i) Cash and Property: Such consideration shall:

                    (A)  insofar as it consists of cash, be computed at the
                         aggregate amount of cash received by the Company,
                         excluding amounts paid or payable for accrued interest;

                                       6

                    (B)  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time
                         of such issue, as determined in good faith by the
                         Board; and

                    (C)  in the event Additional Shares of Common Stock are
                         issued together with other shares or securities or
                         other assets of the Company for consideration which
                         covers both, be the proportion of such consideration so
                         received, computed as provided in clauses (I) and (II)
                         above, as determined in good faith by the Board.

               (ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock
          deemed to have been issued pursuant to Section 4.2(b), relating to
          Options and Convertible Securities, shall be determined by dividing:

                    (A) the total amount, if any, received or receivable by the
               Company as consideration for the issue of such Options or
               Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments
               relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration)
               payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such
               Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                    (B) the maximum number of shares of Common Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the
               conversion or exchange of such Convertible Securities.

          (e) Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of
     Section 4.2(c) above then, upon the final such issuance, the Series A
     Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without additional giving effect to any adjustments as a result of any subsequent issuances within such period).

          (f) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Initial Issuance Date effect a subdivision of the outstanding Common Stock without a comparable subdivision of the Series A Preferred Stock or combine the outstanding shares of Series A Preferred Stock without a comparable combination of the
     Common Stock, the Series A Conversion Price in effect

                                       7

     immediately before that subdivision or combination shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Company shall at any time or from time to time after the Initial Issuance Date combine the outstanding shares of Common Stock without a comparable combination of the Series A Preferred Stock or effect a subdivision of the outstanding shares of Series A Preferred Stock without a comparable subdivision of the Common Stock, the Series A Conversion Price
     in effect immediately before the combination or subdivision shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common
     Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

          4.3 Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Initial Issuance
     Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common
     Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A
     Conversion Price then in effect by a fraction:

               (a) the numerator of which shall be the total number of shares of
          Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (b) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

     provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and
     provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into
     Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series A Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

                                       8

          4.4 Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Initial Issuance
     Date shall make or issue, or fix a record date for the determination of holders of capital stock of the Company entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of shares of Common Stock in respect of outstanding shares of
     Common Stock) or in other property, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of such capital stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into
     Common Stock on the date of such event.

          4.5 Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock (but not the Series
     A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4.3 or 4.4), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred
     Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Company issuable upon conversion of one share of
     Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A
     Preferred Stock, to the end that the provisions set forth in this Section 4
     (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

          4.6 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 4, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A
     Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth
     (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A
     Preferred Stock.

                                       9

          4.7 Notice of Record Date. In the event:

          (a) the Company shall take a record of the holders of its Common Stock
     (or other stock or securities at the time issuable upon conversion of the
     Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

          (b) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, or any Deemed Liquidation Event; or

          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

     then, and in each such case, the Company will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or
     (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Series A Preferred Stock)
     shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice. Any notice required by the provisions hereof to be given to a holder of shares of Preferred Stock shall be deemed sent to such holder if deposited in the
     United States mail, postage prepaid, and addressed to such holder at his, her or its address appearing on the books of the Company.

          4.8 Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of
     Series A Preferred Stock. Any fractional interest in a share of Common
     Stock resulting from conversion of one or more shares of Series A Preferred
     Stock shall be paid in cash (computed to the nearest cent) equal to such fraction equal to the fair market value of a share of Common Stock as of the date of such conversion, as reasonably determined by the Company.

          4.9 Reserved Common Stock. The Company will at all times when any shares of Series A Preferred Stock are outstanding, reserve and keep available out of its authorized but unissued stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

          4.10 Provisional Conversion at the Option of the Corporation.

                                       10

          (a) The Company may, at its option, cause the conversion of all, but not less than all, of the shares of the Series A Preferred Stock then outstanding into such number of fully paid and nonassessable shares of
     Common Stock, per share of Series A Preferred Stock so converted, as is determined by dividing the Original Issue Price by the Series A Conversion
     Price in effect at the time of conversion, if (x) the Closing Price (as defined below) of the Common Stock has exceeded 400% of the then effective
     Series A Conversion Price for at least 20 Trading Days (as defined below)
     within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date on which the Company notifies the holders of the Series A
     Preferred Stock (pursuant to Section 4.10(b) below) that it is exercising its option to cause the conversion of the Series A Preferred Stock pursuant to this Section 4.10 (the "Provisional Conversion Notice Date") and (y) the
     actual average daily trading volume of the Common Stock, on the
     Over-The-Counter Bulletin Board or any other stock quotation system or exchange upon which the Common Stock is listed, during the 30 consecutive
     Trading Day period referred to in clause (x) above is at least 100,000 shares of Common Stock (subject to adjustment from time to time as a result of a stock split, stock combination or any other similar event affecting the outstanding number of shares of Common Stock).

          (b) In order for the Company to exercise its rights to cause the conversion of all of the Series A Preferred Stock pursuant to this Section
     4.10, a written notice (the "Provisional Conversion Notice") shall be sent by or on behalf of the Company, by first class mail, postage prepaid, to the holders of record of the Series A Preferred Stock as they appear on the stock register of the Company on the Provisional Conversion Notice Date
     notifying such holders of the election of the Company to cause the conversion of all of the Series A Preferred Stock and of the Provisional
     Conversion Date (as defined below), which date shall not be less than 5 days nor be more than 10 days after the Provisional Conversion Notice Date.

          (c) If a Provisional Conversion Notice shall have been given as hereinbefore provided, then each holder of the Series A Preferred Stock shall be entitled to all preferences and relative, participating, optional and other special rights accorded by this certificate until and including the Provisional Conversion Date. From and after the Provisional Conversion
     Date, upon delivery by the Company of the Common Stock issuable upon conversion of the Series A Preferred Stock, together with payment in full of all accrued and unpaid dividends thereon as provided in Section 2(b), the Series A Preferred Stock shall no longer be deemed to be outstanding, and all rights of the holders of such Series A Preferred Stock (in their capacity as holders of Series A Preferred Stock) shall cease and terminate.

          (d) For purpose of this Section 4.10, following definitions shall apply:

               (i) "Closing Price" means, on any date of determination, the closing price (or, if no closing price is reported, the last reported sale price) per share reported by the Over-The-Counter Bulletin Board or any other stock quotation system or exchange upon which the Common
          Stock is listed.

                                       11

               (ii) "Provisional Conversion Date" means the date fixed for conversion of shares of Series A Preferred Stock pursuant to this
          Section 4.10.

               (iii) "Trading Day" means a day on which the Common Stock (i) is not suspended from trading on the Over-The-Counter Bulletin Board or any other stock quotation system or exchange upon which the Common
          Stock is listed and (ii) has traded at least once on the
          Over-The-Counter Bulletin Board or any other stock quotation system or exchange upon which the Common Stock is listed.

     5. [Intentionally Omitted].

     6. Reacquired Shares. Any shares of Series A Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series A Preferred Stock shall upon their cancellation become authorized but unissued shares of the Company's preferred stock, par value $0.0001 per share, and, upon the filing of an appropriate
Certificate of Designation with the Secretary of State of the State of Delaware, may be reissued as part of another class or series of the Company's preferred stock, par value $0.0001 per share, including, without limitation, Series A
Preferred Stock, all subject to the conditions or restrictions on issuance set forth herein.

     7. Voting Rights.

          (a) Each share of Series A Preferred Stock shall entitle the holder thereof to vote, in person, by proxy or at a special or annual meeting of the stockholders of the Company, on all matters voted on by holders of Common Stock, voting together as a single class with the holders of the Common Stock and all other shares entitled to vote thereon as a single class with the Common Stock.
With respect to any such matters as to which holders of the Series A Preferred
Stock shall be entitled to vote, each issued and outstanding share of Series A
Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock issuable upon conversion thereof.

          (b) The Company shall not, without the prior affirmative vote or written consent of the Requisite Preferred Majority (as defined below):

               (i) adversely alter or change, or engage in any action that would result in any adverse alteration of or change to, the rights, preferences or privileges of the Series A Preferred Stock or the
          Series B Preferred Stock;

               (ii) increase the authorized number of shares of the Series A
          Preferred Stock or the Series B Preferred Stock;

               (iii) create, authorize, sell or issue any new class or series of the Company's capital stock or any bonds, notes or other obligations convertible into, exchangeable for or having option rights to purchase shares of such new class or series or reclassify any class or series of the Company's capital stock;

               (iv) increase the authorized number of members of the Board;

                                       12

               (v) amend or repeal any provision of, or add any provision to, the Company's certificate of incorporation, certificates of designations or bylaws (in any such case, whether by merger, consolidation or otherwise) in a manner that adversely affects the rights of the Series A Preferred Stock, the Series B Preferred Stock
          or the holders thereof;

               (vi) pay or set aside funds for the payment of any dividends or make any distributions on any of the Company's capital stock (other than the Series A Preferred Stock or the Series B Preferred Stock);

               (vii) engage, or permit any of its subsidiaries to engage, in any transaction with an affiliate of the Company or any of its subsidiaries, or an affiliate of any such person;

               (viii) make, or permit any of its subsidiaries to make, any material change, directly or indirectly, in the nature of the
          Company's or such subsidiary's business;

               (ix) incur or become liable for, or permit any of its
          subsidiaries to incur or become liable for, through guarantees or otherwise, directly or indirectly, any indebtedness in excess of $5 million in the aggregate at any one time outstanding (calculated on a consolidated basis for the Company and its subsidiaries);

               (x) for so long as the outstanding shares of Series A Preferred
          Stock and Series B Preferred Stock shall collectively represent 5% of the outstanding shares of capital stock of the Company or any successor entity thereto (calculated on a fully diluted basis), engage, or permit any of its subsidiaries to engage, in any merger, consolidation, acquisition, recapitalization, joint venture or partnership;

               (xi) directly or indirectly dispose of all of the equity
          interests in any of its direct or indirect subsidiaries or directly or indirectly dispose of all or substantially all of the assets of the
          Company or any of its direct or indirect subsidiaries;

               (xii) authorize, approve or implement any employee option plan or similar employee equity program (it being understood that (x) the
          Company contemplates authorizing a 2005 Management Stock Option Plan providing for the issuance of options for up to 4,211,799 shares of
          Common Stock and (y) the Requisite Preferred Majority shall have the right to approve the form and substance of such 2005 Management Stock
          Option Plan pursuant to this clause (xii));

               (xiii) permit any of its subsidiaries to issue any of its capital stock or other equity securities to any person or entity other than the Company or any of the Company's wholly-owned subsidiaries or otherwise engage in any transaction, or permit any of its subsidiaries to engage in any transaction, which results in the Company ceasing to directly or indirectly own 100% of the issued and

                                       13

          outstanding capital stock and other equity securities of Aduromed
          Corporation or any other direct or indirect subsidiary of the Company;
          or

               (xiv) enter into, or permit any of its subsidiaries to enter into, any contract or other agreement to consummate any of the foregoing.

          (c) For the purposes hereof, the term "Requisite Preferred Majority"
shall mean the holders of more than 50% of the outstanding shares of Series A
Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted basis.

     8. No Impairment. The Company will not, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions hereunder and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series A Preferred Stock against impairment.

                                       14

          The Company has caused this Certificate of Designation to be signed as of this 23rd day of January, 2006.

                                        GENERAL DEVICES, INC.

                                        By: /s/ Kevin Halter, Jr.
                                            ------------------------------------
                                        Name: Kevin Halter, Jr.
                                        Title: President

                                       15

                                    EXHIBIT L

             CERTIFICATE OF DESIGNATIONS OF SERIES B PREFERRED STOCK

                              GENERAL DEVICES, INC.
             CERTIFICATE OF DESIGNATIONS OF SERIES B PREFERRED STOCK

          General Devices, Inc., a Delaware company (the "Company"), hereby certifies that the following resolution has been duly adopted by the board of directors of the Company:

          RESOLVED, that pursuant to the authority granted to and vested in the board of directors of the Company (the "Board") by the provisions of the certificate of in Company of the Company, there is created a series of preferred stock, par value $0.0001 per share, and that the voting powers, designation and number of shares thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

     1. Designation and Number; Rank; Prohibited Payments.

          (a) The shares of this series shall be designated as Series B
     Preferred Stock. The number of shares initially constituting the Series B
     Preferred Stock shall be 15,780,160, which number may, subject to any consent right of the holders of any capital stock of the Company, be increased or decreased by the Board; provided, however, that such number may not be decreased below the number of the then outstanding shares of
     Series B Preferred Stock.

          (b) The Series B Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up, rank:

               (i) junior to all classes and series of any hereafter authorized capital stock of the Company ranking senior (as to dividend rights, redemption rights and rights upon liquidation, dissolution or winding
          up) to the Series B Preferred Stock ("Senior Stock");

               (ii) pari passu with all classes and series of any now or
          hereafter authorized capital stock of the Company ranking on a par (as to dividend rights, redemption rights and rights upon liquidation, dissolution or winding up) with the Series B Preferred Stock ("Parity
          Stock"), including, but not limited to, the Company's Series A
          Preferred Stock (the "Series A Preferred Stock"); and

               (iii) senior to all classes and series of any now or hereafter authorized capital stock of the Company ranking junior (as to dividend rights, redemption rights and rights upon liquidation, dissolution or winding up) to the Series B Preferred Stock, including, without limitation, any class of the Company's common stock, par value $0.0001 per share ("Common Stock") (such classes and series are referred to as
          "Junior Stock").

     2. Dividends.

          (a) The holders of shares of Series B Preferred Stock shall be entitled to receive preferential dividends at an annual rate equal to six percent (6%) per annum times the Original Issue Price (as defined below)
     for each share of Series B Preferred Stock held by such holders, and such dividends shall be payable in cash to the holders of record at the close of business on each March 15 and September 15 of each year. Dividends on shares of the Series B Preferred Stock shall accumulate on a daily basis from the date on which such shares are issued and, to the extent they are not paid in cash when due, shall compound on a semi-annual basis on each
     March 15 and September 15 of each year, whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared.

          (b) Upon conversion of any share of Series B Preferred Stock into
     Common Stock pursuant to Section 4, the holder of such Series B Preferred
     Stock shall be entitled to receive payment of all accrued and unpaid dividends thereon, at the option of the holder thereof, (i) in cash or (ii)
     in the form of such number of additional shares of Common Stock equal to
     (x) the amount of such accrued and unpaid dividends, divided by (y) the then applicable Series B Conversion Price.

          (c) In no event may any dividends be paid on the Series B Preferred
     Stock unless, at the time of such payment, any and all dividends then accrued and payable on the shares of any Senior Stock shall have been paid in full. If dividends are paid on the shares of Series B Preferred Stock and shares of Parity Stock in an amount less than the total amount of such dividends at the time accrued and payable on all of such shares, such dividends shall be allocated pro rata (in proportion to the respective amounts due with respect thereto) among all such shares of Series B
     Preferred Stock and shares of Parity Stock at the time outstanding based on the amount of dividends then due with respect to each such share. In no event may any dividends be paid on any Junior Stock unless, at the time of such payment, any and all dividends then accrued and payable on the shares of the Series B Preferred Stock have been paid in full.

     3. Preference on Liquidation.

          (a) Upon the liquidation or dissolution of the Company ("Liquidation
     Event"), the holders of Series B Preferred Stock shall be entitled to receive out of the Company's assets, for each share of Series B Preferred
     Stock outstanding at the time thereof, distributions in the amount of
     $0.31755 (subject to adjustment from time to time as a result of a stock split, stock combination or any other similar event affecting the outstanding number of shares of Series B Preferred Stock) (as adjusted from time to time, the "Original Issue Price") plus an amount equal to all accumulated but unpaid dividends thereon, whether or not declared (the
     Original Issue Price together with such dividends, the "Liquidation
     Preference").

          (b) Distributions of the Company's cash, securities and other assets pursuant to this Section 3 shall be made to the holders of shares of Series
     B Preferred Stock and all

                                       2

     other Parity Stock in proportion to the total amounts to which the holders of all shares of Series B Preferred Stock and all other Parity Stock are entitled upon a Liquidation Event.

          (c) No payment or distribution shall be made in respect of any shares of Series B Preferred Stock pursuant to Section 3(a) unless, at the time of such distribution, all amounts due in respect of any shares of Senior Stock have been paid in full.

          (d) No payment or distribution shall be made in respect of any shares of Junior Stock unless, at the time of such distribution, the holders of shares of Series B Preferred Stock shall have received the Liquidation
     Preference with respect to each share.

          (e) Upon the payment in full of all amounts due to a holder of Series
     B Preferred Stock pursuant to this Section 3, such holder shall not be entitled to any further participation in the assets of the Company.

     4. Conversion.

          4.1  Right to Convert.

          (a) Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof upon exercise in accordance with Section
     4.1(b), without the payment of additional consideration, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price by the Series B Conversion Price (as
     defined below) in effect at the time of conversion. The "Series B
     Conversion Price" shall initially be equal to $0.31755. Such initial Series
     B Conversion Price, and the rate at which shares of Series B Preferred
     Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

          (b) A record holder of shares of Series B Preferred Stock may effect the optional conversion thereof in accordance with Section 4.1(a) by making a written demand for such conversion (a "Series B Conversion Demand") upon the Company at its principal executive offices that sets forth (i) the number of shares of Series B Preferred Stock to be converted; and (ii) the proposed date of such conversion, which shall be a Business Day not less than 5 Business Days after the date of such Series B Conversion Demand (the
     "Series B Conversion Date"). The Series B Conversion Demand shall be accompanied by the certificate representing such shares or, if such certificate has been lost or stolen, a lost stock certificate affidavit and indemnification agreement in form and substance satisfactory to the Company and, if the Company shall so request, evidence that such holder shall have posted a bond satisfactory to the Company. As soon as practicable after the
     Series B Conversion Date, the Company shall issue and deliver to such holder a certificate for the number of shares of Common Stock issuable upon such conversion in accordance with the provisions hereof (rounded down to the nearest whole share). Upon surrender of a certificate representing
     Series B Preferred Stock to be converted in part, the Company shall after the Series B Conversion Date issue a certificate representing the number of full shares of Series B Preferred Stock not so converted.

                                       3

          (c) All outstanding shares of Series B Preferred Stock to be converted pursuant to the Series B Conversion Demand shall, on the Series B
     Conversion Date, be converted into Common Stock for all purposes. On and after the Series B Conversion Date, (i) no such shares of Series B
     Preferred Stock shall be deemed to be outstanding or be transferable on the books of the Company or the stock transfer agent, if any, for such shares of Series B Preferred Stock, and (ii) the holder of such shares, as such, shall not be entitled to receive any dividends or other distributions, to receive notices or to vote such shares or to exercise or to enjoy any other powers, preferences or rights in respect thereof, other than the right, upon surrender of the certificate representing such shares, to receive a certificate for the number of shares of Common Stock into which such shares shall have been converted.

          4.2 Adjustments to Series B Conversion Price.

          (a) Definitions. For the purposes of this Section 4, the following terms shall have the following meanings ascribed thereto:

               (i) "Additional Shares of Common Stock" shall mean all shares of
          Common Stock issued (or deemed to be issued pursuant to clause (b)
          below) by the Company after the Initial Issuance Date, but shall not include up to 4,211,799 shares of Common Stock issuable upon exercise of options granted by the Company pursuant to a statutory employee option plan approved in accordance with Section 6 below.

               (ii) "Convertible Securities" shall mean any evidences of
          indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding
          Options.

               (iii) "Option" shall mean rights, options or warrants to
          subscribe for, purchase or otherwise acquire Common Stock or
          Convertible Securities, but shall not include options to purchase up to 4,211,799 shares of Common Stock granted by the Company pursuant to a statutory employee option plan approved in accordance with Section 6 below.

          (b) Deemed Issue of Additional Shares of Common Stock.

               (i) If the Company at any time or from time to time after the date of the initial issuance of shares of Series B Preferred Stock
          (the "Initial Issuance Date") shall issue any Options or Convertible
          Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or
          Convertible Securities, then the maximum number of shares of Common
          Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common

                                       4

          Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

               (ii) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series B Conversion
          Price pursuant to the terms of Section 4.2(c) below, are revised
          (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1)
          any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Series B Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such
          Series B Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (ii) shall have the effect of increasing the
          Series B Conversion Price to an amount which exceeds the lower of (i)
          the Series B Conversion Price on the original adjustment date, or (ii)
          the Series B Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

               (iii) If the terms of any Option or Convertible Security, the issuance of which did not result in an adjustment to the Series B
          Conversion Price pursuant to the terms of Section 4.2(c) below (either because the consideration per share of the Additional Shares of Common
          Stock subject thereto was equal to or greater than the Series B
          Conversion Price then in effect, or because such Option or Convertible
          Security was issued before the Initial Issuance Date), are revised after the Initial Issuance Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or
          (2) any increase or decrease in the consideration payable to the
          Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of
          Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

               (iv) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted
          (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series B Conversion Price pursuant to the terms of Section 4.2(c) below, the Series B Conversion Price shall be readjusted to such Series B Conversion Price as would have obtained had such Option or Convertible Security never been issued.

                                       5

          (c) Adjustment of Series B Conversion Price Upon Issuance of
     Additional Shares of Common Stock. In the event the Company shall at any time after the Initial Issuance Date issue Additional Shares of Common
     Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.2(b)), without consideration or for a consideration per share less than the applicable Series B Conversion Price in effect immediately prior to such issue, then the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

                        CP(2) = CP(1) * (A + B) / (A + C)

          For purposes of the foregoing formula, the following definitions shall apply:

               (A)  "CP(2)" shall mean the Series B Conversion Price in effect immediately after such issue of Additional Shares of Common
                    Stock;

               (B)  "CP(1)" shall mean the Series B Conversion Price in effect immediately prior to such issue of Additional Shares of
                    Common Stock;

               (C)  "A" shall mean the number of shares of Common Stock
                    outstanding and deemed outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for
                    this purpose as outstanding all shares of Common Stock
                    issuable upon exercise of Options outstanding immediately
                    prior to such issue or upon conversion of Convertible
                    Securities (including the Series B Preferred Stock)
                    outstanding immediately prior to such issue);

               (D)  "B" shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common
                    Stock had been issued at a price per share equal to CP(1)
                    (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP(1)); and

               (E)  "C" shall mean the number of such Additional Shares of
                    Common Stock issued in such transaction.

          (d) Determination of Consideration. For purposes of this Section 4.2, the consideration received by the Company for the issue of any Additional
     Shares of Common Stock shall be computed as follows:

               (i) Cash and Property: Such consideration shall:

                    (A)  insofar as it consists of cash, be computed at the
                         aggregate amount of cash received by the Company,
                         excluding amounts paid or payable for accrued interest;

                                       6

                    (B)  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time
                         of such issue, as determined in good faith by the
                         Board; and

                    (C)  in the event Additional Shares of Common Stock are
                         issued together with other shares or securities or
                         other assets of the Company for consideration which
                         covers both, be the proportion of such consideration so
                         received, computed as provided in clauses (I) and (II)
                         above, as determined in good faith by the Board.

               (ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock
          deemed to have been issued pursuant to Section 4.2(b), relating to
          Options and Convertible Securities, shall be determined by dividing:

                    (A) the total amount, if any, received or receivable by the
               Company as consideration for the issue of such Options or
               Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments
               relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration)
               payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such
               Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                    (B) the maximum number of shares of Common Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the
               conversion or exchange of such Convertible Securities.

          (e) Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series B Conversion Price pursuant to the terms of
     Section 4.2(c) above then, upon the final such issuance, the Series B
     Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without additional giving effect to any adjustments as a result of any subsequent issuances within such period).

          (f) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Initial Issuance Date effect a subdivision of the outstanding Common Stock without a comparable subdivision of the Series B Preferred Stock or combine the outstanding shares of Series B Preferred Stock without a comparable combination of the
     Common Stock, the Series B Conversion Price in effect

                                       7

     immediately before that subdivision or combination shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Company shall at any time or from time to time after the Initial Issuance Date combine the outstanding shares of Common Stock without a comparable combination of the Series B Preferred Stock or effect a subdivision of the outstanding shares of Series B Preferred Stock without a comparable subdivision of the Common Stock, the Series B Conversion Price
     in effect immediately before the combination or subdivision shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common
     Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

          4.3 Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Initial Issuance
     Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common
     Stock, then and in each such event the Series B Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series B
     Conversion Price then in effect by a fraction:

               (a) the numerator of which shall be the total number of shares of
          Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (b) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

     provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and
     provided further, however, that no such adjustment shall be made if the holders of Series B Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series B Preferred Stock had been converted into
     Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series B Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

                                       8

          4.4 Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Initial Issuance
     Date shall make or issue, or fix a record date for the determination of holders of capital stock of the Company entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of shares of Common Stock in respect of outstanding shares of
     Common Stock) or in other property, then and in each such event the holders of Series B Preferred Stock shall receive, simultaneously with the distribution to the holders of such capital stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series B Preferred Stock had been converted into
     Common Stock on the date of such event.

          4.5 Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock (but not the Series
     B Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4.3 or 4.4), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series B Preferred
     Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Company issuable upon conversion of one share of
     Series B Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series B
     Preferred Stock, to the end that the provisions set forth in this Section 4
     (including provisions with respect to changes in and other adjustments of the Series B Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

          4.6 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to this Section 4, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series B Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Series B
     Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth
     (i) the Series B Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series B
     Preferred Stock.

                                       9

          4.7 Notice of Record Date. In the event:

          (a) the Company shall take a record of the holders of its Common Stock
     (or other stock or securities at the time issuable upon conversion of the
     Series B Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

          (b) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, or any Deemed Liquidation Event; or

          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

     then, and in each such case, the Company will send or cause to be sent to the holders of the Series B Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or
     (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Series B Preferred Stock)
     shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series B Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice. Any notice required by the provisions hereof to be given to a holder of shares of Preferred Stock shall be deemed sent to such holder if deposited in the
     United States mail, postage prepaid, and addressed to such holder at his, her or its address appearing on the books of the Company.

          4.8 Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of
     Series B Preferred Stock. Any fractional interest in a share of Common
     Stock resulting from conversion of one or more shares of Series B Preferred
     Stock shall be paid in cash (computed to the nearest cent) equal to such fraction equal to the fair market value of a share of Common Stock as of the date of such conversion, as reasonably determined by the Company.

          4.9 Reserved Common Stock. The Company will at all times when any shares of Series B Preferred Stock are outstanding, reserve and keep available out of its authorized but unissued stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock

          4.10 Provisional Conversion at the Option of the Corporation.

                                       10

          (a) The Company may, at its option, cause the conversion of all, but not less than all, of the shares of the Series B Preferred Stock then outstanding into such number of fully paid and nonassessable shares of
     Common Stock, per share of Series B Preferred Stock so converted, as is determined by dividing the Original Issue Price by the Series B Conversion
     Price in effect at the time of conversion, if (x) the Closing Price (as defined below) of the Common Stock has exceeded 400% of the then effective
     Series B Conversion Price for at least 20 Trading Days (as defined below)
     within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date on which the Company notifies the holders of the Series B
     Preferred Stock (pursuant to Section 4.10(b) below) that it is exercising its option to cause the conversion of the Series B Preferred Stock pursuant to this Section 4.10 (the "Provisional Conversion Notice Date") and (y) the
     actual average daily trading volume of the Common Stock, on the
     Over-The-Counter Bulletin Board or any other stock quotation system or exchange upon which the Common Stock is listed, during the 30 consecutive
     Trading Day period referred to in clause (x) above is at least 100,000 shares of Common Stock (subject to adjustment from time to time as a result of a stock split, stock combination or any other similar event affecting the outstanding number of shares of Common Stock).

          (b) In order for the Company to exercise its rights to cause the conversion of all of the Series B Preferred Stock pursuant to this Section
     4.10, a written notice (the "Provisional Conversion Notice") shall be sent by or on behalf of the Company, by first class mail, postage prepaid, to the holders of record of the Series B Preferred Stock as they appear on the stock register of the Company on the Provisional Conversion Notice Date
     notifying such holders of the election of the Company to cause the conversion of all of the Series B Preferred Stock and of the Provisional
     Conversion Date (as defined below), which date shall not be less than 5 days nor be more than 10 days after the Provisional Conversion Notice Date.

          (c) If a Provisional Conversion Notice shall have been given as hereinbefore provided, then each holder of the Series B Preferred Stock shall be entitled to all preferences and relative, participating, optional and other special rights accorded by this certificate until and including the Provisional Conversion Date. From and after the Provisional Conversion
     Date, upon delivery by the Company of the Common Stock issuable upon conversion of the Series B Preferred Stock, together with payment in full of all accrued and unpaid dividends thereon as provided in Section 2(b), the Series B Preferred Stock shall no longer be deemed to be outstanding, and all rights of the holders of such Series B Preferred Stock (in their capacity as holders of Series B Preferred Stock) shall cease and terminate.

          (d) For purpose of this Section 4.10, following definitions shall apply:

               (i) "Closing Price" means, on any date of determination, the closing price (or, if no closing price is reported, the last reported sale price) per share reported by the Over-The-Counter Bulletin Board or any other stock quotation system or exchange upon which the Common
          Stock is listed.

                                       11

               (ii) "Provisional Conversion Date" means the date fixed for conversion of shares of Series B Preferred Stock pursuant to this
          Section 4.10.

               (iii) "Trading Day" means a day on which the Common Stock (i) is not suspended from trading on the Over-The-Counter Bulletin Board or any other stock quotation system or exchange upon which the Common
          Stock is listed and (ii) has traded at least once on the
          Over-The-Counter Bulletin Board or any other stock quotation system or exchange upon which the Common Stock is listed.

     5. Reacquired Shares. Any shares of Series B Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series B Preferred Stock shall upon their cancellation become authorized but unissued shares of the Company's preferred stock, par value $0.0001 per share, and, upon the filing of an appropriate
Certificate of Designation with the Secretary of State of the State of Delaware, may be reissued as part of another class or series of the Company's preferred stock, par value $0.0001 per share, including, without limitation, Series B
Preferred Stock, all subject to the conditions or restrictions on issuance set forth herein.

     6. Voting Rights.

          (a) Each share of Series B Preferred Stock shall entitle the holder thereof to vote, in person, by proxy or at a special or annual meeting of the stockholders of the Company, on all matters voted on by holders of Common Stock, voting together as a single class with the holders of the Common Stock and all other shares entitled to vote thereon as a single class with the Common Stock.
With respect to any such matters as to which holders of the Series B Preferred
Stock shall be entitled to vote, each issued and outstanding share of Series B
Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock issuable upon conversion thereof.

          (b) The Company shall not, without the prior affirmative vote or written consent of the Requisite Preferred Majority (as defined below):

               (i) adversely alter or change, or engage in any action that would result in any adverse alteration of or change to, the rights, preferences or privileges of the Series A Preferred Stock or the
          Series B Preferred Stock;

               (ii) increase the authorized number of shares of the Series A
          Preferred Stock or the Series B Preferred Stock;

               (iii) create, authorize, sell or issue any new class or series of the Company's capital stock or any bonds, notes or other obligations convertible into, exchangeable for or having option rights to purchase shares of such new class or series or reclassify any class or series of the Company's capital stock;

               (iv) increase the authorized number of members of the Board;

                                       12

               (v) amend or repeal any provision of, or add any provision to, the Company's certificate of incorporation, certificates of designations or bylaws (in any such case, whether by merger, consolidation or otherwise) in a manner that adversely affects the rights of the Series A Preferred Stock, the Series B Preferred Stock
          or the holders thereof;

               (vi) pay or set aside funds for the payment of any dividends or make any distributions on any of the Company's capital stock (other than the Series A Preferred Stock or the Series B Preferred Stock);

               (vii) engage, or permit any of its subsidiaries to engage, in any transaction with an affiliate of the Company or any of its subsidiaries, or an affiliate of any such person;

               (viii) make, or permit any of its subsidiaries to make, any material change, directly or indirectly, in the nature of the
          Company's or such subsidiary's business;

               (ix) incur or become liable for, or permit any of its
          subsidiaries to incur or become liable for, through guarantees or otherwise, directly or indirectly, any indebtedness in excess of $5 million in the aggregate at any one time outstanding (calculated on a consolidated basis for the Company and its subsidiaries);

               (x) for so long as the outstanding shares of Series A Preferred
          Stock and Series B Preferred Stock shall collectively represent 5% of the outstanding shares of capital stock of the Company or any successor entity thereto (calculated on a fully diluted basis), engage, or permit any of its subsidiaries to engage, in any merger, consolidation, acquisition, recapitalization, joint venture or partnership;

               (xi) directly or indirectly dispose of all of the equity
          interests in any of its direct or indirect subsidiaries or directly or indirectly dispose of all or substantially all of the assets of the
          Company or any of its direct or indirect subsidiaries;

               (xii) authorize, approve or implement any employee option plan or similar employee equity program (it being understood that (x) the
          Company contemplates authorizing a 2005 Management Stock Option Plan providing for the issuance of options for up to 4,211,799 shares of
          Common Stock and (y) the Requisite Preferred Majority shall have the right to approve the form and substance of such 2005 Management Stock
          Option Plan pursuant to this clause (xii));

               (xiii) permit any of its subsidiaries to issue any of its capital stock or other equity securities to any person or entity other than the Company or any of the Company's wholly-owned subsidiaries or otherwise engage in any transaction, or permit any of its subsidiaries to engage in any transaction, which results in the Company ceasing to directly or indirectly own 100% of the issued and

                                       13

          outstanding capital stock and other equity securities of Aduromed
          Corporation or any other direct or indirect subsidiary of the Company;
          or

               (xiv) enter into, or permit any of its subsidiaries to enter into, any contract or other agreement to consummate any of the foregoing.

          (c) For the purposes hereof, the term "Requisite Preferred Majority"
shall mean the holders of more than 50% of the outstanding shares of Series A
Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted basis.

     7. No Impairment. The Company will not, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions hereunder and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series B Preferred Stock against impairment.

                                       14

          The Company has caused this Certificate of Designations to be signed as of this 23rd day of Janaury, 2006.

                                        GENERAL DEVICES, INC.

                                        By: /s/ Kevin Halter, Jr.
                                            ------------------------------------
                                        Name: Kevin Halter, Jr.
                                        Title: President

                                       15

                                    EXHIBIT M

                          FORM OF FIRST CLOSING WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS
WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON
EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR
HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS
WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF
COUNSEL REASONABLY SATISFACTORY TO GENERAL DEVICES, INC. THAT SUCH REGISTRATION
IS NOT REQUIRED.

                              GENERAL DEVICES, INC.

                              COMMON STOCK WARRANT

No. __                                  Issue Date: __________

     GENERAL DEVICES, INC., a corporation organized under the laws of the State of Delaware, hereby certifies that, for value received, _________________, or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the date hereof and at any time or from time to time before 5:00 p.m., New York time, through the close of business (New York time) on September 30, 2012 (the "Expiration Date"), up to _______ fully paid and nonassessable shares of Common Stock of the
Company, par value $0.0001 per share ("Common Stock") at an exercise price of
$0.37883 per share, subject to adjustment hereunder (such exercise price, as adjusted from time to time, the "Exercise Price").

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

     (a) The term "Company" shall include General Devices, Inc. and any corporation which shall succeed, or assume the obligations of, General Devices,
Inc. hereunder.

     (b) The term "Common Stock" includes (a) the Company's Common Stock, par value $0.0001 per share, and (b) any other securities into which or for which any of the securities described in clause (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     (c) The term "Other Securities" refers to any stock (other than Common
Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or
Other Securities pursuant to Section 3 or 4 or otherwise.

     1. Exercise of Warrant.

          1.1 Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as
Exhibit A (the "Exercise Notice"), up to _______ shares of Common Stock of the
Company, subject to adjustment pursuant to Sections 4 and 5 (such number of shares of Common Stock, as adjusted from time to time, the "Warrant Shares
Number").

          1.2 Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

     2. Procedure for Exercise.

          2.1 Delivery of Stock Certificates, etc. on Exercise. The Company
agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense
(including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of
Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise.

          2.2 Cash Exercise. Payment shall be made in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, for the number of shares of Common Stock (or Other
Securities) specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock
(or Other Securities) issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other
Securities) determined as provided herein.

          2.3 Cashless Exercise. In lieu of payment of the Exercise Price as provided above, the Holder may elect a cashless net exercise. In the case of such cashless net exercise, the Holder shall surrender this Warrant for cancellation and receive in exchange therefor the full number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock
(or Other Securities) as is computed using the following formula:

                                       2

                                 X = Y * (A - B)
                                     -----------
                                         (A)

where:

     X =  the number of shares of Common Stock (or Other Securities) to be issued to the Holder upon cashless exercise of this Warrant

     Y =  the total number of shares Common Stock (or Other Securities)
          covered by this Warrant which the Holder has surrendered at such time for cashless exercise (including both shares to be issued to the
          Holder upon cashless exercise of this Warrant and shares to be cancelled as payment therefor)

     A =  the Current Market Value as of the business day on which the Holder surrenders this Warrant to the Company

     B =  the Exercise Price then in effect under this Warrant at the time at which the Holder surrenders this Warrant to the Company

For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), it is intended, understood and acknowledged that the Common Stock (or Other Securities) issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Common Stock (or Other Securities) shall be deemed to have commenced, on the date this Warrant was originally issued.

          2.4 Limitation on Exercise. Notwithstanding anything herein to the contrary, from and after the date on which the Company shall have registered the
Common Stock (or Other Securities) under the Securities Act, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (i) the number of shares of Common Stock (or Other Securities) beneficially owned by the Holder and its Affiliates (other than shares of Common Stock (or Other Securities)
which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrant or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (ii) the number of shares of Common Stock (or
Other Securities) issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of more than 4.99% of the then outstanding shares of Common Stock (or Other Securities). As used herein, the term "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as
amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The Holder may waive the limitations set forth herein by sixty-one (61) days written notice to the Company.

     3. Effect of Merger or Reorganization, etc.; Adjustment of Exercise Price.

                                       3

          3.1 Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, this Warrant shall thereafter be exercisable in lieu of the Common Stock into which it was exercisable prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the
Company issuable upon exercise of this Warrant immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the board of directors of the Company (the "Board")) shall be made in the application of the provisions of Section 3, 4 and 5 with respect to the rights and interests thereafter of the Holders of this Warrant, to the end that the provisions set forth in Section 3, 4 and 5 (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the exercise of this Warrant.

          3.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common
Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable)
receivable by the Holder of the Warrant pursuant to Section 3.1.

          3.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company's securities and property
(including cash, where applicable) receivable by the Holders of the Warrant will be delivered to Holder.

     4. Extraordinary Events Regarding Common Stock.

          4.1 Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time effect a subdivision of the outstanding Common
Stock (or Other Securities), the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time combine the outstanding shares of Common Stock
(or Other Securities), the Exercise Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this clause shall become effective at the close of business on the date the subdivision or combination becomes effective.

                                       4

          4.2 Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock (or Other
Securities) entitled to receive, a dividend or other distribution payable in additional shares of Common Stock (or Other Securities), then and in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction:

               (i) the numerator of which shall be the total number of shares of
          Common Stock (or Other Securities) issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (ii) the denominator of which shall be the total number of shares of Common Stock (or Other Securities) issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock
          (or Other Securities) issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this clause as of the time of actual payment of such dividends or distributions.

          4.3 Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock (or Other
Securities) entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock (or Other
Securities), then and in each such event provision shall be made so that the
Holder shall receive upon exercise of this Warrant in addition to the number of shares of Common Stock (or Other Securities) receivable thereupon, the amount of securities of the Company that it would have received had this Warrant been exercised into Common Stock (or Other Securities) on the date of such event and had they thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period with respect to the rights of the Holder.

          4.4 Adjustment for Reclassification, Exchange, or Substitution. If the
Common Stock (or Other Securities) issuable upon the exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common
Stock (or Other Securities) into which this Warrant might have

                                       5

been exercised immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          4.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 4, the
Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price then in effect, and (iii) the Warrant
Shares Number and the amount, if any, of other property which then would be received upon the exercise of this Warrant.

          4.6 Warrant Shares Number. If any event shall occur that results in any adjustment to the Exercise Price pursuant to this Section 4, then the
Warrant Shares Number, as in effect immediately prior to such event, shall be adjusted such that the product of (a) the Exercise Price (as adjusted), times
(b) the Warrant Shares Number (as adjusted), in each case in effect immediately following such event shall equal the product of (i) the Exercise Price, times
(b) the Warrant Shares Number, in each case in effect immediately prior to such event.

     5. Dilutive Issuances.

          5.1 Deemed Issue of Additional Shares of Common Stock.

               (i) If the Company at any time or from time to time after the date of the issuance of this Warrant shall issue any Options or Convertible
     Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible
     Securities, then the maximum number of shares of Common Stock (or Other
     Securities) (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such
     Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

               (ii) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Exercise Price pursuant to the terms of Section 5.2 below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock (or Other Securities) issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Exercise Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall

                                       6

     be readjusted to such Exercise Price as would have obtained had such revised terms been in effect upon the original date of issuance of such
     Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (ii) shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (i) the Exercise
     Price on the original adjustment date, or (ii) the Exercise Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

               (iii) If the terms of any Option or Convertible Security, the issuance of which did not result in an adjustment to the Exercise Price pursuant to the terms of Section 5.2 below (either because the consideration per share of the Additional Shares of Common Stock subject thereto was equal to or greater than the Exercise Price then in effect, or because such Option or Convertible Security was issued before the issuance of this Warrant), are revised after the issuance of this Warrant (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock (or Other Securities)
     issuable upon the exercise, conversion or exchange of any such Option or
     Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional
     Shares of Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

               (iv) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exercise Price pursuant to the terms of Section 5.2 below, the Exercise Price shall be readjusted to such Exercise Price as would have obtained had such Option or Convertible Security never been issued.

          5.2 Adjustment of Exercise Price Upon Issuance of Additional Shares of
Common Stock. In the event the Company shall at any time after the issuance of this Warrant issue Additional Shares of Common Stock (including Additional
Shares of Common Stock deemed to be issued pursuant to Section 5.1), without consideration or for a consideration per share less than the applicable Exercise
Price in effect immediately prior to such issue, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

                        EP(2) = EP(1) * (A + B) / (A + C)

          For purposes of the foregoing formula, the following definitions shall apply:

               "EP(2)" shall mean the Exercise Price in effect immediately after such issue of Additional Shares of Common Stock;

               "EP(1)" shall mean the Exercise Price in effect immediately prior to such issue of Additional Shares of Common Stock;

                                       7

               "A"     shall mean the number of shares of Common Stock (or Other
                       Securities) outstanding and deemed outstanding
                       immediately prior to such issue of Additional Shares of
                       Common Stock (treating for this purpose as outstanding
                       all shares of Common Stock (or Other Securities) issuable
                       upon exercise of Options outstanding immediately prior to
                       such issue or upon conversion of Convertible Securities
                       outstanding immediately prior to such issue);

               "B"     shall mean the number of shares of Common Stock (or Other
                       Securities) that would have been issued if such
                       Additional Shares of Common Stock had been issued at a
                       price per share equal to EP(1) (determined by dividing
                       the aggregate consideration received by the Company in
                       respect of such issue by EP(1)); and

               "C"     shall mean the number of such Additional Shares of Common
                       Stock issued in such transaction.

          5.3 Determination of Consideration. For purposes of this Section 5, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (i) Cash and Property: Such consideration shall:

                    (A)  insofar as it consists of cash, be computed at the
                         aggregate amount of cash received by the Company,
                         excluding amounts paid or payable for accrued interest;

                    (B)  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time
                         of such issue, as determined in good faith by the
                         Board; and

                    (C)  in the event Additional Shares of Common Stock are
                         issued together with other shares or securities or
                         other assets of the Company for consideration which
                         covers both, be the proportion of such consideration so
                         received, computed as provided in clauses (A) and (B)
                         above, as determined in good faith by the Board.

               (ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock
          deemed to have been issued pursuant to Section 5.1, relating to
          Options and Convertible Securities, shall be determined by dividing:

                    (A) the total amount, if any, received or receivable by the
               Company as consideration for the issue of such Options or
               Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments
               relating thereto, without regard to any provision contained therein for a subsequent adjustment of

                                       8

               such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible
               Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                    (B) the maximum number of shares of Common Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the
               conversion or exchange of such Convertible Securities.

          5.4 Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Exercise Price pursuant to the terms of Section 5.2 above then, upon the final such issuance, the Exercise Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without additional giving effect to any adjustments as a result of any subsequent issuances within such period).

          5.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 5, the
Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price then in effect, and (iii) the Warrant
Shares Number and the amount, if any, of other property which then would be received upon the exercise of this Warrant.

          5.6 Warrant Shares Number. If any event shall occur that results in any adjustment to the Exercise Price pursuant to this Section 5, then the
Warrant Shares Number, as in effect immediately prior to such event, shall be adjusted such that the product of (a) the Exercise Price (as adjusted), times
(b) the Warrant Shares Number (as adjusted), in each case in effect immediately following such event shall equal the product of (i) the Exercise Price, times
(b) the Warrant Shares Number, in each case in effect immediately prior to such event.

     6. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company
will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other Securities)
from time to time issuable on the exercise of the Warrant. The Company will not, by amendment of its charter or through reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the
Company will (a) not increase the par value of any shares of Common Stock (or
Other Securities) obtainable upon the exercise of this Warrant and (b) take all such actions as may be necessary or appropriate in order

                                       9

that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock (or Other Securities) upon the exercise of this Warrant.

     7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") in whole or in part. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor
Endorsement Form") and together with evidence reasonably satisfactory to the
Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor's counsel that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the
Transferor and/or the transferee(s) specified in such Transferor Endorsement
Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

     8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     9. Warrant Agent. The Company may, by written notice to the Holder of the
Warrant, appoint an agent for the purpose of issuing Common Stock (or Other
Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to
Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

     10. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     11. Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the
Company an address, then to, and at the address of, the last Holder of this
Warrant who has so furnished an address to the Company.

     12. Definitions. For purposes of this Warrant, the following definitions shall apply:

               (a) "Additional Shares of Common Stock" shall mean all shares of
     Common Stock (or Other Securities) issued (or deemed to be issued pursuant to Section 5) by the Company after the date of issuance of this Warrant, but shall not include up to 4,211,799 shares of Common Stock issuable upon exercise of options granted by the

                                       10

     Company pursuant to a statutory employee benefit plan approved in accordance with Section 7 of the Company's Series A Certificate of
     Designations.

               (b) "Convertible Securities" shall mean any evidences of
     indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock (or Other Securities), but excluding
     Options.

               (c) "Current Market Value" means the fair market value of the shares of Common Stock (or Other Securities), as determined as follows:

                    (i) if the Common Stock (or Other Securities) is traded on a securities exchange or the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the Common
               Stock (or Other Securities) on such exchange or market over the five (5) trading day period ending three (3) days prior to the date of determination;

                    (ii) if the Common Stock (or Other Securities) is actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the five (5) trading day period ending three (3) days prior to the date of determination;
               or

                    (iii) if there is no active public market for the Common
               Stock (or Other Securities), the value shall be the fair market value thereof, as determined in good faith by the Board.

               (d) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock (or Other Securities) or
     Convertible Securities, but shall not include options to purchase up to
     4,211,799 shares of Common Stock granted by the Company pursuant to a statutory employee benefit plan approved in accordance with Section 7 of the Company's Series A Certificate of Designations.

     13. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of State of New York without regard to principles of conflicts of laws. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this
Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                           [Signature page to follow]

                                       11

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                        GENERAL DEVICES, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       12

                                    EXHIBIT N

                       SECOND CLOSING DISCLOSURE STATEMENT

4.2 (G) (i) Aduromed has a loan agreement with Crown Capital plc providing the company with the right to convert principal outstanding of approximately $97,500 under a convertible promissory note into shares of Aduromed's Common stock at a conversion price of $0.50 per share times 1.795. It is the intention of Aduromed to pay off the outstanding amount of this indebtedness upon the Second Closing and thereby to preempt any exercise of conversion rights.

     (ii) Robert C. Meyer and John Meyer (the "Meyers") each hold promissory notes made in August, 2005, each of which may be converted into 190,000 shares of the Common Stock of Aduromed. Each has entered into a novation agreement with
GDI and Aduromed whereby the notes will each exchanged for notes made by GDI in the same amounts and upon the same terms, with the conversion rights under each note converted into the right to purchase 190,000 X 1.795 shares of the Common
Stock of GDI (par value $0.0001 per share). The arrangement is contingent upon the consummation of the transactions contemplated hereunder.

4.3 SUBSIDIARIES. GDI owns all the outstanding capital stock of a separate special purpose corporation called GD MergerSub, Inc., incorporated under the laws of Delaware is owned by GDI. That subsidiary has no assets or liabilities.

4.4 AGREEMENTS. See 4.2(g) above.

4.14 CONTRACTS AND COMMITMENTS. (i) Aduromed has received a P.O. from Aramark dated December 5, 2005.

4.25 EMPLOYMENT AGREEMENTS. (i) Aduromed has entered into employment agreements with Messrs. Robert C. Meyers and Timothy Hertweck, copies of which have been delivered to Purchasers' representative.

     (ii) Upon consummation of the transactions contemplated under this
Agreement and the Second Closing Related Agreements GDI shall have entered into employment agreements with Messrs. Meyers and Hertweck copies of which have been delivered to Purchasers' representative.

                                    EXHIBIT O

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     Amended and Restated Registration Rights Agreement, dated as of January 23,
2006 (this "Amended and Restated Agreement"), by and among Aduromed Corporation, a Delaware corporation ("Aduromed"), General Devices, Inc., Delaware corporation
("GDI"), and the Purchasers set forth on the signature pages hereto (the
"Purchasers"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Amended and Restated
Securities Purchase Agreement (as defined below).

                                   WITNESSETH:

     WHEREAS, Aduromed and the Purchasers have heretofore entered into that certain Registration Rights Agreement, dated as of September 30, 2005 (the
"Original Agreement");

     WHEREAS, Aduromed has heretofore entered into that certain Amended and
Restated Agreement and Plan of Merger, dated as of January 23, 2006 (the "Merger
Agreement"), by and among Aduromed, GDI, GD MergerSub, Inc., a Delaware corporation, and GD MergerSub II, Inc., a Delaware corporation ("MergerSub II"), pursuant to which MergerSub agreed to merge with and into Aduromed (the
"Merger"), with Aduromed as the surviving entity of the Merger;

     WHEREAS, in connection with the Merger, GDI has issued to the Purchasers certain shares of GDI Series A Preferred and First Closing GDI Warrants;

     WHEREAS, in connection with the Merger, Aduromed, GDI and the Purchasers have heretofore entered into that certain Amended and Restated Securities
Purchase Agreement, dated as of January 23, 2006 (the "Amended and Restated
Purchase Agreement"), pursuant to which GDI has issued to the Purchasers certain shares of GDI Series B Preferred and Second Closing GDI Warrants; and

     WHEREAS, pursuant to the Original Agreement, in connection with the Merger,
Aduromed is required to cause GDI to enter into this Amended and Restated
Agreement with the Purchasers;

     NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and other good and valuable consideration, the receipt of which is acknowledged, the parties hereto hereby agree that the Original Agreement be, and hereby is, amended and restated in its entirety as herein set forth:

     1. Registration Rights.

          1.1 Required Registration. GDI shall:

               (x) prepare and file with the SEC a registration statement (the
"Required Registration Statement") on Form S-1 or SB-1 or a successor form or another form selected by GDI that is available to GDI under the Securities Act which conforms with applicable rules and regulations, as amended and supplemented from time to time, covering the Registrable Securities, to permit, when effective, the offer and re-sale from time to time of such Registrable
Securities in accordance with the methods of distribution provided by the
Purchasers, by the date which is not more than sixty (60) days after the consummation of the Merger (the "Registration Statement Filing Deadline");

               (y) use its reasonable best efforts to cause the Required
Registration Statement to be declared effective under the provisions of the
Securities Act within one hundred twenty (120) days after the consummation of the Merger (the "Registration Statement Effectiveness Deadline"); and

               (z) use its reasonable best efforts to cause such Required
Registration Statement to remain continuously effective until the earlier of (A)
the date when all Registrable Securities covered by the Required Registration
Statement have been sold thereunder, (B) the date on which all of the
Registrable Securities may be sold without any restriction pursuant to Rule 144 under the Securities Act, or any similar rule or regulation hereafter adopted by the SEC, as determined by the counsel to GDI pursuant to a written opinion letter and (C) the fifth anniversary of the effectiveness date of the Required
Registration Statement (such period, the "Required Effectiveness Period").

     If: (i) the Required Registration Statement is not filed with the SEC on or prior to the Registration Statement Filing Deadline, (ii) the Required
Registration Statement filed or required to be filed hereunder is not declared effective by the SEC on or prior to the Registration Statement Effectiveness
Deadline or (iii) during the Required Effectiveness Period, the Required
Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective (any such failure or breach, an "Event" and the date of the occurrence of such Event, the
"Event Date"), then on each monthly anniversary of each such Event Date and until such time as all then continuing Events shall have been cured, GDI shall pay to each Purchaser, as partial liquidated damages and not as a penalty, an amount in cash equal to 1.5% of the aggregate purchase price paid by such
Purchaser for any Registrable Securities then held by such Purchaser for each
30-day period, or pro rata for any portion thereof, following such Event Date.
For the purposes of the foregoing, each month will be deemed to be thirty (30)
days in length. Any liquidated damages payable under this Section 1.1 shall be in addition to any remedies available to the Purchasers at law or in equity by reason of any breach of this Amended and Restated Agreement by GDI.

          To the extent that the Registrable Securities are not sold under the
Required Registration Statement, the Purchasers shall have the registration rights as enumerated in Sections 1.3 and 1.4 of this Amended and Restated
Agreement.

          1.2 Current Public Information. GDI covenants that it will use reasonable best efforts to file all reports required to be filed by it under the
Securities Act and the Exchange Act

                                      -2-

and the rules and regulations adopted by the SEC thereunder, and will use reasonable best efforts to take such further action as the Purchasers may reasonably request, all to the extent required to enable the holders of
Registrable Securities to sell Registrable Securities pursuant to Rule 144 or
Rule 144A adopted by the SEC under the Securities Act or any similar rule or regulation hereafter adopted by the SEC. GDI shall, upon the request of a holder of Registrable Securities (each a "Designated Holder" and collectively, the
"Designated Holders"), deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

          1.3 Form S-3 Registration. If GDI is eligible to use Form S-3 under the Securities Act (or any similar successor form) and shall receive from a
Purchaser and/or its permitted transferees (the "S-3 Initiating Holders") a written request or requests that GDI effect a registration on such Form S-3, including without limitation, pursuant to Rule 415 of the Securities Act and any related qualification or compliance with respect to all or part of the
Registrable Securities owned by the S-3 Initiating Holders and its permitted transferees (provided, that the S-3 Initiating Holders registering Registrable
Securities in such registration (together with all other holders of Registrable
Securities to be included in such registration) propose to sell their
Registrable Securities at an aggregate price (calculated based upon the Market
Price of the Registrable Securities on the date of filing of the Form S-3 with respect to such Registrable Securities) to the public of no less than the lesser of $500,000 or the remaining Registrable Securities), GDI shall (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Registrable Securities; and (ii) as soon as practicable, use reasonable best efforts to file and effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the
Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder in the group of holders joining in such request as is specified in a written request given within fifteen (15) days after the holder's receipt of such written notice from
GDI. No registration requested by any S-3 Initiating Holders pursuant to this
Section 1.3 shall be deemed a registration pursuant to Section 1.1.

          1.4 Piggyback Registrations.

          (a) Right to Piggyback. From and after the date hereof under the earlier of (i) the fifth anniversary of the date hereof and (ii) the date on which each Purchaser shall have sold all of their respective Registrable
Securities pursuant to the Required Registration Statement, whenever GDI proposes to register any of its securities under the Securities Act (other than pursuant to a registration pursuant to Section 1.3 or a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities, whether or not for sale for its own account, GDI will give prompt written notice (but in no event less than fifteen (15) days before the anticipated filing date) to all holders of Registrable Securities, and such notice shall describe the proposed registration and distribution and offer to all holders of Registrable Securities the opportunity to register the number of Registrable Securities as each such holder may request. GDI will include in such registration all Registrable
Securities with respect to which GDI has received written requests for

                                      -3-

inclusion therein within ten (10) days after the holders' receipt of GDI's notice (a "Piggyback Registration").

          (b) Reasonable Efforts. GDI shall use all reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a
Piggyback Registration to be included on the same terms and conditions as any similar securities of GDI or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.

          (c) Withdrawal. Any Designated Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration
Statement pursuant to this Section 1.4 by giving written notice to GDI of its request to withdraw; provided, that in the event of such withdrawal (other than pursuant to Section 1.4(e) hereof, GDI shall not be required to reimburse such holder for the fees and expenses referred to in Section 1.6(b) hereof incurred by or on behalf of such holder prior to such withdrawal. GDI may withdraw a
Piggyback Registration at any time prior to the time it becomes effective.

          (d) Priority in Registrations. If a Piggyback Registration is an
underwritten primary registration on behalf of GDI, and the managing underwriters advise GDI in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of
Registrable Securities requested to be included on a secondary basis in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of such primary or secondary offering (the "GDI Offering Quantity"), then GDI will include in such registration securities in the following priority:

               (i) First, GDI will include the securities GDI proposes to sell.

               (ii) Second, subject to any rights of other holders of securities of GDI which are prior to the rights of the Purchasers to registration pursuant to agreements set forth on the Disclosure Schedules to the
     Securities Purchase Agreement, GDI will include all Registrable Securities requested to be included by any Designated Holder may request to be so included, and if the number of such Designated Holders' securities requested to be included exceeds GDI Offering Quantity, then GDI shall include only each such requesting Designated Holders' pro rata share of the shares available for registration, based on the amount of securities held by such holder, on an as converted basis.

               (iii) Third, GDI will include other securities of GDI proposed to be included in the registration.

          (e) Cutback. If, as a result of the proration provisions of this
Section 1.4, any Designated Holders shall not be entitled to include all
Registrable Securities in a Piggyback Registration that such Designated Holders has requested to be included, such holder may elect to withdraw his request to include Registrable Securities in such registration but GDI shall be

                                      -4-

required to reimburse such holder for the fees and expenses referred to in
Section 1.6(b) hereof incurred by such holder prior to such withdrawal.

          1.5 Holdback Agreements.

          (a) To the extent not inconsistent with applicable law, in connection with a public offering of securities of GDI, upon the request of GDI or the underwriter, in the case of an underwritten public offering, the underwriters managing such underwritten offering of GDI's securities, each holder of
Registrable Securities who owns at least 5% of the outstanding capital stock of
GDI on an "as-converted" basis or is an officer or director of GDI will not effect any public sale or distribution (other than those included in the registration) of any securities of GDI, or any securities, options or rights convertible into or exchangeable or exercisable for such securities during the seven (7) days prior to and the 90-day period beginning on such effective date, unless (in the case of an underwritten public offering) the managing underwriters otherwise agree to a shorter period of time. Notwithstanding the foregoing, no Designated Holder shall be required to enter into any such "lock up" agreement unless and until all of GDI's executive officers and directors execute substantially similar "lock up" agreements and GDI uses commercially reasonable efforts to cause each holder of more than 5% of its outstanding capital stock to execute substantially similar "lock up" agreements. Neither GDI nor the underwriter shall amend, terminate or waive a "lock up" agreement unless each "lock up" agreement with a Designated Holder is also amended or waived in a similar manner or terminated, as the case may be. Notwithstanding anything to the contrary in this Amended and Restated Agreement, the lock up provisions of this Section 1.5(a) shall not be effective until after the Required Registration
Statement has become effective and it has remained effective for 120 days.

          (b) GDI shall have the right at any time to require that the
Designated Holders of Registrable Securities suspend further open market offers and sales of Registrable Securities pursuant to a Registration Statement filed hereunder whenever in the reasonable judgment of GDI after consultation with counsel there is or may be in existence a Changing Event (as defined in Section
1.6(a)(v)). GDI will give the Designated Holders notice of any such suspension and will use all reasonable best efforts to minimize the length of such suspension.

          (c) In connection with the Required Registration Statement, GDI shall cause each officer or director of GDI to agree to refrain from effecting any public or private sale or distribution of any securities of GDI during the seven
(7) days prior to and the 90-day period following the effective date of the
Required Registration Statement.

          1.6 Registration Procedures.

          (a) Whenever any Registrable Securities are required to be registered pursuant to this Amended and Restated Agreement, GDI will use reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended methods of disposition thereof, and pursuant thereto GDI will as expeditiously as possible:

                                      -5-

               (i) prepare and file with the SEC on any form, if not so
     otherwise provided for, for which GDI qualifies, as soon as practicable after the end of the period within which requests for registration may be given to GDI, a Registration Statement with respect to the offer and sale of such Registrable Securities and thereafter use reasonable best efforts to cause such Registration Statement to become effective and remain effective until the completion of the distribution contemplated thereby or the required time period under this Amended and Restated Agreement, whichever is shorter (and before filing such Registration Statement, GDI will furnish to the counsel selected by the holders of a majority of the
     Registrable Securities initiating such Registration Statement copies of all such documents proposed to be filed); provided, however, that GDI may postpone for not more than sixty (60) calendar days the filing or effectiveness of any registration statement required pursuant to this
     Amended and Restated Agreement other than a Required Registration Statement required to be filed pursuant to Section 1.1 of this Amended and Restated
     Agreement if the Board of Directors, in its good faith judgment, determines that such registration could reasonably be expected to have a material adverse effect on GDI and its stockholders for any reason including, but not limited to, any proposal or plan by GDI to engage in any acquisition or sale of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction then under consideration (in which event, the Designated Holders shall be entitled to withdraw such request, and if such request is withdrawn such registration will not count as a registration statement pursuant to this Amended and
     Restated Agreement) by delivering written notice to the Designated Holders who requested inclusion of Registrable Securities in such Registration
     Statement of its determination to postpone such Registration Statement;
     provided, further, that (i) GDI shall not disclose any information that could be deemed material non-public information to any holder of
     Registrable Securities included in a Registration Statement that is subject to such postponement, (ii) in no event may GDI postpone a filing requested hereunder more than twice in any twelve (12) month period; provided, that any two postponements must be at least three (3) months apart; provided, further, that GDI shall delay the effectiveness of any such registration statement if the SEC rules and regulations prohibit GDI from declaring a
     Registration Statement effective because its financial statements are stale at a time when its fiscal year has ended or it has made an acquisition reportable under Item 2 of Form 8-K or any other similar situation until the earliest time in which the SEC would allow GDI to declare a
     Registration Statement effective (provided that GDI shall use its reasonable best efforts to cure any such situation as soon as possible so that the Registration Statement can be made effective at the earliest possible time);

               (ii) prepare and file with the SEC such amendments and
     supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration
     Statement effective for a period provided for in the applicable Section above, or if not so provided, for a period of twelve (12) months (for a registration pursuant to Rule 415 of the Securities Act) or, if such
     Registration Statement relates to an underwritten offering, such period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of

                                      -6-

     Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such
     Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such
     Registration Statement. In the event GDI shall give any notice pursuant to
     Section 1.5(b), the applicable time period mentioned in this Section
     1.6(a)(ii) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 1.5(b)
     to and including the date when each seller of a Registrable Security covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 1.6(a)(v);

               (iii) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, such number of copies of such Registration
     Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

               (iv) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller and to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration
     Statement is required to be kept effective (provided, that GDI will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph,
     (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

               (v) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event (a "Changing Event") as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, GDI will as soon as possible prepare and furnish to such seller (a
     "Correction Event") a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to

                                      -7-

     make the statements therein not misleading in the light of the circumstances under which they were made;

               (vi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by GDI are then listed and, if not so listed, to be listed on The Nasdaq Stock Market or the Nasdaq SmallCap trading system or the Nasdaq OTC Bulletin Board;

               (vii) provide a transfer agent and registrar for all such
     Registrable Securities not later than the effective date of such
     Registration Statement;

               (viii) enter into such customary agreements (including
     underwriting agreements in customary form with any underwriter, if any is selected by GDI) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in "road shows" and other information meetings organized by an underwriter, if any, provided that any underwriter shall have been selected by GDI;

               (ix) make available for inspection by any seller of Registrable
     Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of GDI, and cause
     GDI's employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

               (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, GDI shall provide to counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") and any other
     Inspector (as defined below) with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, subject to such documents being under GDI's control, and GDI shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC;

               (xi) otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of GDI's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                                      -8-

               (xii) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such Registration Statement for sale in any jurisdiction, GDI will use its reasonable best efforts promptly to obtain the withdrawal of such order;

               (xiii) obtain one or more comfort letters, dated the effective date of such Registration Statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), signed by GDI's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request;

               (xiv) provide a legal opinion of GDI's outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto, the prospectus included therein
     (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

               (xv) subject to execution and delivery of mutually satisfactory confidentiality agreements, make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any managing underwriter (each, an
     "Inspector" and collectively, the "Inspectors"), during normal business hours of GDI at GDI's corporate office in New York, New York and without unreasonable disruption of GDI's business or unreasonable expense to GDI and solely for the purpose of due diligence with respect to the registration statement, non-confidential, legally disclosable, financial and other records and pertinent corporate documents of GDI and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause
     GDI's and its subsidiaries' officers, directors and employees, and the independent public accountants of GDI, to make available for inspection, at such parties' offices during their respective normal business hours and without unreasonable disruption of their business or unreasonable expense to GDI and solely for the purpose of due diligence with respect to a registration statement covering Registrable Securities pursuant to this
     Amended and Restated Agreement all information reasonably requested by any such Inspector in connection with such Registration Statement, provided, that, in each instance the Inspectors execute customary confidentiality agreements prepared by GDI pursuant to which such Inspectors agree not to divulge information of a non-public nature and covenant not to act upon such information in any manner in violation of applicable law;

                                      -9-

               (xvi) subject to execution and delivery of mutually satisfactory confidentiality agreements, keep Holders' Counsel advised as to the initiation and progress of any registration hereunder including, but not limited to, providing Holders' Counsel with all correspondence with the
     SEC;

               (xvii) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable
     Securities and their respective counsel in connection with any filings required to be made with the NASD; and

               (xviii) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

          (b) Registration Expenses. All expenses incident to GDI's performance of or compliance with this Amended and Restated Agreement including, without limitation, all registration and filing fees payable by GDI, fees and expenses of compliance by GDI with securities or blue sky laws, printing expenses of GDI, messenger and delivery expenses of GDI, and fees and disbursements of counsel for GDI, one counsel selected by the Purchasers and all independent certified public accountants of GDI, underwriters (excluding discounts and commissions, which will be paid by the sellers of Registrable Securities) and other Persons retained by GDI will be borne by GDI, and GDI will pay its internal expenses
(including, without limitation, all salaries and expenses of its employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance of GDI and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by GDI are then listed or on The Nasdaq
National Market, Nasdaq SmallCap Market or the OTC Bulletin Board trading system. GDI shall have no obligation to pay any underwriting discounts or commissions attributable to the sale of Registrable Securities and any of the expenses incurred by any holder of Registrable Securities which are not payable by GDI, such costs to be borne by such holder or holders, including, without limitation, underwriting fees, discounts and expenses, if any, applicable to any holder's Registrable Securities; selling commissions or stock transfer taxes applicable to the Registrable Securities registered on behalf of any holder; any other expenses incurred by or on behalf of such holder in connection with the offer and sale of such Holder's Registrable Securities other than expenses which
GDI is expressly obligated to pay pursuant to this Amended and Restated
Agreement.

          1.7 Indemnification.

          (a) Each of GDI and Aduromed agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities and its general or limited partners, officers, directors, members, managers, employees, advisors, representatives, agents and Affiliates (collectively, the
"Representatives") from and against any loss, claim, damage, liability, attorney's fees, cost or expense and costs and expenses of investigating and defending any such claim (collectively, the "Losses"), joint or several, and any action in respect thereof to which such holder of Registrable Securities or its
Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether

                                      -10-

commenced or threatened, in respect thereto) arise out of or are based upon (i)
any untrue or alleged untrue statement of a material fact contained in any
Registration Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and GDI shall reimburse each such holder of Registrable Securities and its Representatives for any reasonable legal or any other expenses incurred by them in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding;
provided, however, that GDI shall not be liable to any such holder or other indemnitee in any such case to the extent that any such Loss (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary or summary prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information prepared and furnished to GDI by such holder expressly for use therein or by failure of any holder of Registrable Securities to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto in violation of applicable law after GDI has furnished such holder of Registrable Securities with copies of the same in such number as requested by such holder. In connection with an underwritten offering, GDI will indemnify such underwriters, their officers and directors and each Person who controls such underwriters
(within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) In connection with any Registration Statement in which the holders of Registrable Securities are participating pursuant to this Amended and
Restated Agreement, the holders of Registrable Securities will furnish to GDI in writing such information as GDI reasonably requests for use in connection with any such Registration Statement or prospectus and, to the fullest extent permitted by law, each such holder of Registrable Securities will indemnify and hold harmless GDI and its Representatives from and against any Losses, severally but not jointly, and any action in respect thereof to which GDI and its
Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration
Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in each case, only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary or summary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information prepared and furnished to GDI by such holder of Registrable Securities expressly for use therein or by failure of such holder of Registrable Securities to deliver a copy of the
Registration Statement or prospectus or any amendments or supplements thereto in violation of applicable law after GDI has furnished such holder of Registrable
Securities with copies of the same in such number as requested by such holder;
provided, however, that such holder of Registrable Securities shall not be liable in any such case to the extent that prior to the filing of any such
Registration Statement or prospectus or

                                      -11-

amendment or supplement thereto, such holder of Registrable Securities has furnished in writing to GDI information expressly for use in such Registration
Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading information previously furnished to GDI; provided, further, however, that the obligation to indemnify will be individual to each such holder of Registrable Securities and will be limited to the net amount of proceeds received by such holder of Registrable Securities from the sale of
Registrable Securities pursuant to such Registration Statement. In no event, however, shall any holder be liable for indirect, incidental or consequential or special damages.

          (c) Promptly after receipt by any Person in respect of which indemnity may be sought pursuant to Section 1.7(a) or 1.7(b) (an "Indemnified Party") of
notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "Indemnifying Party"), promptly notify the
Indemnifying Party in writing of the claim or the commencement of such action;
provided, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified
Party otherwise than under Section 1.7(a) or 1.7(b) except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified
Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its
Representatives who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the
Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the
Indemnified Party shall have mutually agreed to the retention of such counsel or
(ii) in the written opinion of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys
(together with appropriate local counsel) at any time for all Indemnified
Parties. No Indemnifying Party shall, without the prior written consent of the
Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified
Party from all liability arising out of such claim or proceeding other than the payment of monetary damages by the Indemnifying Party on behalf of the
Indemnified Party. Whether or not the defense of any claim or action is assumed by

                                      -12-

the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

          (d) If the indemnification provided for in this Section 1.7 is unavailable to the Indemnified Parties in respect of any Losses referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified
Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by GDI on the one hand and the holders of the
Registrable Securities on the other from the offering of the Registrable
Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of GDI on the one hand and the holders of the Registrable
Securities on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations.
The relative fault of GDI on the one hand and of each holder of the Registrable
Securities on the other shall be determined by reference to, among other things, whether any action taken, including any untrue or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          GDI and the holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 1.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified
Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.
Notwithstanding the provisions of this Section 1.7, no holder of the Registrable
Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such holder were offered to the public exceeds the amount of any Losses which such holder has otherwise paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each holder's obligations to contribute pursuant to this
Section 1.7 is several in the proportion that the proceeds of the offering received by such holder of the Registrable Securities bears to the total proceeds of the offering received by all the holders of the Registrable
Securities and not joint.

          1.8 Participation in Underwritten Registrations.

          (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or
Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-

                                      -13-

allotment or "green shoe" option requested by the managing underwriter(s), provided, that each holder of Registrable Securities shall not be required to sell more than the number of Registrable Securities that such holder has requested GDI to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Amended and Restated Agreement.

          (b) Each Person that is participating in any registration under this
Amended and Restated Agreement agrees that, upon receipt of any notice from GDI of the happening of any event of the kind described in Section 1.6(a)(v) above, such Person will forthwith discontinue the disposition of its Registrable
Securities pursuant to the Registration Statement and all use of the
Registration Statement or any prospectus or related document until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 1.6(a)(v) and, if so directed by GDI, will deliver to GDI (at GDI's expense) all copies, other than permanent file copies, then in holder's possession of such documents at the time of receipt of such notice. Furthermore, each holder agrees that if such holder uses a prospectus in connection with the offering and sale of any of the Registrable Securities, the holder will use only the latest version of such prospectus provided by GDI.

     2. Transfers of Certain Rights.

          2.1 Transfer. The rights granted to a Purchaser under this Amended and
Restated Agreement may be transferred by such Purchaser in connection with a transfer by such Purchaser of any Registrable Security.

          2.2 Transferees. Any permitted transferee to whom rights under this
Amended and Restated Agreement are transferred shall, as a condition to such transfer, deliver to GDI a written instrument by which such transferee agrees to be bound by the obligations imposed upon a Purchaser under this Amended and
Restated Agreement to the same extent as if such transferee were a Purchaser hereunder. Any purported transfer that does not comply with the terms of this
Section 2.2 shall be deemed null and void.

     3. Certain Definitions. The following capitalized terms shall have the meanings ascribed to them below:

          "Affiliate" means any Person that directly or indirectly controls, or is under control with, or is controlled by such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by"
and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "Closing Price" means, with respect to the Registrable Securities (a)
if the shares are listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market,
the last reported sales price as reported on such

                                      -14-

exchange or market; (b) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or
Nasdaq SmallCap Market, the average of the last reported closing bid and asked quotation for the shares as reported on the National Association of Securities
Dealers Automated Quotation System ("NASDAQ") or a similar service if NASDAQ is not reporting such information; (c) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National
Market or Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the shares as quoted by a market maker in the shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation). In the absence of any available public quotations for the GDI Common Stock, the Board and a majority of the
Holders shall determine in good faith the fair value of the GDI Common Stock

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Market Price" means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding five (5) on which the national securities exchanges are open for trading.

          "Person" means any individual, company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

          "Registrable Securities" means (i) the GDI Conversion Shares, (ii) the
GDI Warrants and the GDI Warrant Shares, and (iii) any shares of GDI Common
Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) and (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

          "Registration Statement" means any registration statement of GDI filed under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Amended and Restated Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

          "SEC" means the United States Securities and Exchange Commission or
any other federal agency at the time administering the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                                      -15-

     4. Miscellaneous.

          4.1 Recapitalizations, Exchanges, etc. The provisions of this Amended and Restated Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities, (ii) any and all shares of GDI Common
Stock into which the Registrable Securities are converted, exchanged or substituted in any recapitalization or other capital reorganization by GDI and
(iii) any and all equity securities of GDI or any successor or assign of GDI
(whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. GDI shall cause any successor or assign
(whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Purchasers on terms substantially the same as this Amended and Restated Agreement as a condition of any such transaction.

          4.2 No Inconsistent Agreements. GDI has not and shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Purchasers in this Amended and Restated Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or materially inconsistent with the rights granted in this Amended and Restated
Agreement.

          4.3 Amendments and Waivers. The provisions of this Amended and
Restated Agreement may be amended and GDI may take action herein prohibited, or omit to perform any act herein required to be performed by it, if, but only if,
GDI has obtained the written consent of a majority in interest of the
Registrable Securities (and the securities convertible into or exercisable to acquire the those securities) then in existence.

          4.4 Severability. Whenever possible, each provision of this Amended and Restated Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amended and
Restated Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amended and Restated Agreement.

          4.5 Counterparts. This Amended and Restated Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.6 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or four business days after being mailed by registered or certified mail (postage prepaid for the most expeditious form of

                                      -16-

delivery, return receipt requested), to the parties at the following addresses
(or to such other address or telex or telecopy number as a party may have specified by notice given to the other party pursuant to this provision):

               If to Aduromed or GDI, to:

               Damien R. Tanaka, President
               Aduromed Corporation
               153 Greenwood Avenue, Suite 11-13
               Bethel, CT 06801
               Fax Number: (203) 798-9147

               with a copy to (which shall not constitute notice):

               James M. Rae, Esq.
               Stairs Dillenbeck Finley
               330 Madison Avenue, 29th Floor
               New York, NY 10017
               Fax Number: (212) 687-3523

               If to the Purchaser, to:

               The address or facsimile number of each Purchaser as recorded in the stockholders records of GDI.

          4.7 Governing Law. This Amended and Restated Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules or provisions.

          4.8 Forum; Service of Process. Any legal suit, action or proceeding brought by any party or any of its affiliates arising out of or based upon this
Amended and Restated Agreement shall be instituted in any federal or state court in New York County, New York, and each party waives any objection which it may now or hereafter have to the laying of venue or any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

          4.9 Captions. The captions, headings and arrangements used in this
Amended and Restated Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

          4.10 No Prejudice. The terms of this Amended and Restated Agreement shall not be construed in favor of or against any party on account of its participation in the preparation hereof.

                                      -17-

          4.11 Words in Singular and Plural Form. Words used in the singular form in this Amended and Restated Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

          4.12 Remedy for Breach. GDI hereby acknowledges that in the event of any breach or threatened breach by GDI of any of the provisions of this Amended and Restated Agreement, the holders of the Registrable Securities would have no adequate remedy at law and could suffer substantial and irreparable damage.
Accordingly, GDI hereby agrees that, in such event, the holders of the
Registrable Securities shall be entitled, and notwithstanding any election by any holder of the Registrable Securities to claim damages, to obtain a temporary and/or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which any holder of the Registrable Securities may have at law or in equity.

          4.13 Successors and Assigns; Third Party Beneficiaries. This Amended
and Restated Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, each subsequent holder of the
Registrable Securities and their respective permitted successors and assigns and executors, administrators and heirs. Holders of the Registrable Securities are intended third party beneficiaries of this Amended and Restated Agreement and this Amended and Restated Agreement may be enforced by such holders.

          4.14 Entire Agreement. This Amended and Restated Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

                  [Remainder of page intentionally left blank.]

                                      -18-

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and
Restated Registration Rights Agreement to be duly executed as of the date and year first written above.

                                        GENERAL DEVICES, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ADUROMED CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      -20-

                                        PURCHASERS:

                                        PEQUOT SCOUT FUND, L.P.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Manager

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      -21-

                                        PEQUOT MARINER MASTER FUND, L.P.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Manager

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      -22-

                                        PEQUOT NAVIGATOR OFFSHORE FUND, INC.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Advisor

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      -23-

                                        PEQUOT DIVERSIFIED MASTER FUND, LTD.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Manager

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      -24-

                                        PREMIUM SERIES PCC LIMITED CELL 33

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      -25-

                                        SHERLEIGH ASSOCIATES INC. DEFINED
                                        BENEFIT PENSION PLAN

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      -26-

                                    EXHIBIT P

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

     This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Amended and
Restated Agreement"), dated as of January 23, 2006, is by and among Aduromed
Corporation, a Delaware corporation ("Aduromed"), General Devices, Inc.,
Delaware corporation ("GDI"), each holder of GDI Series A Preferred and GDI
Series B Preferred (collectively, the "Preferred Holders") and the Persons holding a majority of the issued and outstanding shares of GDI's Common Stock set forth on Annex A hereto (collectively the "Common Holders" and together with the Preferred Holders, the "Stockholders"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Amended and Restated Securities Purchase Agreement (as defined below).

     WHEREAS, Aduromed, the Preferred Holders and certain other Persons have heretofore entered into that certain Stockholders Agreement, dated as of
September 30, 2005 (the "Original Agreement");

     WHEREAS, Aduromed has heretofore entered into that certain Amended and
Restated Agreement and Plan of Merger, dated as of January 23, 2006 (the "Merger
Agreement"), by and among Aduromed, GDI, GD MergerSub, Inc., a Delaware corporation, and GD MergerSub II, Inc., a Delaware corporation ("MergerSub"), pursuant to which MergerSub agreed to merge with and into Aduromed (the
"Merger"), with Aduromed as the surviving entity of the Merger;

     WHEREAS, in connection with the Merger, GDI has issued to the Preferred
Holders certain shares of GDI Series A Preferred and First Closing GDI Warrants;
and

     WHEREAS, in connection with the Merger, Aduromed, GDI and the Preferred
Holders have heretofore entered into that certain Amended and Restated
Securities Purchase Agreement, dated as of January 23, 2006 (the "Amended and
Restated Purchase Agreement"), pursuant to which GDI has issued to the Preferred
Holders certain shares of GDI Series B Preferred and Second Closing GDI
Warrants; and

     WHEREAS, pursuant to the Original Agreement, in connection with the Merger,
Aduromed is required to cause GDI to enter into this Amended and Restated
Agreement with the Preferred Holders and the other parties hereto;

     NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and other good and valuable consideration, the receipt of which is acknowledged, the parties hereto hereby agree that the Original Agreement be, and hereby is, amended and restated in its entirety as herein set forth:

     1. Definitions. As used in this Amended and Restated Agreement, the following terms shall have the meanings set forth below:

          "Aduromed" has the meaning set forth in the preamble to this Amended and Restated Agreement.

          "Affiliate" shall mean any Person who is an "affiliate" as defined in
Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, any limited partner or member, as the case may be, of a Stockholder shall be deemed to be an Affiliate of such Stockholder.

          "Amended and Restated Agreement" means this Amended and Restated
Stockholders Agreement as the same may be amended, restated, supplemented or modified in accordance with the terms herein.

          "Board of Directors" means the Board of Directors of GDI.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

          "Charter Documents" means the certificate of incorporation and bylaws of GDI as in effect from time to time.

          "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "Common Holders" has the meaning set forth in the preamble to this
Amended and Restated Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "GDI" has the meaning set forth in the preamble to this Amended and
Restated Agreement.

          "Issuance Notice" has the meaning set forth in Section 2.3(a) of this
Amended and Restated Agreement.

          "Management Designees" has the meaning set forth in Section 3.3(c) of this Amended and Restated Agreement.

          "Permitted Securities" means (i) the GDI Series A Preferred, GDI
Series B Preferred and GDI Warrants issued or to be issued pursuant to the
Merger Agreement and/or Amended and Restated Securities Purchase Agreement, (ii)
the GDI Conversion Shares issuable upon conversion of the GDI Series A Preferred and GDI Series B Preferred, (iii) the GDI Warrant Shares issuable upon exercise of the GDI Warrants and (iv) any Securities issuable pursuant to an employee stock option plan approved by each of the Preferred Designees.

          "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                                        2

          "Preemptive Interests" has the meaning set forth in Section 2.3 of this Amended and Restated Agreement.

          "Preemptive Purchaser" has the meaning set forth in Section 2.3(b)(i)
of this Amended and Restated Agreement.

          "Preferred Designees" has the meaning set forth in Section 3.3(b) of this Amended and Restated Agreement.

          "Preferred Holders" has the meaning set forth in the preamble to this
Amended and Restated Agreement.

          "Pro Rata Share" means, with respect to any Preferred Holder, a quotient, expressed as a percentage, (i) the numerator of which is equal to the aggregate number of shares of GDI Series A Preferred and GDI Series B Preferred then held by such Preferred Holder and (ii) the denominator of which is equal to the aggregate number of shares of GDI Series A Preferred and GDI Series B
Preferred then held by all Preferred Holders.

          "Response Notice" has the meaning set forth in Section 2.3(b)(i) of this Amended and Restated Agreement.

          "Securities" means, collectively, the Shares, the Warrants and any other equity security of GDI now or hereafter issued and outstanding.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Shares" means, collectively, all shares, whether now owned or hereafter acquired, of GDI Common Stock, GDI Series A Preferred, GDI Series B
Preferred, GDI Warrant Shares, GDI Conversion Shares or of any other series or class of capital stock of GDI.

          "Stockholders" means, collectively, (a) the Preferred Holders, (b) the
Common Holders and (c) any other Person that becomes a party hereto and has agreed to be or is bound by the terms and conditions of this Amended and
Restated Agreement as a "Stockholder" hereunder.

          "Stockholders Meeting" has the meaning set forth in Section 3.1 of this Amended and Restated Agreement.

          "Subsequent Issuance Notice" has the meaning set forth in Section
2.3(b)(ii) of this Amended and Restated Agreement.

          "Subsequent Response Notice" has the meaning set forth in Section
2.3(b)(ii) of this Amended and Restated Agreement.

          "Transfer" means any transfer, exchange, sale or other disposition.

                                       3

          "Unrestricted Additional Securities" has the meaning set forth in
Section 2.3(c) of this Amended and Restated Agreement.

          "Unrestricted Securities" has the meaning set forth in Section
2.3(b)(ii) of this Amended and Restated Agreement.

          "Written Consent" has the meaning set forth in Section 3.1 of this
Amended and Restated Agreement.

     2. After-Acquired Securities; Agreement to be Bound; Preemptive Rights.

          2.1 After-Acquired Securities. All of the provisions of this Amended and Restated Agreement shall apply to all of the Securities now owned or which may be issued or Transferred hereafter to a Stockholder in consequence of any additional issuance, purchase, exchange or reclassification of any of such
Securities, any exercise of any security convertible or exercisable into a
Security, any corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a
Stockholder in any other manner. No Stockholder may Transfer any Security unless the transferee thereof shall, as a condition precedent to such Transfer, agree in writing to be bound by the terms and conditions of this Amended and Restated
Agreement as a "Stockholder" hereunder.

          2.2 Agreement to be Bound. GDI shall not issue any Securities to any
Person not a party to this Amended and Restated Agreement unless such Person has agreed in writing to be bound by the terms and conditions of this Amended and
Restated Agreement as a "Stockholder" hereunder. Upon becoming a party to this
Amended and Restated Agreement, such Person shall be deemed to be, and shall be subject to the same obligations as, a Stockholder, Preferred Holder or Common
Holder, as applicable, hereunder. Any issuance of Securities by GDI in violation of this Section 2.2 shall be null and void ab initio and neither GDI nor any transfer agent shall give effect in GDI's stock records to such attempted issuance. The foregoing provisions shall not, in any case, be applicable to any issuance or Transfer of Shares made to underwriters in connection with an underwritten public offering of such Shares registered under the Securities Act or any issuance or Transfer of Shares that is conducted publicly through one or more registered broker dealers over a stock exchange or interdealer quotation service where the Shares are listed or quoted.

          2.3 Preemptive Rights. After the date hereof, in the event that GDI proposes to issue any Securities other than Permitted Securities (collectively,
"Preemptive Interests"), GDI shall comply with the provisions of this Section
2.3.

               (a) Issuance Notice. GDI shall give the Preferred Holders written notice of GDI's intention to issue such Preemptive Interests (the "Issuance
Notice"), describing the material terms of the Preemptive Interests, the price at which such Preemptive Interests will be issued or sold and the material terms upon which GDI proposes to issue or sell such Preemptive Interests, including the anticipated date of such issuance or sale.

               (b) Response Notice.

                                       4

                    (i) Each Preferred Holder shall have thirty (30) days from the date the Issuance Notice is received to agree to purchase all (but not less than all) of such Preferred Holder's Pro Rata Share of such Preemptive Interests by giving written notice to GDI of its desire to purchase such Preferred
Holder's Pro Rata Share of such Preemptive Interests (the "Response Notice").
Such Response Notice shall constitute the irrevocable agreement of such
Preferred Holder (a "Preemptive Purchaser") to purchase all (but not less than all) of such Preemptive Purchaser's Pro Rata Share of the Preemptive Interests
at the price and upon the terms stated in the Issuance Notice.

                    (ii) In the event any Preemptive Interests remain
unsubscribed thirty (30) days after delivery of the Issuance Notice (the
"Unsubscribed Securities"), GDI shall promptly issue a subsequent Issuance
Notice (the "Subsequent Issuance Notice") to each Preemptive Purchaser. Each
Preemptive Purchaser shall have ten (10) days from the date the Subsequent
Issuance Notice is received to agree to purchase all or any portion of the
Unsubscribed Securities by giving a second Response Notice (the "Subsequent
Response Notice") and stating therein the quantity of Unsubscribed Securities to be purchased. Such Subsequent Response Notice shall constitute the irrevocable agreement of such Preemptive Purchaser to purchase the quantity of Unsubscribed
Securities indicated in such Subsequent Response Notice at the price and upon the terms stated in the Issuance Notice. If such Preemptive Purchasers subscribe for more than the Unsubscribed Securities available, the Unsubscribed Securities shall be allocated among each such Preemptive Purchaser in proportion to each such Preemptive Purchaser's respective Pro Rata Share.

               (c) Unsubscribed Securities. In the event any Unsubscribed
Securities remain unsubscribed ten (10) days after delivery of the Subsequent
Issuance Notice (the "Unrestricted Additional Securities"), GDI shall have the right, but not the obligation, to issue and sell such Unrestricted Additional
Securities to any Person within ninety (90) days from the date of the initial
Issuance Notice at a price and upon the terms that are not materially less favorable to GDI than those specified in the Issuance Notice. If GDI proposes to issue any Preemptive Interests after such 90-day period or at a price or upon terms that are materially less favorable to GDI than those specified in the
Issuance Notice, it must again comply with this Section 2.3.

               (d) Closings of Sales of Preemptive Interests. Any purchase of
Preemptive Interests by any Preemptive Purchaser pursuant to the this Section
2.3 shall be consummated on the closing date specified in the Issuance Notice
(or, if other Persons are purchasing Unrestricted Additional Securities, the date on which such Unrestricted Additional Securities are first issued and sold to such other Persons).

     3. Corporate Governance.

          3.1 General. From and after the execution of this Amended and Restated
Agreement, each Stockholder shall vote its Shares at any regular or special meeting of stockholders of GDI (a "Stockholders Meeting") or in any written consent executed in lieu of such a meeting of stockholders (a "Written
Consent"), and shall take all other actions necessary, to give effect to the provisions of this Amended and Restated Agreement (including, without limitation, Section 3.3 hereof) and to ensure that the Charter Documents do not, at any time

                                       5

hereafter, conflict in any respect with the provisions of this Amended and
Restated Agreement, it being understood and agreed by the parties hereto that the Charter Documents do not, as of the date hereof, conflict in any respect with the provisions of this Amended and Restated Agreement. In addition, each
Stockholder shall vote its Shares at any Stockholders Meeting or act by Written
Consent with respect to such Shares, upon any matter submitted for action by
GDI's stockholders or with respect to which such Stockholder may vote or act by
Written Consent, in conformity with the specific terms and provisions of this
Amended and Restated Agreement and the Charter Documents.

          3.2 Stockholder Actions. In order to effectuate the provisions of this
Section 4, each Stockholder (a) hereby agrees that when any action or vote is required to be taken by such Stockholder pursuant to this Amended and Restated
Agreement, such Stockholder shall use its reasonable best efforts to call, or cause the appropriate officers and directors of GDI to call, a Stockholders
Meeting, or to execute or cause to be executed a Written Consent to effectuate such stockholder action, (b) shall use its reasonable best efforts to cause the
Board of Directors to adopt, either at a meeting of the Board of Directors or by unanimous written consent of the Board of Directors, all the resolutions necessary to effectuate the provisions of this Amended and Restated Agreement, and (c) shall use its reasonable best efforts to cause the Board of Directors to cause the Secretary of GDI, or if there be no Secretary, such other officer of
GDI as the Board of Directors may appoint to fulfill the duties of Secretary, not to record any vote or consent contrary to the terms of this Section 3.

          3.3 Election of Directors; Number and Composition. Each Stockholder
shall vote its Shares at any Stockholders Meeting, or act by Written Consent
with respect to such Shares, and take all other actions necessary to ensure:

               (a) that the number of directors constituting the entire Board of
Directors shall be seven;

               (b) for so long as the Preferred Holders own at least ten (10%)
percent of the outstanding shares of GDI Common Stock (calculated as if all shares of GDI Series A Preferred and GDI Series B Preferred shall have been converted into shares of GDI Common Stock and all GDI Warrants shall have been exercised for shares of GDI Common Stock), the election to the Board of
Directors of at least two members (the "Preferred Designees") designated by the holders of at least a majority of the outstanding shares of the GDI Series A
Preferred and GDI Series B Preferred (or any shares of GDI Common Stock into which such shares of GDI Series A Preferred or GDI Series B Preferred shall have been converted);

               (c) for so long as Damien Tanaka is employed as the Chief
Executive Officer of GDI, the election to the Board of Directors of five members
(the "Management Designees") designated by Damien Tanaka;

               (d) for so long as the Preferred Holders own at least ten (10%)
percent of the outstanding shares of GDI Common Stock (calculated as if all shares of GDI Series A Preferred and GDI Series B Preferred shall have been converted into shares of GDI Common Stock and all GDI Warrants shall have been exercised for shares of GDI Common Stock), that at least one Preferred Designee shall be appointed to each committee of the Board of Directors

                                       6

including any audit committee, compensation committee or executive committee of the Board of Directors; and

               (e) the boards of directors of each subsidiary of GDI shall be comprised of the same Persons that are from time to time members of the Board of
Directors.

          3.4 Removal and Replacement of Designees.

               (a) Removal of Designees.

                    (i) If at any time, the holders of at least a majority of
the outstanding shares of the GDI Series A Preferred and GDI Series B Preferred
notifies the other Stockholders of their wish to remove at any time and for any reason (or no reason) any of the Preferred Designees, then each Stockholder shall vote all of its Shares so as to remove such Preferred Designee.

                    (ii) If at any time, Damien Tanaka notifies the other
Stockholders of his wish to remove at any time and for any reason (or no reason)
any of the Management Designees, then each Stockholder shall vote all of its
Shares so as to remove such Management Designee.

               (b) Replacement of Designees.

                    (i) If at any time, a vacancy is created on the Board of
Directors by reason of the incapacity, death, removal or resignation of any of the Preferred Designees, then the holders of at least a majority of the outstanding shares of the GDI Series A Preferred and GDI Series B Preferred
shall designate an individual who shall be elected to fill the vacancy until the next Stockholders Meeting. Upon receipt of notice of the designation of a nominee pursuant to this Section 3.4(b)(i) each Stockholder shall, as soon as practicable after the date of such notice, take all reasonable actions, including the voting of its Shares, to elect the director so designated to fill the vacancy.

                    (ii) If at any time, a vacancy is created on the Board of
Directors by reason of the incapacity, death, removal or resignation of any of the Management Designees, then Damien Tanaka shall designate an individual who shall be elected to fill the vacancy until the next Stockholders Meeting. Upon receipt of notice of the designation of a nominee pursuant to this Section
3.4(b)(ii) each Stockholder shall, as soon as practicable after the date of such notice, take all reasonable actions, including the voting of its Shares, to elect the director so designated to fill the vacancy.

          3.5 Reimbursement of Expenses. Preferred Designees and Management
Designees will be entitled to reimbursement by GDI for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as members of the Board of Directors, including, without limitation, travel expenses incurred in connection with their attendance at meetings of the Board of
Directors.

                                       7

          3.6 Director's and Officer's Indemnification and Insurance. For so
long as any Preferred Director or Management Designee serves on the Board of
Directors or the board of directors of any of GDI's subsidiaries, and for a period of at least six (6) years thereafter, GDI and the Stockholders hereby agree to (i) provide in the certificate of incorporation of GDI and each of its subsidiaries on whose boards of directors such Preferred Designee or Management
Director serves, and their respective by-laws, for indemnification and reimbursement of expenses of directors and officers to the fullest extent and in the manner permitted by the General Corporation Law of Delaware or the general corporation law of the state of its incorporation, as applicable; and (ii)
purchase and maintain director and officer insurance in an amount of at least $1 million on behalf of any Person who is or was a director or an officer of GDI and its subsidiaries on whose boards such Preferred Designee or Management
Director serves, or is or was serving at the request of GDI or such subsidiary as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Person and incurred by him or her in any such capacity, or arising out of his or her status as such. As soon as practicable following the date hereof, GDI shall purchase satisfactory director's and officer's insurance, subject to the approval of the
Board of Directors.

          3.7 Directors' Meetings. GDI shall call, and use its best efforts to have, regular meetings of the Board of Directors not less frequently than quarterly.

          3.8 Observer. For so long as the Preferred Holders own at least ten
(10%) percent of the outstanding shares of GDI Common Stock (calculated as if all shares of GDI Series A Preferred and GDI Series B Preferred shall have been converted into shares of GDI Common Stock and all GDI Warrants shall have been exercised for shares of GDI Common Stock), the holders of at least a majority of the shares of GDI Series A Preferred and GDI Series B Preferred outstanding shall have the right to have, in addition to any Preferred Designee, one representative present at all meetings of the Board of Directors and all committees of the Board of Directors.

          3.9 Employment Agreements.

               (a) Promptly following the date hereof, Aduromed , GDI and Damien
Tanaka shall enter into an amended and restated employment agreement, on terms substantially identical to those set forth in the existing employment agreement between Aduromed and Damien Tanaka, providing that Damien Tanaka shall be engaged as Chief Executive Officer and President of GDI.

               (b) Promptly following the date hereof, Aduromed , GDI and Kevin
Dunphy shall enter into an amended and restated employment agreement, on terms substantially identical to those set forth in the existing employment agreement between Aduromed and Kevin Dunphy, providing that Kevin Dunphy shall be engaged as Chief Financial Officer and Treasure of GDI.

     4. Information Rights. GDI shall furnish the following information to each
Preferred Holder for so long as such Preferred Holder owns any shares of GDI
Series A Preferred or GDI Series B Preferred:

                                       8

               (a) within ninety (90) days after the end of each fiscal year of
GDI, an audited consolidated balance sheet of GDI and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended (provided, that, at any time that GDI has at least one class of equity securities registered under the Securities Act, in the event that GDI shall timely and properly file with the Commission, in accordance with applicable Commission rules and regulations, a request for extension of the time period in which GDI is obligated to file with the Commission the financial statements referenced in this clause (a), the time period in which GDI must deliver to the Preferred
Holders such financial statements pursuant to this clause (a) shall be correspondingly be extended);

               (b) within forty-five (45) days after the end of each fiscal quarter (other than the last fiscal quarter in each fiscal year), an unaudited consolidated balance sheet of GDI and its subsidiaries and the related unaudited consolidated statements of income, stockholders' equity and cash flows, such consolidated balance sheet to be as of the end of such quarter and such consolidated statements of income, stockholders' equity and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter (provided, that, at any time that GDI has at least one class of equity securities registered under the Securities Act, in the event that GDI shall timely and properly file with the Commission, in accordance with applicable Commission rules and regulations, a request for extension of the time period in which GDI is obligated to file with the Commission the financial statements referenced in this clause (b), the time period in which GDI must deliver to the Preferred Holders such financial statements pursuant to this clause (b) shall be correspondingly be extended);

               (c) if prepared by GDI in the ordinary course of business, as promptly as reasonably practicable following such preparation, monthly unaudited consolidated balance sheets of GDI and its subsidiaries and the related monthly unaudited consolidated statements of income, stockholders' equity and cash flows;

               (d) at least thirty (30) days prior to the start of each fiscal year, a copy of GDI's proposed annual budget for such fiscal year; and

               (e) such additional information about GDI and its subsidiaries as such Preferred Holder reasonably requests.

     5. Stock Certificate Legend. A copy of this Amended and Restated Agreement shall be filed with the Secretary of GDI and kept with the records of GDI. Each certificate representing Securities now held or hereafter acquired by any
Stockholder shall for as long as this Amended and Restated Agreement is effective bear legends substantially in the following forms:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL
     RESTRICTIONS ON VOTING AS SET FORTH IN THE AMENDED AND RESTATED
     STOCKHOLDERS AGREEMENT, DATED JANUARY 23, 2006, AMONG THE COMPANY AND
     CERTAIN STOCKHOLDERS OF THE COMPANY NAMED THEREIN, A COPY OF

                                       9

     WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL
     NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY
     UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF
     THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT.

     If any Securities shall cease to be subject to the restrictions on Transfer and voting set forth in this Amended and Restated Agreement, GDI shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Securities without the legend required by this Section 5 endorsed thereon.

     6. Miscellaneous.

          6.1 Notices. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier (provided that delivery by telecopier shall be followed by delivery of an additional copy personally, by mail or overnight courier), courier service, overnight mail or personal delivery:

          (i)  if to Aduromed or GDI:

               Damien R. Tanaka, President
               Aduromed Corporation
               153 Greenwood Avenue, Suite 11-13
               Bethel, CT 06801
               Fax Number: (203) 798-9147

               with a copy to (which shall not constitute notice):

               James M. Rae, Esq.
               Stairs Dillenbeck Finley
               330 Madison Avenue, 29th Floor
               New York, NY 10017
               Fax Number: (212) 687-3523

          (ii) if to any Stockholder, at its address as it appears on the record books of GDI.

Any party may by notice given in accordance with this Section 6.1 designate another address or Person for receipt of notices hereunder. All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

                                       10

          6.2 Successors and Assigns. This Amended and Restated Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, legatees and legal representatives.

          6.3 Amendment and Waiver.

               (a) Except as specifically set forth in this Amended and Restated
Agreement, no failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

               (b) Except as specifically set forth in this Amended and Restated
Agreement, any amendment, supplement or modification of or to any provision of this Amended and Restated Agreement, any waiver of any provision of this Amended and Restated Agreement, and any consent to any departure by any party from the terms of any provision of this Amended and Restated Agreement, shall be effective only if it is made or given in writing and signed by (i) GDI and (ii)
Stockholders holding a majority of the Shares held by the Stockholders
(calculated on an as converted into GDI Common Stock basis). Any such amendment, supplement, modification, waiver or consent shall be binding upon GDI, Aduromed and all of the Stockholders.

               (c) Notwithstanding anything set forth to the contrary herein, no amendment, supplement, waiver or modification of any provision of this Amended and Restated Agreement shall be effective without the written consent of
Preferred Holders holding at least a majority of the GDI Series A Preferred and
GDI Series B Preferred then outstanding.

          6.4 Counterparts. This Amended and Restated Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

          6.5 Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder.
Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

          6.6 Headings. The headings in this Amended and Restated Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          6.7 GOVERNING LAW. THIS AMENDED AND RESTATED AGREEMENT SHALL BE
GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,
WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION. ALL
ACTIONS AND PROCEEDINGS

                                       11

ARISING OUT OF OR RELATING TO THIS AMENDED AND RESTATED AGREEMENT SHALL BE
BROUGHT BY THE PARTIES AND HEARD AND DETERMINED ONLY IN A FEDERAL OR STATE COURT
LOCATED IN THE STATE OF NEW YORK AND THE PARTIES HERETO CONSENT TO JURISDICTION
BEFORE AND WAIVE ANY OBJECTIONS TO THE VENUE OF SUCH FEDERAL AND NEW YORK
COURTS. THE PARTIES HERETO AGREE TO ACCEPT SERVICE OF PROCESS IN CONNECTION WITH
ANY SUCH ACTION OR PROCEEDING IN ANY MANNER PERMITTED FOR A NOTICE HEREUNDER.

          6.8 Severability. If any provision of this Amended and Restated
Agreement is held by a court of competent jurisdiction to be void, invalid or otherwise unenforceable, in whole or in part, then such provision shall be severed from this Amended and Restated Agreement and shall be inoperative, the remaining portions of this Amended and Restated Agreement shall remain in effect and the parties hereto will use their best efforts to substitute for the void, invalid or unenforceable provision a new provision of like economic intent and effect.

          6.9 Confidentiality. Except as may be required by applicable law or as otherwise agreed among the parties hereto, without the prior affirmative vote or written consent of at least a majority of the members of the Board of Directors, neither GDI, Aduromed, the Stockholders nor any of their respective Affiliates shall at any time publicly divulge, disclose, disseminate, announce or release any information to any Person concerning this Amended and Restated Agreement, the transactions contemplated hereby, any trade secrets or other confidential information of GDI, Aduromed or the Stockholders, without first obtaining the prior written consent of the other parties hereto; provided, however, that (i)
the Stockholders shall be entitled to disclose information with respect to their investment in GDI and Aduromed on any reports that the Stockholders furnish to their investors or as otherwise required by applicable law and (ii) GDI and
Aduromed shall be entitled to disclose its trade secrets or other confidential information not related to this Amended and Restated Agreement or the transactions contemplated hereby in any manner consistent with good business practice.

          6.10 Entire Agreement. This Amended and Restated Agreement, together with the exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Amended and Restated Agreement, together with the exhibits hereto, supersedes all prior agreements and understandings among the parties with respect to such subject matter.

          6.11 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

          6.12 Recapitalizations, Exchanges, etc. GDI shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new stockholders agreement with the Stockholders on terms substantially the same as this Amended and Restated Agreement as a condition of any such transaction.

                                       12

          6.13 No Third Party Beneficiaries. This Amended and Restated Agreement
is entered into solely among, and may be enforced only by, the parties hereto.
This Amended and Restated Agreement shall not be deemed to create any rights in any third parties, including suppliers, customers and employees of any party, or to create any obligations of a party to any such third parties.

          6.14 Term and Termination. The provisions of Section 2.3 of this
Amended and Restated Agreement shall terminate on the date on which GDI consummates an underwritten public offering of its common stock, with an aggregate price to the public of not less than $50 million (without deduction for underwriting fees, commissions or discounts), pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of GDI (or such successor entity) following which such common stock is listed on a national securities exchange or the National
Association of Securities Dealers National Market System.

                               [Signatures Follow]

                                       13

          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amended and Restated Stockholders Agreement on the date first written above.

                                        GDI:

                                        GENERAL DEVICES, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        ADUROMED:

                                        ADUROMED CORPORATION

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        STOCKHOLDERS:

                                        PEQUOT SCOUT FUND, L.P.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Manager

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        PEQUOT MARINER MASTER FUND, L.P.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Manager

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        PEQUOT NAVIGATOR OFFSHORE FUND, INC.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Advisor

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        PEQUOT DIVERSIFIED MASTER FUND, LTD.

                                        By: Pequot Capital Management, Inc.,
                                            its Investment Manager

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        PREMIUM SERIES PCC LIMITED CELL 33

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        SHERLEIGH ASSOCIATES INC. DEFINED
                                        BENEFIT PENSION PLAN

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: